EXHIBIT 10.21



        AMENDED AND RESTATED MULTI-YEAR CREDIT AGREEMENT



                   ______ ______ ______ ______



                            IBP, inc.

                               and

               BANK OF AMERICA NATIONAL TRUST AND
                 SAVINGS ASSOCIATION, as Co-Agent

                               and

                FIRST BANK NATIONAL ASSOCIATION,
                   As Administrative Agent

                           Arranged By

                       BA SECURITIES, INC.



                   ______ ______ ______ ______

                  DATED AS OF December 21, 1995















                        TABLE OF CONTENTS



1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .. . .-1-
     1.1   Accounting Terms. . . . . . . . . . . . . . .. . . . . . .-1-
     1.2   Other Terms . . . . . . . . . . . . .. . . . . . . . . . .-2-

2.   THE COMMITTED LOAN FACILITY . . . . . . . . . . . . . . . .. . -20-
     2.1   The Committed Loans . . . . . . . . . . . . .. . . . . . -20-
     2.2   Borrowing Procedure . . . . . . . . .. . . . . . . . . . -20-
     2.3   The Committed Loan Notes. . .. . . . . . . . . . . . . . -21-
     2.4   Payment of Principal of Committed Loans; Prepayments . . -22-
     2.5   Interest on Committed Loans .. . . . . . . . . . . . . . -22-
     2.6   Conversions and Refunding of Committed Loans. . . . . .. -22-
     2.7   Interest Payments on Committed Loans. . . . . . . . . . .-23-
     2.8   Number of Reference Loans and LIBOR LoansOutstanding . . -23-
     2.9   Inability to Determine Rate . . . . . . . . . . . .  . . -23-
     2.10  Illegality: Termination of Commitment. . . . . . . . . . -24-
     2.11  Application of Prepayments. . . . . . . . . . . . . . . .-25-
     2.12  Extension of Maturity Date. . . . . . . . . . . . . . . .-25-
3.   THE ACCEPTANCE FACILITY . . . . . . . . . . . . . . . . . .. . -25-
     3.1   Acceptance Commitment . . . . . . . . . . . .. . . . . . -25-
     3.2   Notice of Drawing . . . . . . . . . .. . . . . . . . . . -26-
     3.3   Preparation of Drafts and Creation of Acceptances . . . .-26-
     3.4   Acceptance Obligation of the Company. . . . . . . . . . .-27-
     3.5   Prepayment. . . . . . . . . . . . . . . . . . . . . . . .-27-
 3.6   Participations in Acceptances . . . . . . . . . . . . . .    -28-
       (a)  Grant and Acceptance of Participations in Acceptances. .-28-
       (b)  Participation Interest of Acceptance Participants. . . .-28-
       (c) Failure of Company to Pay an Acceptance; Rights and Obligations of the Administrative Agent and the
            Acceptance Participants. . . . . . . . . . . . . . . . .-28-


4.   THE BID LOAN FACILITY . . . . . . . . . . . . . . . . . . .. . -29-
     4.1   The Bid Loan Facility . . . . . . . . . . . .. . . . . . -29-
     4.2   Bid Loan Tender Request Notice. . . . . . . . . . . . . .-29-
     4.3   Invitation to Tender for Bid Loans . . . . . . . . . . . -30-
     4.4   Submission and Contents of Bid Loan Tenders . . . . . . .-30-
     4.5   Notice to the Company . . . . . . . . . . . . . . . . . .-31-
     4.6   Acceptance and Rejection of Bid Loan Tenders . . . . . . -32-
           (a)  Acceptance and Notice by the Company . . . . . . . .-32-
           (b)  Allocation by the Administrative Agent . . .. . . . -32-
           (c)  Notification of Acceptances to Banks. . . . . . . . -32-
           (d)  Notification of LIBO Rate for Money Market Loans . .-33-
     4.7   Making the Bid Loans. . . . . . . . . . . . . . . . . .  -33-
     4.8   The Bid Loan Notes . . . . . . . . . . . . . . . . . . . -33-
     4.9   Interest on Bid Loans . . . . . . . . . . . . . . . . . .-33-
     4.10  Payments and Prepayments of Bid Loans . . . . . . . . . .-34-
     4.11  Reborrowings. . . . . . . . . . . . . . . . . . .. . . . -34-

5.   [RESERVED]. . . . . . . . . . . . . . . . . . . . . . . . .. . -34-

6.   THE BID BANKERS ACCEPTANCE FACILITY . . . . . . . . . . . . .  -34-
     6.1   The Bid Bankers Acceptance Facility . . . . .. . . . . . -34-
     6.2   Bid Bankers Acceptance Tender Request Notice. . . . . . .-34-
     6.3   Invitation to Tender for Bid Bankers Acceptances . . . . -35-
     6.4   Submission and Contents of Bid Bankers AcceptancesTenders-35-
     6.5   Notice to the Company. . . . . . . . . . . . . . . . . . -37-
     6.6   Acceptance and Rejection of Bid Bankers Acceptance Tenders-37-
           (a)  Acceptance and Notice by the Company . . . . . . .  -37-
           (b)  Allocation by the Administrative Agent . . .. . . . -37-
           (c)  Notification of Acceptances to Bank.. . . . . . . . -37-
     6.7   Preparation of Drafts and Creation and Discount of the
           Bid Bankers Acceptance. .. . . . . . . . . . . . . . . . -38-
     6.8   Repayment Obligation of the Company; Prepayments . . . . -39-
     6.9   Remission of Funds Received by the Administrative Agent .-39-

7.   THE FACILITIES IN GENERAL . . . . . . . . . . . . . . . . .. . -40-
     7.1   Payments. . . . . . . . . . . . . . . . . . . . . . . .  -40-
     7.2   Interest on Overdue Payments. . . . . . . . . . . . . .  -41-
     7.3   Indemnification . . . . . . . . . . . . . . . . . . . .  -41-
     7.4   Adjustments of Revolving Commitments . . . . . . . . . . -42-
     7.5   Determinations of Rates  . . . . . . . . . . . . . . . . -42-
     7.6   Mandatory Prepayments . . . . . . . . . . . . . . . . .  -43-
     7.7   Mandatory Prepayments With Respect to Outstanding
           Acceptances and Bid Bankers Acceptances . . . . . . .. . -43-
     7.8   Capital Adequacy. . . . . . . . . . . . . . .. . . . . . -43-
     7.9   Charges:  Legal Restrictions. . . . .. . . . . . . . . . -44-
     7.10  Replacement Banks . . . . . . . . . . . . . . . . . . .  -45-
     7.11  Funding . . . . . . .. . . . . . . . . . . . . . . . . . -46-
     7.12  Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
     7.13  Increase in Facilities . . . . . . . . . . . . . . . . . -47-

8.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . .. . -48-
     8.1   Subsidiaries. . . . . . . . . . . . . . . . .  . . . . . -48-
     8.2   Existence and Power  . . . . . . . . . . . . . . . . . . -48-
     8.3   Authority . . . . . . . . . .. . . . . . . . . . . . . . -48-
     8.4   Binding Agreement . .. . . . . . . . . . . . . . . . . . -49-
     8.5   Litigation. .. . . . . . . . . . . . . . . . . . . . . . -49-
     8.6   No Conflicting Agreements  . . . . . . . . . . . . . . . -49-
     8.7   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     8.8   Financial Statements. . . . . . . . . . . . . .. . . . . -50-
     8.9   Compliance with Applicable Laws;Environmental Matters. . -51-
     8.10  Property. . . . . . . .. . . . . . . . . . . . . . . . . -51-
     8.11  Federal Reserve Regulations  . . . . . . . . . . . . . . -51-
     8.12  No Misrepresentation . . . . . . . . . . . . . . . . . . -52-
     8.13  Employee Benefit Plans. . . . . . . . . . . . . . . . . .-52-
     8.14  Investment Company Act. . . . . . . . . . . . .. . . . . -52-
     8.15  Public Utility Holding Company Act. . .. . . . . . . . . -52-


9.   CONDITIONS OF LENDING -- INITIAL CREDIT EXTENSIONS. . . . .. . -52-
     9.1   Evidence of Execution and Corporate Action. .. . . . . . -53-
     9.2   Opinion of Company Counsel. . . . . .. . . . . . . . . . -53-
     9.3   Other Instruments andDocuments . . . . . . . . . . . . . -54-
     9.4   Other Agreement  . . . . . . . . . . . . . . . . . . . . -54-
     9.5   Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . -54-

10.  CONDITIONS OF LENDING -- ALL CREDIT EXTENSIONS. . . . . . .. . -54-
     10.1  All Credit Extensions . . . . . . . . . . . .. . . . . . -54-
     10.2  Committed Loans . . . . . . . . . . .. . . . . . . . . . -55-
     10.3  Bid Loans . . . . . . . . . .. . . . . . . . . . . . . . -55-
     10.4  Acceptances . . . . .. . . . . . . . . . . . . . . . . . -55-
     10.5  Bid Bankers Acceptances  . . . . . . . . . . . . . . . . -55-

11.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . .. . -55-
     11.1  Preservation of Corporate Existence, Etc. . .. . . . . . -55-
     11.2  Taxes . . . . . . . . . . . . . . . .. . . . . . . . . . -55-
     11.3  Insurance . . . . . . . . . .. . . . . . . . . . . . . . -55-
     11.4  Maintenance of Properties  . . . . . . . . . . . . . . . -56-
     11.5  Compliance with Laws Etc . . . . . . . . . . . . . . . . -56-
     11.6  Financial Statements and Other Information. . . . . . . .-56-
           (a)  Interim Reports. . . . . . . . . . . . . . .. . . . -56-
           (b)  Annual Reports . . . . . . . . . . .. . . . . . . . -56-
           (c)  Officer's Certificates . . .. . . . . . . . . . . . -57-
           (d)  Compliance Certificates . . . . . . . . . . . . . . -57-
           (e)  Accountants' Certificates . . . . . . . . . . . . . -57-
           (f)  Reports to SEC and to Stockholders . . . . . . . . .-57-
           (g)  Notice of Default. . . . . . . . . . . . . . . . .. -57-
           (h)  Debt to Cashflow Ratio . . . . . . . . . .. . . . . -57-
           (i)  ERISA Notices. . . . . . . . . . .. . . . . . . . . -58-
           (j)  Other Information. . . . .. . . . . . . . . . . . . -58-
     11.7  Inspections:Discussions. . . . . . . . . . . . . . . . . -58-
     11.8  Books and Records  . . . . . . . . . . . . . . . . . . . -59-
     11.9  Use of Proceeds of Loans . . . . . . . . . . . . . . . . -59-
     11.10 Environmental Laws . . . . . . . . . . . . . . . .    .  -59-

12.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . .. . -59-
     12.1  [Reserved]. . . . . . . . . . . . . . . . . .. . . . . . -59-
     12.2  [Reserved]. . . . . . . . . . . . . .. . . . . . . . . . -59-
     12.3  Minimum Debt Service Coverage. . . . . . . . . . . . . . -59-
     12.4  Maximum Total Fixed Asset Debt and Total Senior Fixed
           Asset Debt to Consolidated Adjusted Net Worth Ratios . . -59-
     12.5  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . -59-
     12.6  Debt in Subsidiaries. . . . . . . . . . . . . . . . . .  -60-
     12.7  Restricted Payments . . . . . . . . . . . . . . .. . . . -60-
     12.8  Liens; Sale of Accounts Receivable. . . .. . . . . . . . -60-
     12.10 Obligations as Lessee. . . . . . . . . . . . . . . .     -61-
     12.11 Short-Term Investments, Loans, Etc . . . . .     . . . . -61-
     12.12 Transactions with Affiliates . . . . . . . . . . . .     -62-
     12.13 Nature of Business . . . . . . . . . . . . . . . .      .-62-

13.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . .. . -62-
     13.1  Events of Default . . . . . . . . . . . . . .. . . . . . -62-
     13.2  Waiver of Defaults. . . . . . . . . .. . . . . . . . . . -66-

14.  THE AGENTS. . . . . . . . . . . . . . . . . . . . . . . . .. . -66-
     14.1  Appointment . . . . . . . . . . . . . . . . .. . . . . . -66-
     14.2  Delegation of Duties, Etc . . . . . .. . . . . . . . . . -67-
     14.3  Indemnification . . . . . . .. . . . . . . . . . . . . . -67-
     14.4  Exculpatory Provisions .  . . .  . .  .  . . . . . . . . -67-
     14.5  Agents in Their Individual Capacity  . . . . . . . . . . -68-
     14.6  Knowledge of Default . . . . . . . . . . . . . . . . . . -68-
     14.7  Resignation and Removal of Administrative Agent . . . .  -68-
     14.8  Requests to the Administrative Agent. . . . . . .. . . . -69-
     14.9  Other Dealings. . . . . . . . . . . . . .. . . . . . . . -69-
     14.10 Calculations . . . . . . . ..  .  .  .  .  . . . . . . . -69-
     14.11 Availability of Funds.  .  .   . . . . . . . . . . . . . -69-

15.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . .. . -70-
     15.1  Notices, Etc. . . . . . . . . . . . . . . . .. . . . . . -70-
     15.2  Notices by Administrative Agent or a Bank  . . . . . . . -70-
     15.3  Telephonic Notices; Authority to Act . . . . . . . . . . -70-

16.  EXCESS PAYMENTS . . . . . . . . . . . . . . . . . . . . . .  . -71-

17.  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . .. . -71-

18.  OTHER PROVISIONS. . . . . . . . . . . . . . . . . . . . . .. . -72-
     18.1  Sale of Participations; Assignments . . . . .. . . . . . -72-
     18.2  No Waiver of Rights by the Banks. . .. . . . . . . . . . -73-
     18.3  Headings; Plurals . . . . . .. . . . . . . . . . . . . . -73-
     18.4  Counterparts. . . . .. . . . . . . . . . . . . . . . . . -73-
     18.5  Severability.. . . . . . . . . . . . . . . . . . . . . . -73-
     18.6  Integration  . . . . . . . . . . . . . . . . . . . . . . -74-
     18.7  Successors and Assigns; Survival of Representations and
           Warranties. . . . . . . . . . . . . . . . . . . . . . . .-74-
     18.8  APPLICABLE LAW; WAIVER OF TRIAL BY JURY . . . . .. . . . -74-
     18.9  Interest. . . . . . . . . . . . . . . . .. . . . . . . . -74-
     18.10 Confidentiality. . . . . . ..  .  .  .  .  . . . . . . . -74-
     18.11 Banks'Representations . .  .  .  .  . .  . . . . . . . . -75-
     18.12 Change in Accounting Principles. . . . . . .  .  .  .  . -76-
     18.13 Reference Banks. . . . . . . . . . . . . . . . . .      .-76-
     18.14 Transfer of Credit Documents . . . . . . .. .  .  .  .   -76-
     18.15 CONSENT TO JURISDICTION. . . . . . .  .  .  . .  . . . . -77-
     18.16 Waiver of Certain Provisions under Prior Agreements.     -77-

19.  COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . .. . -77-
          (a)  Costs of Enforcement . . . . . . . . . .   . . . . . -77-
          (b)  Taxes. . . . . . . . . . . . . . . . . . . . . . . . -77-
          (c)  Defense of Proceedings . . . . . . . . . . . . . . . -78-
          (d)  Survival . . . .. . . . . . . . . . . . . . . . .  . -78

SCHEDULE 1 NoticeInformation
SCHEDULE 2 Environmental Disclosure

EXHIBIT A  Revolving Commitments
EXHIBIT B  Form of Draft for Bid Bankers Acceptance
EXHIBIT C  Form of Bid Bankers Acceptance Certificate
EXHIBIT D  Form of Bid Bankers Acceptance Tender Request Notice
EXHIBIT E  Form of Bid Loan Tender
EXHIBIT F  Form of Bid Loan Tender Request Notice
EXHIBIT G Form of Bid Invitation to Tender for Bid Bankers Acceptances EXHIBIT H Form ofInvitation to Tender for Bid Loans
EXHIBIT I  Form of Opinion of General Counsel of the Company
EXHIBIT J  Form of Subordination Provisions
EXHIBIT K  Form of Borrowing Request
EXHIBIT L  Form of Committed Loan Note
EXHIBIT M  Form of Notice of Drawing
EXHIBIT N  Form of Draft
EXHIBIT O  Form of Notice of Creation of Acceptance and Grant of
           Acceptance Participations
EXHIBIT P  Form of Bid Loan Note
EXHIBIT Q  IBP, inc. Subsidiaries
EXHIBIT R  Form of Supplemental Signature Page
           (Bank already a Party)
EXHIBIT S  Form of Supplemental Signature Page
           (Bank not previously a Party)



            AMENDED AND RESTATED MULTI-YEAR CREDIT AGREEMENT



     THIS AMENDED AND RESTATED MULTI-YEAR CREDIT AGREEMENT (the "Agreement"), is made and dated as of December 21, 1995, by and among IBP, inc., a Delaware corporation (the "Company"), the BANKS signatories hereto and any other financial institution which hereafter becomes a party hereto (each a "Bank" and, collectively, the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Co-Agent (in such capacity, the "Co-Agent"), and FIRST BANK NATIONAL ASSOCIATION as Administrative Agent for the Banks (in such capacity, the "Administrative Agent").

                                RECITALS

     A. The Company, certain of the Banks (and other banks), the CoAgent and the Administrative Agent are parties to that certain MultiYear Credit Agreement dated as of August 25, 1994
(the "Existing Credit Agreement").

     B. The Company desires (i) to obtain a commitment from each of the Banks to make loans to the Company and to risk participate in bankers acceptances drawn by the Company on a revolving basis and (ii) to have an uncommitted bid facility providing for loans and bankers acceptances.

     C. The Banks are willing to extend such commitments to the Company and to make such bid facility available on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement shall, effective as of the Effective Date, be amended and restated in its entirety as follows:

     1.    DEFINITIONS

           1.1 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees. When used herein, the term "financial statements" shall include the notes and schedules thereto, but need not include such notes or schedules when used in reference to such statements of any Person as of any date other than the end of a fiscal year of such Person.

           1.2 Other Terms. The following terms used in this Agreement and in any exhibits annexed hereto shall have the following meanings unless the context otherwise requires.

           "Absolute Rate" shall have the meaning set forth in
Section 4.4(b).

           "Absolute Rate Loan" shall mean a Bid Loan bearing interest based upon an Absolute Rate.

           "Acceptance" shall mean a Draft that is eligible for discount pursuant to paragraph 7 of Section 13 of the Federal
Reserve Act and that has been duly accepted by the Administrative Agent pursuant to Section 3.

           "Acceptance Availability Period" shall mean the period from the Effective Date to the Maturity Date.

           "Acceptance Commission" shall have the meaning set forth in Section 3.3.

           "Acceptance Obligation" shall mean the obligation of the Company with respect to matured Acceptances as set forth in
Section 3.4.

           "Acceptance Participant" shall have the meaning set forth in Section 3.6(a).

           "Acceptance Participation" shall have the meaning set forth in Section 3.6(a).

           "Accountants" shall mean a firm of independent certified public accountants of recognized national standing selected by the Company.

           "Accumulated Funding Deficiency" shall have the meaning assigned to that term in Section 412 of the Code.

           "Administrative Agent" shall mean First Bank National
Association, or any successor thereto appointed pursuant to
Section 14.7.

           "Affiliate" shall mean, when used with reference to any Person, a Person (other than a Consolidated Subsidiary) which directly or indirectly controls, is controlled by, or is under common control with, such other Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

           "Agent" shall mean the Administrative Agent or the Co-Agent (collectively, the "Agents").

           "Aggregate Outstandings" shall mean at the time of any determination:

           (a) with respect to a Bank, the sum of (i) the aggregate unpaid principal amount of all Committed Loans made by such Bank, (ii) such Bank's Pro Rata Share of the sum of the aggregate unpaid face amount of all outstanding unmatured Acceptances and the aggregate amount of all outstanding Acceptance Obligations, (iii) the aggregate unpaid principal amount of all Bid Loans made by such Bank, and (iv) the sum of the aggregate unpaid face amount of all unmatured Bid Bankers Acceptances created by such Bank and the aggregate amount of all Bid Bankers Acceptance Obligations owed to such Bank, and

           (b)  with respect to all Banks, the sum of the
Aggregate     Outstandings of all Banks.

           "Aggregate Revolving Commitment" shall mean the sum of the Revolving Commitments set forth in Exhibit A hereto, as the same may be adjusted as herein provided.

           "Allowable Working Capital" shall mean, as of the date of any determination, 85% of the amount by which (i) the amount determined pursuant to clause (a) of the definition of Consolidated Current Assets exceeds (ii) Consolidated Current Liabilities less any current maturities of Funded Debt and Short-Term Borrowing of the Company and its Consolidated Subsidiaries included therein.

           "Applicable LIBO Rate" shall mean with respect to any LIBOR Loan for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the next higher 1/10,000 of 1%) equal to the LIBO Rate plus the Applicable Margin.

           "Applicable Margin" shall mean:

           (i)  with respect to Reference Loans, 0%; and

           (ii) with respect to LIBOR Loans and Acceptances (A) 0.145% if Level I Status exists on any day, (B) 0.160% if
Level II Status exists on any day, (C) 0.250% if Level III Status exists on any day, (D) 0.300% if Level IV Status exists on any day, and (E) 0.400% if Level V Status exists on any day. As of the Effective Date, Level II Status shall exist (subject to change as provided herein).

           "Applicable Reference Rate" shall mean on any day the Reference Rate on such day plus the Applicable Margin.

           "Arranger" shall mean BA Securities, Inc., a Delaware corporation.

           "Bank of America" shall mean Bank of America National
Trust and Savings Association.

           "Bid Bankers Acceptance" shall mean a draft in the form of Exhibit B hereto that is eligible for discount pursuant to paragraph 7 of Section 13 of the Federal Reserve Act and that has been duly accepted by a Bank pursuant to Section 6.7.

           "Bid Bankers Acceptance Certificate" shall mean a properly completed certificate substantially in the form of Exhibit C hereto.

           "Bid Bankers Acceptance Creation Date" shall mean a
Business Day on which the creation of a Bid Bankers Acceptance occurs or is proposed to occur.

           "Bid Bankers Acceptance Facility" shall mean the uncommitted facility granted by the Banks to the Company pursuant to Section 6 under which the Company may request the Banks to make Bid Bankers Acceptance Tenders and the Banks may create Bid Bankers Acceptances.

           "Bid Bankers Acceptance Financing" shall mean a financing consisting of the simultaneous creation of Bid Banker Acceptances from each of the Banks whose offer to create a Bid Bankers Acceptance as part of such financing has been accepted by the Company under the auction bidding procedures described in
Section 6.

           "Bid Bankers Acceptance Obligation" shall mean the obligation of the Company with respect to a matured Bid Bankers
Acceptance as set forth in Section 6.8.

           "Bid Bankers Acceptance Tender" shall have the meaning set forth in Section 6.4.

           "Bid Bankers Acceptance Tender Request Notice" shall mean a notice substantially in the form of Exhibit D hereto given by the Company pursuant to Section 6.2.

           "Bid Loan" shall mean a loan advance by a Bank to the Company as part of a Bid Loan Borrowing resulting from the auction bidding procedure described in Section 4.

           "Bid Loan Borrowing" shall mean a borrowing consisting of simultaneous Bid Loans from each of the Banks whose offer to make a Bid Loan as part of such borrowing has been accepted by the Company under the auction procedure described in Section 4.

           "Bid Loan Facility" shall mean the uncommitted facility granted by the Banks to the Company pursuant to Section
4 under which the Company may request the Banks to make Bid
Loans and the Banks may make offers to make Bid Loans.

           "Bid Loan Note" shall have the meaning set forth in
Section 4.8.

           "Bid Loan Tender" shall mean the offer or offers of a Bank pursuant to Section 4.4 to make Bid Loans in a specified principal amount at a specified interest rate in the form of Exhibit E hereto.

           "Bid Loan Tender Request Notice" shall mean a notice substantially in the form of Exhibit F hereto given by the Company pursuant to Section 4.2.

           "Borrowing Date" shall have the meaning set forth in
(i) Section 2.2 with respect to Committed Loans and (ii) Section
4.2 with respect to Bid Loans.

           "Borrowing Request" shall have the meaning set forth in Section 2.2.

           "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in Minneapolis, Minnesota, Chicago, Illinois, or New York, New York are authorized or required by law or other governmental action to close.

           "Co-Agent" shall mean Bank of America National Trust and Savings Association in its capacity as Co-Agent hereunder.

           "Code" shall mean the Internal Revenue Code of 1986, as amended, as from time to time in effect.

           "Commitment" shall mean, with respect to any Bank, such Bank's Revolving Commitment.

           "Committed Loan" shall have the meaning set forth in
Section 2.1.

           "Committed Loan Note" shall have the meaning set forth in Section 2.3.

           "Company" shall have the meaning set forth in the introduction to this Agreement.

           "Consolidated Adjusted Net Worth" shall mean, as of the date of any determination, the sum of the amounts set forth on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as shareholders' equity as determined in accordance with Generally Accepted Accounting Principles.

           "Consolidated Cash Flow" shall mean, for any period and calculated based upon any four of the five consecutive fiscal quarters immediately preceding the date of calculation, at the option of the Company, an amount equal to (x) the sum of
(i) net income before income taxes, (ii) non-cash expenses, and
(iii) interest expense (excluding accretion relating to zero coupon notes and the amortization of deferred financing costs, premiums or discounts) less (y) non-cash income, all determined for the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied.

           "Consolidated Current Assets" shall mean, as of the date of any determination, the total of (a) all assets of the Company and its Consolidated Subsidiaries which properly may be classified as current assets in accordance with Generally Accepted Accounting Principles on a consolidated basis, after eliminating all inter-company items, provided that notes and accounts receivable shall be included only if due and payable within one year from the date as of which Consolidated Current Assets are to be determined and shall be included at their face value less reserves (including reserves for doubtful accounts) determined to be sufficient in accordance with Generally Accepted Accounting Principles.

           "Consolidated Current Liabilities" shall mean, as of the date of any determination, the total of Current Liabilities of the Company and its Consolidated Subsidiaries, determined on a consolidated basis, in accordance with Generally Accepted Accounting Principles, after eliminating all inter-company items.

           "Consolidated Debt Service" shall mean, for any period, the sum of (a) capitalized interest, (b) interest expense (excluding accretion relating to zero coupon notes and the amortization of deferred financing costs, premiums or discounts) and (c) Mandatory Principal Payments, all determined for the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied. For purposes of calculating the ratio of Consolidated Cash Flow to Consolidated Debt Service as of the last day of any fiscal quarter, amounts under clauses (a) and (b) above shall be calculated based upon the same four of the five preceding fiscal quarters as are the bases of the calculation of Consolidated Cash Flow as of such day.

           "Consolidated Funded Debt" shall mean, as of the date of any determination, the total of all Funded Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted
Accounting Principles, after eliminating all inter-company items.

           "Consolidated Net Income" shall mean, for any period, the balance remaining after deducting from the gross revenues of the Company and its Consolidated Subsidiaries all expenses and other proper charges (including taxes on income), all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied.

           "Consolidated Senior Funded Debt" shall mean, as of the date of any determination, all Senior Funded Debt of the Company and its Consolidated Subsidiaries.

           "Consolidated Subordinated Funded Debt" shall mean, as of the date of any determination, all Subordinated Funded
Debt of the Company and its Consolidated Subsidiaries.

           "Consolidated Subsidiary" shall mean, as of the date of any determination, any Subsidiary of the Company included in the financial statements of the Company and its Subsidiaries prepared on a consolidated basis in accordance with Generally Accepted Accounting principles.

           "Consolidated Total Assets" shall mean, as of the date of any determination, the total of all assets which under Generally Accepted Accounting Principles would be included on a consolidated balance sheet of the Company and its Consolidated Subsidiaries, after eliminating all inter-company items.

           "Credit Documents" shall mean the Notes and the drafts filled in and completed in accordance with Section 3.3 and Section 6.7.

           "Credit Extensions" shall mean the Committed Loans, the Bid Loans, the Acceptances and the Bid Bankers Acceptances.

           "Current Liabilities" as applied to a Person, shall mean, as of the date of any determination, all Indebtedness (other than any such Indebtedness constituting Funded Debt) of such Person which may properly be classified as current liabilities in accordance with Generally Accepted Accounting Principles.

           "Default" shall mean an event, act or occurrence which, with the giving of notice or the lapse of time (or both), would become an Event of Default.

           "Discount Charge" shall have the meaning set forth in
Section 3.3.

           "Discretionary Facilities" shall mean the Bid Loan
Facility and the Bid Bankers Acceptance Facility.

           "Dollars" and "$" shall mean lawful currency of the United States of America.

           "Draft" shall have the meaning set forth in Section
3.3.

           "Drawing" shall have the meaning set forth in Section
3.1.

           "Drawing Date" shall have the meaning set forth in
Section 3.2.

           "Effective Date" shall mean the date specified by the Administrative Agent in a written notice given to the Company, the CoAgent and the Banks as being the first date on which all conditions precedent set forth in Section 9 are satisfied or waived by all Banks.

           "Eligible Accounts Receivable" shall have the meaning set forth in Section 12.8(b).

           "Employee Benefit Plan" shall mean "employee benefit plan" as that term is defined in Section 3(3) of ERISA.

           "Environmental Claims" means all claims, however asserted, by any Governmental Body or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

           "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Bodies, in each case relating to environmental, health, safety and land use matters.

           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended, as from time to time in effect.

           "Eurodollar Business Day" shall mean a Business Day upon which commercial banks in London, England are open for domestic and international business.

           "Event of Default" shall mean any event set forth in
Section 13.1.

           "Excess Payment" shall mean any payment or prepayment received by a Bank, whether voluntary or involuntary, through the exercise of the right of setoff or otherwise, in respect of:

           (a) any Committed Loan and Acceptance Participation in excess of its Pro Rata Share of all payments and prepayments on all Committed Loans of the same type (i.e.
LIBOR Loans and Reference Loans, in each case having the same Borrowing Date and, with respect to LIBOR Loans, the same Interest Period) and Acceptance Participations in
Acceptances having the same Drawing Date and the same maturity date; and

           (b) any Bid Loan, Bid Bankers Acceptance and Bid Bankers Acceptance Obligation in excess of its ratable share of all payments and prepayments on (i) Absolute Rate Loans having the same Borrowing Date and the same maturity date,
(ii) Money Market Loans having the same Borrowing Date and the same Interest Period, and (iii) Bid Bankers Acceptances or Bid Bankers Acceptance Obligations arising out of the creation and discount of Bid Bankers Acceptances, in each case having the same Bid Bankers Acceptance Creation Date and the same maturity date, such ratable share for purposes of this clause (b) being (x) in the case of Absolute Rate Loans, the proportion which the outstanding unpaid principal balance of such Absolute Rate Loan payable to such Bank at the time of its receipt of such payment or prepayment bears to the aggregate outstanding unpaid principal balance of all outstanding Absolute Rate Loans having the same Borrowing
Date and the same maturity date as such Absolute Rate Loan at such time, (y) in the case of Money Market Loans, the proportion which the outstanding unpaid principal balance of such Money Market Loan payable to such Bank at the time of its receipt of such payment or prepayment bears to the aggregate outstanding unpaid principal balance of all Money Market Loans having the same Borrowing Date and the same Interest Period as such Money Market Loan at such time, and
(z) in the case of Bid Bankers Acceptances or Bid Bankers Acceptance Obligations, the proportion which the original face amount of such Bid Bankers Acceptance, or, in the case of any Bid Bankers Acceptance Obligations, the Bid Bankers Acceptance, the creation and discount of which gave rise to such Bid Bankers Acceptance Obligation, bears to the aggregate face amount of all Bid Bankers Acceptances having the same Bid Bankers Acceptance Creation Date and the same maturity date as such Bid Bankers Acceptance or, in the case of any Bid Bankers Acceptance Obligation, the Bid Bankers Acceptance which gave rise to such Bid Bankers Acceptance Obligation;

provided, that no payment or prepayment received by a Bank as a result of the remission and application of funds by the Administrative Agent pursuant to, and in accordance with, the provisions of the penultimate paragraph of Section 13.1 shall be an Excess Payment.

           "Existing Credit Agreement" shall have the meaning set forth in the Recitals to this Agreement.

           "Facility Fee" shall have the meaning set forth in
Section 7.12(a).

           "Federal Funds Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/10,000 of one percent) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the nearest 1/10,000 of one percent) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

           "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

           "Fee Letters" shall mean the letters referenced in Sections 7.12(b) and (c).

           "Financial Statements" shall have the meaning set forth in Section 8.8.

           "Funded Debt" shall mean, with respect to any Person and as of the date of any determination, that portion of Indebtedness of such Person which matures one year or more from the date of determination thereof, or is renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from such date of determination. For purposes of calculating Funded Debt hereunder, Indebtedness of any Person which is governed by an agreement that provides for the automatic renewal of the maturity of such Indebtedness subject only to fulfillment of conditions precedent which the debtor is capable of immediately fulfilling shall be considered as having a final maturity of one year or more from the date of determination thereof to the extent such renewals thereof as provided in such agreement permit such Indebtedness to mature one year or more from such date of determination.

           "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles as in effect from time to time in the United States, which shall include the official interpretations thereof by the Financial Accounting Standards Board.

           "Governmental Body" shall mean any court or any federal, state or municipal department, commission, board, bureau, agency, public authority or instrumentality.

           "Indebtedness", as applied to a Person and as of the date of any determination, shall mean (a) all items (except items of capital stock or of surplus or of deferred credits and other liabilities combined with deferred credits for financial reporting purposes or minority interests in Subsidiaries of such Person) which in accordance with Generally Accepted Accounting Principles applied in the preparation of the financial statements of the Company and its Consolidated Subsidiaries would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person; (b) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) discounted with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has otherwise become directly or indirectly liable. For the purpose of computing the Indebtedness of any Person, there shall be excluded any particular indebtedness which meets one or more of the following categories:

    (i)Indebtedness with respect to which sufficient cash or cash equivalents or securities shall have been deposited in trust to provide for the full payment, redemption or satisfaction of the principal of, premium, if any, and interest to accrue on, such Indebtedness to the stated maturity thereof or to the date of prepayment thereof, as the case may be, and as a result of such deposit such particular Indebtedness, in accordance with Generally Accepted Accounting
Principles, shall no longer be required to be reported on a balance sheet of such Person as a liability and such cash or cash equivalents or securities shall not be required to be reported as an asset; or

    (ii)Indebtedness which is not classified as Indebtedness under clause (a) of the definition of Indebtedness and which is payable solely out of certain property or assets of such Person, or is secured by a Lien on certain property or assets owned or held by such Person, in either case without any further recourse to or liability of such Person, to the extent such Indebtedness exceeds (x) if such Person records such property or assets on its books, the value for such property or assets recorded on such books or (y) if such Person does not record such property or assets on its books, (1) if such Indebtedness is a general obligation of the entity which does record such property or assets on its books, the net investment in or advances to such entity as recorded on the books of such Person or (2) if such Indebtedness is payable solely out of certain property or assets of such entity, the lesser of the value for such property or assets recorded on the books of such entity or the net investment in or advances to such entity as recorded on the books of such Person, in each case determined in accordance with Generally Accepted Accounting Principles; or

         (iii)Indebtedness to the extent payable from accounts receivable which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with Generally Accepted
Accounting Principles.

          "Interest Period" shall mean, with respect to any LIBOR Loan or Money Market Loan, a period from the Borrowing Date with respect to such Loan (or the date of the expiration of the then current Interest Period with respect to any LIBOR Loan) to a date 1, 2, 3, 6, 9 or 12 months thereafter (but only to the extent Dollar deposits of such duration are generally available in the inter-bank Eurodollar market), subject in all cases to the following:

          (a) If any Interest Period with respect to a LIBOR Loan or Money Market Loan would otherwise end on a day which is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) subject to the provisions of Sections 2.9 and 2.10, a Borrowing Request selecting a particular Interest
Period once received by the Administrative Agent is irrevocable and binding on the Company;

          (c) no Interest Period for a Loan shall extend beyond the Maturity Date;

          (d) each Interest Period with respect to a LIBOR Loan or a Money Market Loan shall be determined, and may vary in regard to the length of period, in accordance with the customs and practices of the international inter-bank markets;

          (e) the first Interest Period for any LIBOR Loan shall commence on the date of such Loan, and each succeeding
Interest Period (if any) for such Loan shall commence on the last day of the preceding Interest Period; and

          (f) Interest Periods for LIBOR Loans in excess of three months are subject to availability by all Banks, as determined by each Bank.

          "Investments" shall have the meaning set forth in
Section 12.11.

          "Invitation to Tender for Bid Bankers Acceptances" shall mean an invitation substantially in the form of Exhibit G hereto, given by the Administrative Agent on behalf of the Company pursuant to Section 6.3.

          "Invitation to Tender for Bid Loans" shall mean an invitation substantially in the form of Exhibit H hereto, given by the Administrative Agent on behalf of the Company pursuant to
Section 4.3.

          "Invoked Event of Default" shall mean an Event of Default which has either resulted in the automatic acceleration of the obligations of the Company hereunder pursuant to Section
13.1 or on account of which the Administrative Agent, at the direction of the Majority Banks, has declared the Obligations of the Company hereunder immediately due and payable pursuant to
Section 13.1.

          "Level I Status" shall exist at any date if, at such date, the Company's senior unsecured long-term debt is rated either A or higher (or the equivalent) as publicly announced by S&P or A2 or higher (or the equivalent) as publicly announced by Moody's; provided that in the event the Company's senior unsecured long-term debt is not rated by both S&P and Moody's, Level I Status shall exist at any date if, at such date, the Company's Debt to Cashflow Ratio as reported pursuant to Section 11.6(h) is less than 1.0 to 1.0.

          "Level II Status" shall exist at any date if, at such date if, at such date, (i) the Company's senior unsecured long-term debt is rated either A- or higher (or the equivalent) as publicly announced by S&P or A3 or higher (or the equivalent) as publicly announced by Moody's and (ii) Level I Status does not exist; provided that in the event the Company's senior unsecured long-term debt is not rated by both S&P and Moody's, Level II Status shall exist at any date if, at such date, the Company's Debt to Cashflow Ratio as reported pursuant to Section 11.6(h) is less than 3.0 to 1.0 but greater than or equal to 1.0 to 1.0.

          "Level III Status" shall exist at any date if, at such date, (i) the Company's senior unsecured long-term debt is rated either BBB or higher (or the equivalent) as publicly announced by S&P or Baa2 or higher (or the equivalent) as publicly announced Moody's and (ii) neither Level I Status nor Level II Status exists; provided that in the event the Company's senior unsecured long-term debt is not rated by both S&P and Moody's, Level III Status shall exist at any date if, at such date, the Company's Debt to Cashflow Ratio as reported pursuant to Section 11.6(h) is less than 5.0 to 1.0 but greater than or equal to 3.0 to 1.0.

          "Level IV Status" shall exist at any date if, at such date, (i) the Company's senior unsecured long-term debt is rated BBB- (or the equivalent) as publicly announced by S&P and Baa3 (or the equivalent) as publicly announced by Moody's and (ii) neither Level I Status, Level II Status nor Level III Status exists; provided that in the event the Company's senior unsecured long-term debt is not rated by both S&P and Moody's, Level IV Status shall exist at any date if, at such date, the Company's Debt to Cashflow Ratio as reported pursuant to Section 11.6(h) is less than 5.5 to 1.0 but greater than or equal to 5.0 to 1.0.

          "Level V Status" shall exist at any date if, at such date, (i) the Company's senior unsecured long-term debt is rated either BB+ or lower (or the equivalent) as publicly announced by S&P or Bal or lower (or the equivalent) as publicly announced by Moody's and (ii) neither Level I Status, Level II Status, Level III Status nor Level IV Status exists; provided that in the event the Company's senior unsecured longterm debt is not rated by both S&P and Moody's, Level V Status shall exist at any date if, at such date, the Company's Debt to Cashflow Ratio as reported pursuant to Section 11.6(h) is greater than or equal to
5.5 to 1.0 or if the Company has failed to report the Debt to Cashflow Ratio in a timely manner in accordance with Section 11.6(h) and for so long as such failure shall continue.

          "LIBOR Rate" shall mean for any Interest Period for a LIBOR Loan or a Money Market Loan, the per annum LIBOR rate for Dollars displayed on the Telerate Systems Inc. screen, page 3750, on the day which is two Eurodollar Business Days prior to the first day of the proposed Interest Period; provided that in the event the Telerate display is not available on any day, then "LIBO Rate" shall mean the rate per annum (rounded upwards if necessary to the nearest whole 1/10,000 of 1%) equal to the arithmetic average (as determined by the Administrative Agent on the basis of quotations, if any, received by the Administrative Agent from the Reference Banks) of the rates per annum at which each of the Reference Banks is offered Dollar deposits in the inter-bank Eurodollar market at approximately 11:00 a.m. London time two Eurodollar Business Days prior to the first day of the proposed Interest Period for such LIBOR Loan or Money Market Loan, for delivery on the first day of such Interest Period for the number of months or days comprised therein and (i) in the case of LIBOR Loans, in an amount comparable to the amount of the LIBOR Loan to be made by such Reference Bank and (ii) in the case of Money Market Loans, in an amount comparable to the aggregate amount of the Bid Loan Borrowing consisting of such Money Market Loan(s);

          "LIBOR Loans" shall mean all Committed Loans bearing interest at a rate based upon the LIBO Rate.

          "Lien" shall mean any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

          "Loans" shall mean, collectively and severally, the Committed Loans and the Bid Loans made by the Banks or a single Bank (as the context may indicate) (including any continuation of a Loan based upon a particular interest rate alternative to a Loan based upon the same interest rate alternative or the conversion of a Loan based upon a particular interest rate alternative to a Loan based upon a different interest rate alternative). "Loan" means a single such loan made by any Bank.

          "Majority Banks" shall mean (a) when no Invoked Event of Default shall exist, Banks having Commitments equal to at least 60% of the Aggregate Revolving Commitment and (b) when an Invoked Event of Default shall exist, Banks holding Aggregate Outstandings equal to at least 60% of the Aggregate Outstandings held by all of the Banks.

          "Mandatory Principal Payments" shall mean, for any period and calculated based upon the preceding four fiscal quarters, the quotient of (a) the sum of (i) all mandatory principal payments made on indebtedness for borrowed money of the Company or any Consolidated Subsidiary (including accretion relating to zero coupon notes) plus (ii) the minimum lease payments under capital leases with respect to which the Company or any Consolidated Subsidiary is lessee less the portion of such minimum lease payments which would be expensed as interest, determined on a consolidated basis for the Company and its Consolidated Subsidiaries in accordance with Generally Accepted Accounting Principles consistently applied, divided by (b) the remainder of 1 minus the Tax Rate.

          "Material Subsidiary" shall mean any Subsidiary which owns 5% or more of the Consolidated Total Assets.

          "Maturity Date" shall mean December 20, 2000 unless extended pursuant to Section 2.12.

          "Money Market Loan" shall mean a Bid Loan, the interest rate on which is determined on the basis of the LIBO
Rate and the Money Market Margin.

          "Money Market Margin" shall have the meaning assigned to such term in Section 4.4(b).

          "Moody's" shall mean Moody's Investors Service, Inc.
or any successor thereto.

          "Note" shall mean a Bid Loan Note or a Committed Loan
Note (collectively the "Notes").

          "Notice of Drawing" shall have the meaning assigned to such term in Section 3.2.

          "Officer's Certificate" shall mean a certificate executed on behalf of the Company by the President, any Vice-President, the Treasurer, any Assistant Treasurer, the
Controller or any Assistant Controller of the Company.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation created by Section 4002(a) of ERISA, or any Governmental Body succeeding to the functions thereof.

          "Permitted Liens" shall mean:

               (a)  Liens given by the Company or a Consolidated
Subsidiary to secure the payment of the purchase price of fixed assets (all such Liens being called "Purchase Money
Liens") acquired, constructed or improved by the Company or such Consolidated Subsidiary after the Effective Date, provided that:

               (i) such Purchase Money Liens shall have been created contemporaneously with or within six months after the later of the acquisition, construction, improvement or placing in service of the fixed assets subject thereto;

               (ii) no such Purchase Money Liens shall extend to or cover any other Property of the Company or such Consolidated Subsidiary, as the case may be, and

               (iii)the aggregate amount of the
Indebtedness secured by any such Purchase Money Liens in respect of any such Property (whether or not the Company or such Consolidated Subsidiary assumes or otherwise becomes liable for such Indebtedness) shall not exceed 100% of the lesser of the cost or fair market value of such Property at the time of acquisition, construction or improvement thereof;

          (b) Liens in respect of Property acquired by the Company or a Consolidated Subsidiary which were created prior to, and are in existence on the date of, the acquisition of such Property (whether or not the Company or such Consolidated Subsidiary assumes or otherwise becomes liable for any Indebtedness secured thereby) and,in the case of any Person which becomes a Consolidated Subsidiary after the date of this Agreement, Liens on its Property or on the outstanding shares of its capital stock created prior to, and existing on, the date such Person becomes a Consolidated Subsidiary, provided that no such Lien shall extend to or cover any other Property of the Company or such Consolidated Subsidiary, as the case may be;

          (c) Liens and priority claims incidental to the conduct of business or the ownership of Property and assets (including warehousemen's, attorneys' and statutory landlords' liens) and Liens, pledges or deposits in connection with workmen's compensation, unemployment insurance, old age benefit or social security obligations, taxes and duties, governmental charges or levies, assessments, performance bonds, statutory obligations or other similar charges, Liens of carriers, contractors, mechanics, repairmen and materialmen, good faith deposits in connection with tenders, bids, contracts or leases to which the Company or any Consolidated Subsidiary is a party or other deposits required to be made in the ordinary course of business and not in connection with the borrowing of money; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and subject to appropriate reserves;

          (d) The pledge of assets for the purpose of securing any appeal or stay or discharge in the course of any legal proceeding and Liens on or resulting from judgments or awards in respect of which the Company or any of its Consolidated Subsidiaries shall at any time in good faith be prosecuting an appeal or proceeding for review, provided, that the aggregate book value of assets so pledged or subject to such Lien does not exceed $1,000,000 at any one time;

          (e) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

          (f) Liens created pursuant to applications or reimbursement agreements pertaining to commercial letters of credit which encumber only the goods, or documents of title covering the goods, which are sold or shipped in the
transaction for which such letters     of credit were issued;

          (g) Liens securing Indebtedness of Consolidated
Subsidiaries if all such Indebtedness is owned by the Company or another Consolidated Subsidiary;

          (h) Liens incurred by the Company after the date of this Agreement in connection with industrial revenue bond financing for facilities (including pollution control equipment) to be used by the Company or any Consolidated
Subsidiary;

          (i) Liens on Property or assets of the Company or a Consolidated Subsidiary existing as of the date of this Agreement and securing Indebtedness of the Company or such Consolidated Subsidiary, as the case may be;

          (j) Liens relating to accounts receivable of the Company or any of its Consolidated Subsidiaries which have been sold, assigned or otherwise transferred to another
Person in a transaction classified as a sale of accounts receivable in accordance with Generally Accepted Accounting
Principles and in accordance with the limitation set forth in Section 12.8(b) hereof; and

          (k) In addition to those Liens permitted by the foregoing clauses (a) through (j), other Liens on Property of the Company or a Consolidated Subsidiary securing Indebtedness of the Company or such Consolidated Subsidiary in an aggregate amount at any time outstanding not exceeding 3-1/2% of Consolidated Adjusted Net Worth as set forth in the most recent financial statements delivered to the Banks pursuant to Section 11.6.

          "Person" shall mean a corporation, an association, a partnership, an organization, a business, a joint venture, a trust, an individual, a government or a political subdivision thereof or a governmental agency.

          "Plan" shall mean a pension plan, as defined in
Section 3(2) of ERISA, subject to Title IV of ERISA, which the Company or any Related Person to the Company or any Subsidiary sponsors or maintains, or to which the Company or any Related Person to the Company or Subsidiary makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan, as described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years; but excluding in all cases any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

          "Plan Administrator" shall have the meaning assigned to the term "administrator" in Section 3(16) (A) of ERISA.

          "Plan Sponsor" shall have the meaning assigned to the term "plan sponsor" in Section 3(16)(B) of ERISA.

          "Pre-Existing Acceptances" shall have the meaning set forth in Section 7.13(e).

          "Pre-Existing LIBOR Loans" shall have the meaning set forth in Section 7.13(d).

          "Pro Rata Share" shall mean with respect to a Bank and at the time of any determination, (a) when no Invoked Event of Default shall exist, the proportion, expressed as a percentage, which its Revolving Commitment bears to the Aggregate Revolving Commitment, and (b) when an Invoked Event of Default shall exist, the proportion, expressed as a percentage, which its Aggregate Outstandings bears to the Aggregate Outstandings held by all of the Banks.

          "Prohibited Transaction" shall have the respective meanings assigned to that term in Section 4975 of the Code and in Section 406 of ERISA.

          "Property" shall mean all types of real, personal, tangible, intangible or mixed property.

          "Rate Notice" shall have the meaning assigned to the term in Section 2.9.

          "Reference Banks" shall mean Bank of America National
Trust and Savings Association,  and First Bank National
Association, or any successor Reference Banks pursuant to the provisions of Sections 2.9 or 18.13 of this Agreement.

          "Reference Loans" shall mean all Committed Loans bearing interest at a rate based upon the Reference Rate.

          "Reference Rate" shall mean a fluctuating rate per annum which is the higher of (a) the Federal Funds Rate in effect from time to time plus one-half of one percent (1/2%) per annum and (b) the rate of interest publicly announced from time to time by the Administrative Agent as its "reference rate."

          "Related Person" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code.

          "Reportable Event" shall mean a "reportable event" described in Section 4043(b) of ERISA as to which the 30 day notice period has not been waived.

          "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, whether in cash or in property (other than dividends paid in shares of the capital stock of the Company), on account of shares of any class of stock of the Company now or hereafter outstanding or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, whether in cash or in property (other than in shares of the capital stock of the Company), of any shares of any class of stock of the Company, or of any warrants, options or other rights to acquire any such shares of stock, now or hereafter outstanding.

          "Revolving Commitment" shall mean in respect of any Bank, the amount set forth next to the name of such Bank in Exhibit A as the same may be adjusted as herein provided.

          "Revolving Credit Availability Period" means the period from the Effective Date to the earlier of (a) the day on which the Revolving Commitments are terminated in accordance with the provisions of this Agreement and (b) the Maturity Date.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill Corporation or any successor thereto.

          "Senior Funded Debt" shall mean, with respect to any Person as of any date of determination, all Funded Debt of such Person which is not Subordinated Funded Debt.

          "Short-Term Borrowing" as applied to a Person, shall mean all Indebtedness of such Person in respect of borrowed money maturing on demand or within one year from the date of the determination thereof, excluding any such Indebtedness that shall also constitute Funded Debt.

          "Short-Term Investment" shall have the meaning set forth in Section 12.11.

          "Subordinated Funded Debt" shall mean, as of the date of any determination, Funded Debt of the Company which is subordinated to the obligations of the Company under this Agreement at least to the extent of, or on terms substantially similar to the terms set forth in, Exhibit J hereto.

          "Subordinated Short-Term Borrowing" shall mean, as of the date of any determination, Short-Term Borrowing of the Company which is subordinated to the obligations of the Company under this Agreement at least to the extent of, or on terms substantially similar to the terms set forth in, Exhibit J hereto.

          "Subsidiary" shall mean any corporation, association, partnership, joint venture or other business entity of which the Company and/or any subsidiary of the Company either (a) in respect of a corporation, owns more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not at the time the stock of any class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is the sole general partner or is entitled to share in more than 50% of the profits, however determined.

          "Supplemental Signature Page" shall have the meaning set forth in Section 7.13(b).

          "Tax Rate" shall mean, for any period, the maximum statutory federal rate, expressed as a decimal (rounded, if necessary, to the nearest one one-thousandth), of income tax applicable to corporations for such period under Section 11 of the Code.

          "Total Assets" shall mean, with respect to any Person and as of the date of any determination, the total of all assets which under Generally Accepted Accounting Principles would be included on a consolidated balance sheet of such Person.

          "Total Debt" shall mean, as of any date of determination, the sum of (a) Consolidated Funded Debt, (b) current maturities of Consolidated Funded Debt, (c) the amount by which the amount payable upon then outstanding zero coupon notes of the Company and its Consolidated Subsidiaries upon acceleration of maturity due to default exceeds the amount included under clause (a) and clause (b) of this definition related to such notes and (d) Short-Term Borrowing of the Company and its Consolidated Subsidiaries, all determined for the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles after eliminating all inter-company items.

          "Total Fixed Asset Debt" shall mean, as of the date of any determination, Total Debt less Allowable Working Capital.

          "Total Senior Debt" shall mean, as of the date of any determination, the sum of (a) Consolidated Senior Funded Debt,
(b) current maturities of Consolidated Senior Funded Debt, (c) the amount by which the amount payable upon the then outstanding zero coupon senior notes of the Company and its Consolidated Subsidiaries upon acceleration of maturity due to default exceeds the amount included under clause (a) and clause (b) of this definition related to such notes and (d) ShortTerm Borrowing of the Company and its Consolidated Subsidiaries (but excluding any Subordinated Short-Term Borrowing of the Company and its Consolidated Subsidiaries), all determined for the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles after eliminating all intercompany items.

          "Total Senior Fixed Asset Debt" shall mean, as of the date of any determination, Total Senior Debt less Allowable
Working Capital.

     2.   THE COMMITTED LOAN FACILITY.

          2.1 The Committed Loans.

              (a) Subject to the terms and conditions hereof, each Bank severally agrees to make advances (each a "Committed Loan" and, collectively, the "Committed Loans") to the Company during the Revolving Credit Availability Period; provided, however, that at any time during such period, (i) Aggregate Outstandings of all Banks shall not exceed the Aggregate Revolving Commitment, and (ii) the sum of (A) each Bank's Pro Rata Share multiplied by the sum of the aggregate unpaid face amount of all unmatured Acceptances and the aggregate amount of all outstanding Acceptance Obligations plus (B) the aggregate unpaid principal amount of such Bank's Committed Loans outstanding hereunder shall not exceed the amount of such Bank's Revolving Commitment which, for purposes of this clause (ii), shall be reduced by an amount equal to the product obtained by multiplying such Bank's Pro Rata Share by the sum of (y) the aggregate unpaid principal amount of all outstanding Bid Loans and (z) the sum of the aggregate unpaid face amount of all unmatured Bid Bankers Acceptances and the aggregate amount of all outstanding Bid Bankers Acceptance Obligations. The Committed Loans may be maintained, at the election of the Company made from time to time as permitted herein, as Reference Loans or LIBOR Loans or any combination thereof permitted hereunder.

              (b)   During the Revolving Credit Availability
Period, the Company may borrow, prepay and reborrow Committed
Loans in accordance with the provisions hereof.

              (c)   The principal amount of each Bank's
Committed Loan made on a Borrowing Date shall be in an amount equal to its Pro Rata Share of all such Committed Loans made on such date. The failure of any Bank to honor its Commitments hereunder at any time shall not increase or otherwise affect the Commitment of any other Bank.

          2.2 Borrowing Procedure.

              (a) The Company shall give to the Administrative Agent prior notice (by telex or telecopier, or by telephone (confirmed in writing promptly thereafter)) of its intention to borrow under this Section 2, by delivery to the Administrative Agent of a borrowing request substantially in the form of Exhibit K hereto (each, a "Borrowing Request") specifying: (i) the proposed date of such borrowing (each, a "Borrowing Date"), which date shall be a Business Day in the case of Reference Loans or a Eurodollar Business Day in the case of LIBOR Loans,
(ii) the aggregate principal amount of the Committed Loans to be made on such date, which shall, in the case of LIBOR Loans, be in the minimum aggregate amount of $5,000,000 and multiples of $1,000,000 in excess thereof and, in the case of Reference Loans, be in the minimum aggregate amount of $1,000,000 and multiples thereof, (iii) whether such Committed Loans are to be funded as LIBOR Loans or Reference Loans, and (iv) in the case of LIBOR Loans, the initial Interest Period therefor.

              (b) A Borrowing Request shall be given by (i) 12:00 noon (Minneapolis time) not less than three Eurodollar Business Days prior to the proposed Borrowing Date if such Loan is to be a LIBOR Loan and (ii) 10:30 a.m. (Minneapolis time) on the proposed Borrowing Date if such Loan is to be a Reference Loan; provided, however, that with respect to a LIBOR Loan borrowing on the Effective Date, the Borrowing Request shall be given by 12:00 noon (Minneapolis time) not less than two Eurodollar Business Days prior to the Effective Date. Subject to Sections 2.9 and 2.10, upon receipt by the Administrative Agent, a Borrowing Request shall be irrevocable.

              (c) On the date of receipt of such Borrowing Request by the Administrative Agent, the Administrative Agent shall give prompt notice by telephone or telecopy to each Bank of the contents thereof. Each Bank shall make immediately available funds equal to the amount of its Committed Loan available to the Administrative Agent for the account of the Company at First Bank National Association, Minneapolis, Minnesota, or at such other office designated by the Administrative Agent from time to time, not later than 12:00 noon (Minneapolis time), on each Borrowing Date. Unless the Administrative Agent is aware that the conditions precedent to the making of such Committed Loans set forth in Sections 9 and 10 have not been satisfied (in which event the Administrative Agent shall promptly notify the Company and all the Banks), the Administrative Agent shall make available to the Company not later than 12:30 p.m. (Minneapolis time) on such Borrowing Date, the amount of funds so received in the type of funds received by it (or, at the option of the Administrative Agent, in immediately available funds). On or before the close of business (Minneapolis time) on the Business Day that the Administrative Agent determines the LIBO Rate for any Committed Loans in accordance with the respective definitions thereof, the Administrative Agent shall use best efforts to notify each Bank of such LIBO Rate.

          2.3 The Committed Loan Notes. On or before the initial Borrowing Date hereunder, the Company shall duly issue and deliver to the Administrative Agent for delivery to the Banks a series of notes substantially in the form of Exhibit L hereto (each, a "Committed Loan Note" and, collectively, the "Committed Loan Notes"), with appropriate insertions therein, one payable to the order of each Bank, in the principal amount of the Revolving Commitment of such Bank. Each Bank is hereby authorized by the Company to enter on the schedule attached to its Committed Loan Note or otherwise in its records, the amount of each Committed Loan made by it hereunder, each payment thereon and the other information provided for on such schedule; provided, however, that the failure to make any such entry or any error in making such entry with respect to any Committed Loan or payment shall not limit or otherwise affect the obligation of the Company hereunder or under any such Committed Loan Note, and, in all events, the principal amount owing by the Company in respect of each Bank's Committed Loan Note shall be the aggregate amount of all Committed Loans made by such Bank less all payments of principal thereon made by the Company. If such schedule shall be fully completed, such Bank may attach an additional schedule or schedules thereto. Each Committed Loan Note shall evidence that the principal amount of each Committed Loan shall be due and payable no later than the Maturity Date or upon acceleration under Section 13.1. Each Bank's Committed Loan Note shall bear interest as provided in Section 2.5.

          2.4 Payment of Principal of Committed Loans;
Prepayments.

              (a) The outstanding principal amount of each Committed Loan shall be payable on the Maturity Date.

              (b) Upon at least three Eurodollar Business Days' (with respect to LIBOR Loans) or one Business Day's (with respect to Reference Loans) irrevocable prior written notice to the Administrative Agent (which shall advise each Bank thereof as soon as practicable thereafter) specifying the amount and the date of prepayment, the Company shall have the right to prepay the Committed Loans, in whole at any time or in part from time to time, in aggregate principal amounts equal to at least $5,000,000 ($1,000,000 in the case of Reference Loans), or in integral multiples thereof, with accrued interest on the amount being prepaid to the date of such prepayment and subject to any required payments pursuant to Section 7.3. Each prepayment under this Section 2.4 shall be made to the Administrative Agent and, promptly upon receipt thereof, the Administrative Agent shall remit to each Bank its Pro Rata Share thereof. Optional payments on account of the Committed Loan Notes during the Revolving Credit Availability Period shall not of themselves reduce the sum of the respective Revolving Commitments of the Banks at the time in effect (or any Bank's Revolving Commitment), the effect thereof being solely to increase the amount available to be reborrowed.

          2.5 Interest on Committed Loans. Except as provided in Section 7.2, the Committed Loans shall bear interest on the unpaid principal amount thereof as follows: (i) for Reference Loans, at a fluctuating rate per annum equal to the Applicable Reference Rate, and (ii) for LIBOR Loans, at a rate per annum equal to the Applicable LIBO Rate for the applicable Interest Period.

          2.6 Conversions and Refunding of Committed Loans. Subject to the terms and conditions of this Agreement, the Company shall also have the option at any time to convert any Committed Loans or part thereof (in integral multiples of $1,000,000 in the aggregate) into a Reference Loan, LIBOR Loan, or refund any LIBOR Loan or part thereof (in integral multiples of $1,000,000 in the aggregate); provided, however, that (i) any LIBOR Loans converted or refunded before the expiration of their applicable Interest Period shall be accompanied by accrued interest on the amount being converted or refunded and subject to any payment required pursuant to Section 7.3, and (ii) no Reference Loan may be converted into a LIBOR Loan, if an Event of Default has occurred and is continuing on the proposed date of conversion. The Company shall notify the Administrative Agent (which shall advise each Bank thereof as soon as practicable thereafter) in writing of each proposed conversion or refunding, the proposed date therefor (which shall be a Business Day in the case of a Reference Loan and a Eurodollar Business Day in the case of a LIBOR Loan) and the duration of the Interest Period therefor, in the case of LIBOR Loans, pursuant to a duly executed Borrowing Request, in accordance with the notice provisions of Section 2.2. Subject to Sections
2.9 and 2.10, any notice given by the Company under this Section
2.6 shall be irrevocable. Subject to the terms and conditions of this Agreement, if the Company shall fail to notify the Administrative Agent in the manner provided in this Section 2.6 of a conversion or refunding of a LIBOR Loan prior to the last day of the then applicable Interest Period and has not repaid it and has the right to convert or refund it, such Committed Loan shall automatically be converted on such day to a Reference Loan of equal principal amount.

          2.7 Interest Payments on Committed Loans. Except as provided in Section 7.2, interest on the Reference Loans shall be payable quarterly, in arrears, on the first Business Day of each February, May, August and November, commencing in February, 1996, and on the date such Reference Loans are paid in full and not subject to a further reborrowing under Section 2.1 or 2.2. Except as provided in Section 7.2, interest on the LIBOR Loans shall be payable in arrears on the last day of the applicable Interest Period or such other date as such Committed Loans are paid in full or converted pursuant to Section 2.6; provided, however, that accrued interest on LIBOR Loans with an Interest Period of approximately 6, 9 or 12 months shall also be payable at the end of the third, sixth and ninth month of such Interest Period. All interest payable hereunder on Committed Loans shall be computed on the basis of a year of 360 days and actual days elapsed, except for interest at the Reference Rate, which shall be computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed.

          2.8 Number of Reference Loans and LIBOR Loans
Outstanding.  The total number of Reference Loans and LIBOR
Loans outstanding to any Bank at any time shall not exceed 10.

          2.9 Inability to Determine Rate. (a) If any Reference Bank determines (which determination shall be made in good faith and shall be conclusive and binding upon the Company in the absence of manifest error) that (1) by reason of circumstances then affecting the inter-bank Eurodollar markets, adequate and reasonable means do not or will not exist for ascertaining the LIBO Rate applicable to any LIBOR Loan, or (2) Dollar deposits in the relevant amounts and for the relevant Interest Period of a LIBOR Loan are not available to such Reference Bank in the inter-bank Eurodollar markets, then such Reference Bank shall forthwith give notice (a "Rate Notice") of such determination to the Company and the Administrative Agent (who shall notify the Banks), whereupon, until such Reference Bank shall notify the Company and the Administrative Agent (who shall notify the Banks) that the circumstances giving rise to such suspension no longer exist, (x) the obligations of each Bank to make LIBOR Loans shall be suspended and (y) the Company shall repay in full, without premium or penalty, the then outstanding principal amount of the LIBOR Loans affected, together with accrued interest thereon, on the last day of the then current Interest Period for such LIBOR Loans. Unless the Company notifies the Administrative Agent of a conversion in accordance with Section
2.6 after receiving a Rate Notice from one of the Reference Banks pursuant to this subsection, the Company shall, concurrently with repaying the LIBOR Loans pursuant to this subsection, be deemed to have requested and received Reference Loans in an equal principal amount from each Bank.

              (b) Notwithstanding the foregoing, the Company may (i) prior to the repayment of outstanding LIBOR Loans pursuant to Section 2.9(a), within two (2) Business Days after receipt of a Rate Notice from one of the Reference Banks, and
(ii) at any time after the suspension of Banks' obligations to make LIBOR Loans and the repayment by the Company of outstanding LIBOR Loans in accordance with the provisions of Section 2.9(a), with the consent of the Majority Banks, designate one or more Banks to replace the Reference Bank(s) which delivered such a Rate Notice. Upon acceptance of such designation as a replacement Reference Bank, such replacement Reference Bank or Reference Banks shall promptly notify the Administrative Agent of such acceptance at which time such replacement Reference Bank or Reference Banks shall for all purposes be deemed a Reference Bank hereunder, and at which time such Reference Bank(s) shall notify the Administrative Agent and the Company as to whether it will (x) continue the Rate Notice delivered by its predecessor, in which case the provisions of Section 2.9(a) regarding the suspension of Banks' obligations to make LIBOR Loans and the repayment of outstanding LIBOR Loans shall be operative, or (y) withdraw the Rate Notice delivered by its predecessor, in which case, no such suspension or repayment shall then occur, or continue to be operative, as the case may be.

          2.10 Illegality: Termination of Commitment. Notwithstanding any other provisions herein, if, after the date of this Agreement, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Body charged with the interpretation or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law but, if it does not have the force of law, with respect to which similarly situated banks generally comply) of any such Governmental Body shall make it unlawful or impracticable, in the reasonable judgment of any Bank, for such Bank to make, maintain or fund LIBOR Loans as contemplated by this Agreement, (1) the obligations of such Bank hereunder to make LIBOR Loans shall forthwith be cancelled, (2) Committed Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Reference Loans, and (3) the Company shall pay in full the then outstanding principal amount of all LIBOR Loans made by such Bank together with accrued interest, either (x) on the last day of the then current Interest Period if such Bank may lawfully continue to fund and maintain such LIBOR Loans to such day or (y) immediately if such Bank may not lawfully continue to fund and maintain such LIBOR Loans to such day. Unless the Company notifies such Bank and the Administrative Agent to the contrary within two (2) Business Days after receiving a notice from such Bank pursuant to this subsection, the Company shall, concurrently with repaying the LIBOR Loans pursuant to this subsection, be deemed to have requested and received Reference Loans in an equal principal amount from such Bank. If circumstances subsequently change so that such Bank is not further affected, such Bank shall so notify the Company of such change and such Bank's obligation to make and continue LIBOR Loans shall be reinstated.

          2.11 Application of Prepayments. All amounts paid by the Company in prepayment of Committed Loans pursuant to Sections 2.4(b) and 7.4 prior to the occurrence of an Event of Default hereunder shall be applied, subject to Section 2.4(b) or 7.4, as the case may be, as directed by the Company in its related notice of prepayment and shall be accompanied by, in the case of any resultant prepayment of Committed Loans being maintained as LIBOR Loans, all amounts payable with respect thereto pursuant to Section 7.3.

          2.12 Extension of Maturity Date. The Company may from time to time request the Banks to extend the Maturity Date to a date not more than one year from the then current Maturity Date. Such request may not be made earlier than 15 months prior to the then current Maturity Date and not later than 90 days prior to the then current Maturity Date. The Administrative Agent shall promptly notify the Banks of each such request.
Each Bank shall give its response to each such request in writing to the Administrative Agent no later than 60 days after each such request. Upon inquiry by the Company, the Administrative Agent will advise the Company which Banks, if any, have not responded to any such request. If a Bank fails to respond, it shall be deemed to have not consented to such extension. If all Banks consent to such extension, the Maturity Date shall be so extended and the Administrative Agent shall notify each Bank of such fact. Subject to the last sentence of this Section, the Acceptance Availability Period shall also be deemed extended to the new Maturity Date, commencing on the last day of the Acceptance Availability Period. If less than all Banks consent to such extension, the Company shall have an additional period of up to 120 days from the date of the Company's original extension request under this Section 2.12 (provided that such additional period shall not extend beyond the then-existing Maturity Date) (the "Additional Period") in which to replace all of the non-consenting Bank(s) with either one or more of the existing Banks (but no existing Bank shall be required to do so) or with any other bank (in either case, a "Replacement Bank"), subject to the Administrative Agent's consent (which shall not be unreasonably withheld). The replacement of the nonconsenting Bank(s) shall occur promptly after the last day of the Additional Period but in no event later than the then-existing Maturity Date and shall be otherwise subject to Section 18.1 hereof. Any Bank which has consented to the requested extension of the Maturity Date shall not withdraw its consent during the Additional Period. If less than all Banks consent to such extension and if the Company is unable to replace the non-consenting Bank(s) as described above, the Maturity Date shall not be extended.

     3.   THE ACCEPTANCE FACILITY.

          3.1 Acceptance Commitment.

              (a) Upon the terms and subject to the conditions hereof, the Administrative Agent agrees, at any time and from time to time during the Acceptance Availability Period, to create Acceptances for the Company maturing on a Business Day not less than 30 days or more than 90 days after the creation thereof and in any event not later than the last day of the Acceptance Availability Period; provided, however, that at any time during the Revolving Credit Availability Period, (i) Aggregate Outstandings of all Banks shall not exceed the Aggregate Revolving Commitment, and (ii) the sum of (A) each Bank's Pro Rata Share multiplied by the sum of the aggregate unpaid face amount of all unmatured Acceptances and the aggregate amount of all outstanding Acceptance Obligations plus
(B) the aggregate unpaid principal amount of such Bank's Committed Loans outstanding hereunder shall not exceed the amount of such Bank's Revolving Commitment which, for purposes of this clause (B), shall be reduced by an amount equal to the product obtained by multiplying such Bank's Pro Rata Share by the sum of (y) the aggregate unpaid principal amount of all outstanding Bid Loans and (z) the sum of the aggregate unpaid face amount of all unmatured Bid Bankers Acceptances and the aggregate amount of all outstanding Bid Bankers Acceptance Obligations.

              (b) During the Acceptance Availability Period, the Company may request Acceptances in accordance with the provisions hereof.

              (c) Each Acceptance shall be created by the Administrative Agent's acceptance of Drafts drawn on it in accordance with the terms of this Agreement. Each drawing of one or more Drafts on any Drawing Date (a "Drawing") shall be in an aggregate face amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          3.2 Notice of Drawing. Whenever the Company desires to make a Drawing, it shall prior to 10:00 a.m. (Minneapolis time) on the proposed date of such requested Drawing (each a "Drawing Date") give the Administrative Agent notice by telephone or telecopier of the requested Drawing consisting of the information and certification set forth substantially in the form of notice of drawing attached hereto as Exhibit M (a "Notice of Drawing"). Such notice shall be irrevocable and the Company shall promptly confirm any such telephonic notice by transmitting a Notice of Drawing to the Administrative Agent by telecopier. Upon the Administrative Agent's request, the Company shall provide such information concerning the underlying transaction as necessary to establish to the satisfaction of the Administrative Agent that the document created by the acceptance of such Draft or Drafts will qualify as an Acceptance as defined hereunder.

          3.3 Preparation of Drafts and Creation of Acceptances. To enable the Administrative Agent to create Acceptances in the manner specified in this Section 3.3, the Company hereby irrevocably designates and appoints the Administrative Agent, which may from time to time appoint any other bank or financial institution, as the Company's true and lawful attorney-in-fact, to execute drafts, in the form of Exhibit N hereto or such other form as may be acceptable to the Company and the Administrative Agent (a "Draft"), in the name and on behalf of the Company as drawer. The Administrative Agent shall promptly notify the Company of each such designee appointed by the Administrative Agent to execute drafts under the foregoing power of attorney. Such power of attorney may only be exercised by the Administrative Agent or its designee following the Administrative Agent's receipt of a Notice of Drawing and in strict accordance with the information contained therein.

          The Company hereby authorizes the Administrative Agent or its designee to complete a Draft in respect of a requested Drawing in accordance with such information, which Draft shall be dated the Drawing Date and shall mature on the date specified in the relevant Notice of Drawing provided such date is a date permitted under Section 3.1. Not later than 12:00 noon (Minneapolis time) on the proposed Drawing Date, the Administrative Agent shall, subject to the satisfaction of the applicable conditions set forth in Sections 9 and 10, duly accept and discount such Draft at a price equal to the face amount thereof less the sum of (i) the bankers acceptance discount rate for such maturity then being generally quoted by the Administrative Agent (unless the Administrative Agent quoted a bankers acceptance discount rate in connection with the Company's giving of the relevant Notice of Drawing which quoted rate was accepted by the Company not more than 15 minutes prior to its giving of such Notice, in which case such quoted rate shall control) (the "Discount Charge") and (ii) a per annum acceptance commission (the "Acceptance Commission") equal to the Applicable Margin, each of the Discount Charge and the Acceptance Commission being calculated on the face amount of each Draft so accepted for the actual number of days in the period from the date thereof to the date of its maturity and on the basis of a year of 360 days. Not later than 1:00 p.m. (Minneapolis time) on the Drawing Date, the Administrative Agent shall make the amount of the proceeds of the discount of each Draft so accepted and discounted available to the Company. On the Drawing Date of such Acceptance, the Administrative Agent shall remit to each Bank such Bank's Pro Rata Share of the Acceptance Commission applicable to such Acceptance.

Notwithstanding the foregoing, the Administrative Agent shall not be obligated to create or discount Acceptances hereunder if such Acceptance would not be eligible for discount at a Federal Reserve Bank under applicable rules or regulations, would not meet the requirements of paragraph 7 of Section 13 of the Federal Reserve Act, as amended, or any liability of the Administrative Agent that would arise from the creation of such Acceptance would constitute a deposit for which the Administrative Agent would be required to maintain reserves under Regulation D of the Federal Reserve Board as from time to time in effect. The Company acknowledges that the Administrative Agent's decision to accept and discount any Draft offered for acceptance and discount hereunder will be made in reliance upon the truth of the representations made by the Company in the related Notice of Drawing establishing the eligibility for discount of any such Acceptance. The Company will indemnify and save the Administrative Agent and each Acceptance Participant harmless from any loss or liability incurred by the Administrative Agent and such Acceptance Participants if any Acceptances are determined to be ineligible for discount or subject to reserves by reason of any misrepresentation made by the Company.

          3.4 Acceptance Obligation of the Company. The Company hereby unconditionally agrees to pay to the Administrative Agent in immediately available funds the face amount of each Draft as to which an Acceptance was created by the Administrative Agent on the maturity date thereof, or on such earlier date as may be required pursuant to other provisions of this Agreement.

          3.5 Prepayment.  Acceptances may not be prepaid.

          3.6 Participations in Acceptances.

              (a) Grant and Acceptance of Participations in Acceptances. Upon the terms and subject to the conditions of this Agreement and effective on the applicable Drawing Date, the Administrative Agent hereby grants to each Bank (in such capacity, an "Acceptance Participant"), and each Acceptance Participant hereby accepts from the Administrative Agent, an undivided participation in and to each Acceptance and the Administrative Agent's obligations thereunder (an "Acceptance Participation") and, to the extent hereinafter provided, the Company's Acceptance Obligations with respect to each such Acceptance, equal to each Acceptance Participant's Pro Rata Share of the face amount of each such Acceptance. The Administrative Agent shall give each Acceptance Participant prompt notice of the creation of each Acceptance in the form of a notice of creation of Acceptance and grant of an Acceptance Participation substantially in the form of Exhibit O hereto. Such notice shall specify the face amount of such Acceptance, the maturity date thereof, the face amount of each Acceptance Participant's undivided interest therein and the amount of the Acceptance Commission applicable to such Acceptance.

              (b)   Participation Interest of Acceptance
Participants.  The participation interest of each Acceptance
Participant in each Acceptance shall include its Pro Rata Share of the Acceptance Commission applicable to such Acceptance on the Drawing Date of such Acceptance.

              (c) Failure of Company to Pay an Acceptance; Rights and Obligations of the Administrative Agent and the Acceptance Participants. The Administrative Agent shall, on the maturity date of the relevant Acceptance, give each Bank notice (by telex or telecopier, or by telephone (confirmed in writing promptly thereafter)) of each failure by the Company to pay the Administrative Agent the related Acceptance Obligation on such date. Upon receipt of such notice from the Administrative Agent, each Bank shall, forthwith, make a Reference Loan to the Company in the amount of such Bank's Pro Rata Share of the amount of the unpaid Acceptance Obligation and make the proceeds of such Reference Loan available to the Administrative Agent before 2:00 p.m. (Minneapolis time) on the day such notice was given (where the relevant notice was given at or prior to 12:00 noon (Minneapolis time) on any Business Day), and before 10:00 a.m. (Minneapolis time) on the next succeeding day that such Bank and the Administrative Agent are open at their respective addresses specified in this Agreement for the purpose of conducting a commercial banking business (where the relevant notice was given after 12:00 noon (Minneapolis time) on any Business Day). If any portion of any such amount paid to the Administrative Agent should be recovered by or on behalf of the Company from the Administrative Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all the Banks in the manner contemplated by Section 16. Each Bank's obligation to make the Reference Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Administrative Agent, the Company or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default;
(iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Bank; (v) any termination or reduction of the Commitments; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Default or Event of Default shall have occurred and be continuing at the time any Reference Loan is made pursuant to this Section 3.6(c), then, notwithstanding
Section 2.4(a), such Reference Loan shall be immediately due and payable.

     4.   THE BID LOAN FACILITY.

          4.1 The Bid Loan Facility. The Banks agree to make available to the Company during the Revolving Credit Availability Period the Bid Loan Facility, pursuant to which the Company may, as provided in this Section 4, request the Banks, through the Administrative Agent, to make offers to make Bid Loans to the Company, and the Banks may, at their sole election, make offers to make Bid Loans to the Company; provided, however, that at any time the Aggregate Outstandings of all Banks shall not exceed the Aggregate Revolving Commitment. The Banks may, but shall have no obligation to, make any such offers and the Company may, but shall have no obligation to, accept any such offers. Bid Loans may be Money Market Loans or Absolute Rate Loans (each, a "type" of Bid Loan).

          4.2 Bid Loan Tender Request Notice. When the Company wishes to request offers to make Bid Loans, it shall transmit to the Administrative Agent a Bid Loan Tender Request Notice so as to be received no later than 10:00 a.m. (Minneapolis time) on
(i) the fourth Eurodollar Business Day prior to the proposed Borrowing Date in the case of Money Market Loans, or (ii) the second Business Day prior to the proposed Borrowing Date in the case of Absolute Rate Loans, specifying:

              (a) the proposed date of such borrowing (each a "Borrowing Date"), which date shall be (i) a Eurodollar Business Day occurring at least one month prior to the last day of the Revolving Credit Availability Period in the case of Money Market Loans or (ii) a Business Day occurring at least 30 days prior to the last day of the Revolving Credit Availability Period in the case of Absolute Rate Loans;

              (b)   the aggregate principal amount of the
proposed Bid Loan Borrowing which shall be in a minimum amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

              (c)    in the case of Money Market Loans, the
Interest Period of each Money Market Loan to be made as part of such Bid Loan Borrowing;

              (d) in the case of Absolute Rate Loans, the maturity date for the repayment of each Absolute Rate Loan to be made as part of such Bid Loan Borrowing (which maturity date shall be a Business Day and may not be later than the Maturity
Date);

              (e) the interest payment date or dates relating thereto; and

              (f)   any other terms to be applicable to such Bid
Loan Borrowing.

          Each Bid Loan Tender Request Notice shall not request offers for more than four Interest Periods or maturity dates, as the case may be, and shall be given or signed on behalf of the Company by an employee of the Company previously identified to the Administrative Agent in a writing satisfactory to the Administrative Agent as authorized to give Bid Loan Tender Request Notices.

          4.3 Invitation to Tender for Bid Loans. Promptly upon receipt of a Bid Loan Tender Request Notice and in any event not later than 11:00 a.m. (Minneapolis time) on the (i) fourth Eurodollar Business Day prior to the proposed Borrowing Date in the case of Money Market Loans or (ii) second Business Day prior to the proposed Borrowing Date in the case of Absolute Rate Loans, the Administrative Agent shall send to the Banks by telex or telecopier an Invitation to Tender for Bid Loans which shall constitute an invitation by the Company to each Bank to submit Bid Loan Tenders offering to make the Bid Loans to which such Bid Loan Tender Request Notice relates in accordance with
Section 4.4. Such Bid Loan Tender Request Notice shall not thereafter be revocable.

          4.4 Submission and Contents of Bid Loan Tenders.

              (a) Each Bank may submit one or more Bid Loan Tenders containing an offer or offers to make Bid Loans in response to any Invitation to Tender for Bid Loans. Each Bid Loan Tender must comply with the requirements of this Section
4.4 and must be submitted to the Administrative Agent by telex or telecopier so as to be received not later than (i) 8:45 a.m. (Minneapolis time) on the third Eurodollar Business Day prior to the proposed Borrowing Date in the case of Money Market Loans and (ii) 9:00 a.m. (Minneapolis time) on the proposed Borrowing Date in the case of Absolute Rate Loans; provided, that if the Administrative Agent in its capacity as a Bank shall, in its sole discretion, elect to submit a Bid Loan Tender, it shall submit the same to the Company not later than 8:15 a.m. (Minneapolis time) (i) on the third Eurodollar Business Day prior to the proposed Borrowing Date in the case of Money Market Loans and (ii) on the proposed Borrowing Date in the case of Absolute Rate Loans. Subject to the applicable conditions of Sections 9 and 10, any Bid Loan Tender shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Company.

              (b) Each Bid Loan Tender may include offers to make any number of Bid Loans, shall be in substantially the form of Exhibit E hereto and shall in any case specify:

                    (i)  the applicable Borrowing Date;

                    (ii) for each Bid Loan offered:

                         (A)  the principal amount of such Bid
                              Loan (which principal amount shall be
                              $5,000,000 or an integral multiple of
                              $1,000,000 in excess thereof);

                         (B)  in the case of Money Market Loans,
                              the per annum (based on actual days elapsed and a year of 360 days) interest rate margin above or below the LIBO Rate (the "Money Market Margin") for such Bid Loan (expressed to three decimal places);

                         (C) in the case of Absolute Rate Loans, the per annum (based on actual days elapsed and a year of 360 days) fixed interest rate (the "Absolute Rate") for such Bid Loan (expressed to three decimal places); and

                         (D)  the maturity date of such Bid Loan;

                    (iii) the type of Bid Loan;

                    (iv) the maximum aggregate principal amount of Bid Loans
                         offered by such Bank (which shall not exceed the aggregate principal amount of Bid Loans requested by the Company) which may be less than the aggregate principal amount of Bid Loans specified in clause
                         (ii). The Company may not accept Bid Loans from such Bank having an aggregate principal amount in excess of the maximum aggregate amount specified in this clause (iv); and

                    (v)  the identity of the tendering Bank.

              (c)   any Bid Loan Tender shall be disregarded that:

                    (i) is not substantially in the form of Exhibit E hereto or does not specify all the information required by
                         Section 4.4(b);

                    (ii) contains qualifying, conditional or similar language;

                    (iii)proposes terms other than or in addition to those
                         set forth in the applicable Invitation to Tender for Bid Loans; or

                    (iv) is received by the Administrative Agent after the
                         times set forth in Section 4.4(a).

          4.5 Notice to the Company. As soon as reasonably practicable, and in no event later than (i) 9:30 a.m. (Minneapolis time) on the third Eurodollar Business Day prior to the proposed Borrowing Date in the case of Money Market Loans, or (ii) 9:20 a.m. (Minneapolis time) on the proposed Borrowing Date in the case of Absolute Rate Loans, the Administrative Agent shall notify the Company by telephone (promptly confirmed by telex or telecopier) of the terms of each Bid Loan Tender submitted by a Bank that complies with Section 4.4.

          4.6 Acceptance and Rejection of Bid Loan Tenders.

              (a) Acceptance and Notice by the Company. As soon as reasonably practicable, and in no event later than (i) 10:00 a.m. (Minneapolis time) on the third Eurodollar Business Day prior to the proposed Borrowing Date in the case of Money Market Loans or (ii) 9:30 a.m. (Minneapolis time) on the proposed Borrowing Date in the case of Absolute Rate Loans, the Company shall notify the Administrative Agent by telephone (promptly confirmed by telex or telecopier), of its acceptance or rejection of the offers contained in the Bid Loan Tenders of which it was notified pursuant to Section 4.5. Subject to Sections 2.9 and 2.10 (and unless any Bank shall have given notice that it is entitled to claim compensation pursuant to Sections 7.8 or 7.9 between the time the Company gives such notice of acceptance and the time such Bank makes such Bid
Loan), such notice from the Company shall be irrevocable and binding on the Company and specify the aggregate principal amount of offers at each Absolute Rate or Money Market Margin, as the case may be, that are accepted. The Company may accept any of such Bid Loan Tenders in whole or in part; provided, that:

                    (i) the aggregate principal amount of the Bid Loans in respect of which offers are accepted may not exceed the aggregate principal amount requested in the related Bid Loan Tender Request Notice; and

                    (ii) acceptances of Bid Loan Tenders made in response to
                         the same Invitation to Tender for Bid Loans may only be made on the basis that the Company has not rejected a Bid Loan Tender at a lower competitive bid rate. If the Company rejects all Bid Loan Tenders, the proposed Bid Loan Borrowing shall be cancelled and the Administrative Agent shall give the Banks prompt notice to that effect.

              (b) Allocation by the Administrative Agent. If offers to make Bid Loans are made by two or more Banks at the same Absolute Rate or Money Market Margins, as the case may be, for a greater aggregate principal amount of Bid Loans than the amount in respect of which offers to make Bid Loans are accepted at that Absolute Rate or Money Market Margins, as the case may be, the principal amount of Bid Loans in respect of which such offers are accepted at such interest rate shall be allocated by the Administrative Agent as equitably as is practicable between or among such Banks in integral multiples of $100,000 based upon the respective principal amounts of such offers.

              (c) Notification of Acceptances to Banks. Prior to (i) 11:00 a.m. (Minneapolis time) on the third Eurodollar Business Day prior to the proposed Borrowing Date in the case of Money Market Loans or (ii) 9:45 a.m. (Minneapolis time) on the proposed Borrowing Date in the case of Absolute Rate Loans, the Administrative Agent shall notify by telex or telecopier each Bank that has made a Bid Loan Tender whether its offer or offers have been accepted, and whether in whole or in part, specifying the date and principal amount of each Bid Loan to be made by such Bank as part of the Bid Loan Borrowing and the interest rate applicable to each such Bid Loan to be made by such Bank. The Administrative Agent shall also promptly notify all Banks of the principal amount and maturity date of each Bid Loan made on such Borrowing Date and the identity of each Bank making such Bid Loan.

              (d) Notification of LIBO Rate for Money Market Loans. On the second Eurodollar Business Day prior to the proposed Borrowing Date for Money Market Loans, the Administrative Agent shall notify by telex or telecopier each Bank making such Money Market Loan and the Company of the LIBO Rate to be applicable thereto.

          4.7 Making the Bid Loans. Each Bank that is to make a Bid Loan as part of a Bid Loan Borrowing shall, before 12:00 noon (Minneapolis time) on the date of such Bid Loan Borrowing specified in the notice received from the Administrative Agent pursuant to Section 4.6(c), make available to the Administrative Agent such Bank's portion of such Bid Loan Borrowing in immediately available funds. Upon satisfaction of the applicable conditions set forth in Sections 9 and 10 and after receipt by the Administrative Agent of such funds, the Administrative Agent promptly will make such funds available to the Company.

          4.8 The Bid Loan Notes. On or before the Effective Date, the Company shall duly issue and deliver to the Administrative Agent a series of notes substantially in the form of Exhibit P hereto (each, a "Bid Loan Note" and, collectively, the "Bid Loan Notes"), with appropriate insertions therein, one payable to the order of each Bank. Each Bank is hereby authorized by the Company to enter on the schedule attached to its Bid Loan Note or otherwise in its records, the amount of each Bid Loan made by it hereunder, each payment thereon and the other information provided for on such schedule; provided, however, that the failure to make any such entry or any error in making such entry with respect to any Bid Loan or with respect to any payment shall not limit or otherwise affect the obligation of the Company hereunder or under any such Bid Loan Note, and, in all events, the principal amount owing by the Company in respect of each Bank's Bid Loan Note shall be the aggregate amount of all Bid Loans made by such Bank less all payments of principal thereon made by the Company. If such schedule shall be fully completed, such Bank may attach an additional such schedule or schedules thereto. Each Bid Loan Note shall evidence that the principal amount of each Bid Loan and shall be due and payable no later than the maturity date thereof or upon acceleration under Section 13.1. Each Bank's Bid Loan Note shall bear interest as provided in Section 4.9.

          4.9 Interest on Bid Loans.  Except as provided in
Section 7.2, the Company shall pay interest on the unpaid principal amount of each Bid Loan from the date of such Bid Loan to the date the principal amount of such Bid Loan is repaid in full, as follows:

              (a) in the case of Absolute Rate Loans, at the Absolute Rate specified by the Bank making such Absolute Rate Loan in its Bid Loan Tender, payable on the interest payment date or dates specified by the Company in the related Bid Loan Tender Request Notice and on the maturity date of such Absolute Rate Loan; and

              (b) in the case of Money Market Loans, at the LIBO Rate determined in accordance with the definition thereof plus or minus the Money Market Margin specified by the Bank making such Money Market Loan in its Bid Loan Tender, payable on the interest payment date or dates specified by the Company in the related Bid Loan Tender Request Notice and on the maturity date of such Money Market Loan.

          4.10 Payments and Prepayments of Bid Loans. The Company shall repay to the Administrative Agent for the account of each Bank which has made a Bid Loan on the maturity date of such Bid Loan the then unpaid principal amount of such Bid Loan. The Company shall have no right to prepay any Bid Loan unless
(a) specified by the Company in the related Bid Loan Tender Request Notice (and then only upon the terms therein specified),
(b) any Bank shall have requested prepayment of such Bid Loan pursuant to the provisions of Section 2.10 or (c) any Bank shall have given notice that it is entitled to claim compensation pursuant to Section 7.8 or 7.9 with respect to such Bid Loan. Any such prepayment shall be accompanied by accrued interest on the Bid Loan so prepaid and any payments required pursuant to
Section 7.3.

          4.11 Reborrowings. Within the limits and upon the conditions set forth in this Section 4, the Company may from time to time during the Revolving Credit Availability Period borrow under this Section 4, repay pursuant to Section 4.10 and reborrow under this Section 4.

     5.   [RESERVED]

     6.   THE BID BANKERS ACCEPTANCE FACILITY.

          6.1 The Bid Bankers Acceptance Facility. The Banks agree to make available to the Company during the Revolving Credit Availability Period the Bid Bankers Acceptance Facility, pursuant to which the Company may, as provided in this Section 6, request the Banks, through the Administrative Agent, to make offers to create and discount Bid Bankers Acceptances for the Company, and the Banks may, at their sole election, make offers to create and discount Bid Bankers Acceptances for the Company; provided, however, that at any time the Aggregate Outstandings of all Banks shall not exceed the Aggregate Revolving Commitment. The Banks may, but shall have no obligation to, make any such offers and the Company may, but shall have no obligation to, accept any such offers.

          6.2 Bid Bankers Acceptance Tender Request Notice.
When the Company wishes to request offers to create Bid Bankers Acceptances, it shall transmit to the Administrative Agent a Bid Bankers Acceptance Tender Request Notice so as to be received no later than 10:00 a.m. (Minneapolis time) on the third Business Day prior to the Bid Bankers Acceptance Creation Date proposed in such Bid Bankers Acceptance Tender Request Notice, specifying:

              (a)   the proposed Bid Bankers Acceptance Creation
Date which shall be any Business Day occurring at least 30 days prior to the last day of the Revolving Credit Availability
Period;

              (b)   the aggregate face amount of the proposed
Bid Bankers Acceptance Financing which shall be a minimum amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

              (c) the maturity dates (which shall not exceed four) of such Bid Bankers Acceptances to be made as part of such Bid Bankers Acceptance Financing (each of which maturity dates shall be a Business Day and may not be earlier than the date occurring 30 days after the proposed Bid Bankers Acceptance Creation Date or later than the date occurring the earlier of the last day of the Revolving Credit Availability Period or 90 days after the proposed Bid Bankers Acceptance Creation Date);

              (d) that the Company will deliver, no later than the related Bid Bankers Acceptance Creation Date, a properly completed form of Bid Bankers Acceptance Certificate; and

              (e)   any other terms to be applicable to such Bid
Bankers Acceptance Financing.

          Each Bid Bankers Acceptance Tender Request Notice shall be given or signed on behalf of the Company by an employee of the Company previously identified to the Administrative Agent in a writing satisfactory to the Administrative Agent as authorized to give Bid Bankers Acceptance Tender Request Notices.

          6.3 Invitation to Tender for Bid Bankers Acceptances. Promptly upon receipt of a Bid Bankers Acceptance Tender Request Notice and in any event not later than 3:00 p.m. (Minneapolis time) on the third Business Day prior to the Bid Bankers Acceptance Creation Date specified therein, the Administrative Agent shall send to the Banks by telex or telecopier an Invitation to Tender for Bid Bankers Acceptances which shall constitute an invitation by the Company to each Bank to submit Bid Bankers Acceptance Tenders offering to create Bid Bankers Acceptances to which such Bid Bankers Acceptance Tender Request Notice relates in accordance with Section 6.4. Such Bid Bankers Acceptance Tender Request Notice shall not thereafter be revocable.

          6.4 Submission and Contents of Bid Bankers Acceptances
Tenders.

              (a) Each Bank may submit one or more bids (each, a "Bid Bankers Acceptance Tender") containing an offer or offers to accept and discount Bid Bankers Acceptances in response to any Invitation to Tender for Bid Bankers Acceptances. Each Bid Bankers Acceptance Tender must comply with the requirement of this Section 6.4 and must be submitted to the Administrative Agent by telephone (confirmed by telecopy) so as to be received not later than 9:00 a.m. (Minneapolis time) on the proposed Bid Bankers Acceptance Creation Date; provided, that if the Administrative Agent in its capacity as a Bank shall, in its sole discretion, elect to submit a Bid Bankers Acceptance Tender, it shall submit the same to the Company by telephone not later than 8:30 a.m. (Minneapolis time) on the proposed Bid Bankers Acceptance Creation Date. Subject to satisfaction of the applicable conditions set forth in Sections 9 and 10, any Bid Bankers Acceptance Tender shall be irrevocable prior to 9:45 a.m. (Minneapolis time) on the proposed Bid Bankers Acceptance Creation Date except with the written consent of the Administrative Agent given on the written instructions of the Company.

              (b) Each Bid Bankers Acceptance Tender shall specify:

                   (i)   the applicable Bid Bankers Acceptance
Creation          Date;

                  (ii)   the face amount of Bid Bankers
Acceptances for which each offer is being made for each maturity date, which face amount shall be $5,000,000 or an integral multiple of $1,000,000 in excess thereof and may not exceed, in the aggregate as to all such Bid
Bankers Acceptances, the face amount of Bid Bankers
Acceptances for which offers were requested (although such Bid Bankers Acceptance Tender may include any number of separate offers to create Bid Bankers
Acceptances for different maturity dates at different fixed discount rates, each of which offers shall be capable of acceptance hereunder by the Company; provided, that a Bank may submit not more than one offer for any maturity date);

                 (iii)   the per annum (based on actual days
elapsed and a year of 360 days) fixed discount rate
(which shall include any acceptance or other commission) offered on each such face amount of Bid
Bankers Acceptances (expressed to three decimal places); and

                  (iv)   the identity of the tendering Bank.

              (c) any Bid Bankers Acceptance Tender shall be disregarded that:

                   (i)   does not specify all the information
required by Section 6.4(b);

                  (ii)   contains qualifying, conditional or
similar language;

                 (iii)   contains more than one offer for any
maturity date;

                  (iv)   proposes terms other than or in
addition to those set forth in the applicable
Invitation to Tender for Bid Bankers Acceptances; or

                   (v)   is received by the Administrative Agent
after the time set forth in Section 6.4(a).

          6.5 Notice to the Company. As soon as reasonably practicable, and in no event later than 9:20 a.m. (Minneapolis time) on the proposed Bid Bankers Acceptance Creation Date, the Administrative Agent shall notify the Company by telephone of the terms of each Bid Bankers Acceptance Tender submitted by a Bank that complies with Section 6.4.

          6.6 Acceptance and Rejection of Bid Bankers Acceptance
Tenders.

              (a) Acceptance and Notice by the Company. As soon as reasonably practicable and in no event later than 9:30 a.m. (Minneapolis time) on the proposed Bid Bankers Acceptance Creation Date, the Company shall notify the Administrative Agent by telephone of its acceptance or rejection of the offers contained in the Bid Bankers Acceptance Tenders of which it was notified pursuant to Section 6.5. Such notification from the Company shall specify the aggregate face amount of offers at each discount rate for each maturity date that are accepted.
The Company may accept any of the Bid Bankers Acceptance Tenders in whole or in part; provided, that:

                   (i)   the aggregate face amount of the Bid
Bankers Acceptances in respect of which offers are accepted may not exceed the aggregate face amount requested in the related Bid Bankers Acceptance Tender
Request Notice; and

                   (ii)  acceptances of Bid Bankers Acceptance
Tenders made in response to the same Invitation to Tender for Bid Bankers Acceptances may only be made on the basis of ascending discount rates.

          If the Company rejects all Bid Bankers Acceptance
Tenders, the proposed Bid Bankers Acceptance Financing shall be cancelled and the Administrative Agent shall give the Banks prompt notice to that effect.

              (b) Allocation by the Administrative Agent. If offers to create Bid Bankers Acceptances are made by two or more of the Banks at the same discount rate for the same maturity date for a greater aggregate face amount of Bid Bankers Acceptances than the amount in respect of which offers to create Bid Bankers Acceptances are accepted at that discount rate for that maturity date, the face amount of Bid Bankers Acceptances in respect of which such offers are accepted at such discount rate for such maturity date shall be allocated by the Administrative Agent between or among such Banks in integral multiples of $100,000 based upon the respective face amounts of such offers as equally as possible.

              (c) Notification of Acceptances to Bank. Prior to 9:45 a.m. (Minneapolis time) on the proposed Bid Bankers Acceptance Creation Date, the Administrative Agent shall notify by telephone each Bank that has made a Bid Bankers Acceptance Tender whether its offer or offers have been accepted, and whether in whole or in part, specifying the date, face amount and maturity date of each Bid Bankers Acceptance to be created by such Bank as part of the applicable Bid Bankers Acceptance Financing and the discount rate applicable to each such Bid Bankers Acceptance to be created by such Bank. Promptly thereafter the Administrative Agent shall transmit by telecopier to each such Bank a copy of the Bid Bankers Acceptance Certificate furnished by the Company pursuant to Section 6.2(d). Any Bank not receiving such notification by the time indicated in the second preceding sentence may conclusively presume that its offer or offers were not accepted. The Administrative Agent shall also promptly notify all Banks of the face amount and maturity date of each Bid Bankers Acceptance made on such Bid Bankers Acceptance Creation Date and the identity of each Bank making such Bid Bankers Acceptance.

          6.7 Preparation of Drafts and Creation and Discount of the Bid Bankers Acceptance. The Company shall supply each Bank, upon execution of this Agreement and thereafter forthwith upon request by any such Bank with a sufficient number of signed blank drafts, in the form of Exhibit B hereto, as any such Bank may reasonably request. Each Bank shall hold such drafts supplied to it in safekeeping to be filled in and completed by such Bank as Bid Bankers Acceptances from information provided by the Administrative Agent in accordance with Section 6.6(c). In case any authorized signatory of the Company whose signature shall appear on any draft shall cease to have such authority before the creation of a Bid Bankers Acceptance with respect to such draft, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such creation. In lieu of executing such blank drafts, upon the written request of any Bank, the Company may irrevocably designate and appoint such Bank, which may from time to time appoint any other bank or financial institution, as the Company's true and lawful attorney-in-fact, to execute such drafts in the name and on behalf of the Company as drawer. Any Bank that appoints a designee to execute drafts under the foregoing power of attorney shall promptly notify the Company of each such designation. Such power of attorney may only be exercised by a Bank following such Bank's receipt of a notice from the Administrative Agent that the Company has accepted such Bank's offer to create Bid Bankers Acceptances pursuant to
Section 6.6(c) and in strict accordance with such notice.

          The Company hereby authorizes each Bank, or its designee, that is to create and discount a Bid Bankers Acceptance as part of a Bid Bankers Acceptance Financing to, and each such Bank, or its designee, will, before 12:00 noon (Minneapolis time) on the proposed Bid Bankers Acceptance Creation Date specified in the notice received from the Administrative Agent pursuant to Section 6.6(c), (i) complete a presigned draft supplied to such Bank pursuant to the next preceding paragraph of this Section 6.7, or a draft executed by such Bank or its designee under the power of attorney granted pursuant to such next preceding paragraph, in accordance with the information contained in the said notice received from the Administrative Agent pursuant to Section 6.6(c), which draft shall be dated the applicable Bid Bankers Acceptance Creation Date and mature on the date specified in the applicable Bid Bankers Acceptance Tender Request Notice, (ii) subject to the satisfaction of the applicable conditions set forth in Sections 9 and 10, duly accept and discount such draft at a price equal to the face amount thereof less the discount rate with respect thereto specified in the applicable notice from the Administrative Agent provided in accordance with Section 6.6(c) for the period from the date thereof to the date of its maturity, (iii) give the Administrative Agent telephonic notice of the creation of such Bid Bankers Acceptance or Acceptances specifying the date, face amount, maturity and discount thereof and of the amount paid to the Administrative Agent pursuant to clause (iv) below, and (iv) pay to the Administrative Agent the net proceeds of its discount of such Bid Bankers Acceptance by 2:00 p.m. (Minneapolis time) on the applicable Bid Bankers Acceptance Creation Date. Upon satisfaction of the applicable conditions set forth in Sections 9 and 10 and promptly after receipt by the Administrative Agent of such funds and in any event no later than 3:00 p.m. (Minneapolis time) on such date the Administrative Agent will make such funds available to the Company.

Notwithstanding the foregoing, no Bank shall be obligated to create or discount Bid Bankers Acceptances hereunder if such Bid Bankers Acceptance would not be eligible for discount at a Federal Reserve Bank under applicable rules or regulations, would not meet the requirements of paragraph 7 of Section 13 of the Federal Reserve Act, as amended, or any liability of such Bank that would arise from the creation of such Bid Bankers Acceptance would constitute a deposit for which such Bank would be required to maintain reserves under Regulation D of the Federal Reserve Board as from time to time in effect. The Company acknowledges that a Bank's decision to accept and discount any draft offered for acceptance and discount under this Section 6 will be made in reliance upon the truth of the representations made by the Company in the related Bid Bankers Acceptance Certificate establishing the eligibility for discount of any such Bid Bankers Acceptance. The Company will indemnify and save each Bank harmless from any loss or liability incurred by such Bank if any Bid Bankers Acceptances created and discounted by such Bank are determined to be ineligible for discount or subject to reserves by reason of any misrepresentation made by the Company.

          6.8 Repayment Obligation of the Company; Prepayments. The Company hereby unconditionally agrees to pay to the Administrative Agent for the account of the Bank which has created and discounted a Bid Bankers Acceptance the face amount of each draft as to which a Bid Bankers Acceptance was created and discounted by such Bank not later than 12:00 noon (Minneapolis time) on the maturity date thereof or such earlier date as may be required pursuant to any other provision of this Agreement. Bid Bankers Acceptances may not be prepaid.

          6.9 Remission of Funds Received by the Administrative Agent. The Administrative Agent shall no later than 2:00 p.m. (Minneapolis time) on the maturity date of the Bid Bankers Acceptances transfer the amount received from the Company pursuant to Section 6.8 to the Banks which created and discounted such Bid Bankers Acceptances, ratably according to the face amount of such Bid Bankers Acceptances created and discounted by such Banks.

     7.   THE FACILITIES IN GENERAL.

          7.1 Payments.

              (a) Each payment, including each prepayment, payable hereunder (except the arrangement fee under Section 7.12(b)) shall be made by the Company to the Administrative Agent at First Bank National Association, Minneapolis, Minnesota, or at such other office designated by the Administrative Agent from time to time, in immediately available funds by 1:00 p.m. (Minneapolis time) on the due date for such payment; provided, that any such payment shall be deemed to have been received by the Administrative Agent by 1:00 p.m. (Minneapolis time) on such due date if (i) the Company shall have irrevocably instructed the Administrative Agent to apply the proceeds of new Credit Extensions scheduled to be made on such due date to such payment or payments and (ii) such proceeds, together with other funds the Company has directed the Administrative Agent to apply, are sufficient, or would be sufficient but for the failure of a Bank to fund such new Credit Extension on such date, to make such payment or payments in full. Upon receipt or deemed receipt thereof by the Administrative Agent, the Administrative Agent shall remit to each Bank entitled to receive such payment in immediately available funds on the day such funds are received or deemed received, such Bank's share thereof. The Company shall pay the arrangement fee directly to the Arranger on the Effective Date. If any payment hereunder or under the Notes with respect to a Reference Loan or Absolute Rate Loan or fees or with respect to any Acceptance or Bid Bankers Acceptance, shall be due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the applicable rate with respect thereto during such extension. If any payment hereunder or under the Notes with respect to a LIBOR Loan or a Money Market Loan shall be due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next Eurodollar Business Day (unless such day would fall in another calendar month, in which event payment shall be made on the next preceding Eurodollar Business Day), and interest shall be payable at the applicable rate with respect thereto during such extension.

              (b)  (i)   All payments or reimbursements required
to be made under this Agreement shall be made free and
clear of and without deduction for any and all taxes,
duties, fees or other charges of any nature whatsoever
imposed or levied by any governmental authority,
domestic or foreign (except for taxes, duties, fees or
other charges based upon or measured by the net income,
net worth or shareholder's capital of any Bank, those
charges which are in substitution for, or relieve any
Bank from, any tax based upon or measured by net income, net worth or shareholder's capital of such Bank, and changes in the rate of tax on the overall net income, net worth or shareholder's capital of such Bank); provided, however, that if any Bank or holder of any Note hereunder fails
to file when it may lawfully do so with the Company a
properly completed and executed copy of either Internal
Revenue Service Form 4224 or Internal Revenue Service
Form 1001 and Internal Revenue Service Form W-8 or
Internal Revenue Service Form W-9 and any          additional
form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from United States withholding taxes) in accordance with the provisions of
Section 7.1(b) (ii), then all such payments to such Bank or holder shall be net of any amounts the Company is required to withhold under applicable law. A certificate as to any additional amounts payable to any Bank under this
Section 7.1(b) submitted to the Company by such Bank shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall be conclusive and binding upon the parties hereto in the absence of manifest error. With respect to each deduction or withholding for or on account of any taxes, the Company shall promptly (and in any event not less than 45 days thereafter) furnish to each Bank such certificates, receipts and other documents as may be required (in the reasonable judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

                   (ii)  As long as it may lawfully do so, each
Bank or holder of any Note agrees to file with the Company, in duplicate, for each taxable year of such Bank or such holder during which interest arising under this Agreement is received, and before payment by the Company of any interest during such year on the Loans made by such Bank, a properly completed and executed copy of either Internal Revenue Service Form 4224 or
Internal Revenue Service Form 1001 and Internal Revenue
Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from United States withholding taxes), if and as provided by the Code, regulations or other pronouncements of the United
States Internal Revenue Service; and the Bank or such holder, as the case may be, warrants to the Company that the form so filed will be true and complete;
provided, that such Bank's or such holder's failure to complete and execute such Form 4224 or Form 1001, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Company of any of its obligations under this Agreement, except as otherwise provided in this Section 7.1(b).

          7.2 Interest on Overdue Payments. All amounts payable hereunder (other than interest), including, without limitation, under the Notes, after maturity thereof (whether upon stated maturity or due date, by acceleration or otherwise), not paid when due shall bear interest, from the date such amounts become due to the date of payment, at a fluctuating per annum rate equal to the then Applicable Reference Rate plus 2%. All interest provided for in this Section 7.2 shall be payable on demand.

          7.3 Indemnification. The Company hereby agrees to indemnify and hold the Administrative Agent and each Bank free and harmless from all reasonable losses, costs and expenses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by any Bank to fund or maintain any LIBOR Loans, Bid Loans, Acceptances, Acceptance Participations or Bid Bankers Acceptances) which the Administrative Agent or any Bank may incur, to the extent not otherwise compensated for under this Agreement and not mitigated by the redeployment of such deposits or other funds, as a result of (a) a default by the Company in payment when due of the principal of or interest on any LIBOR Loan, Bid Loan, Acceptance Obligation or Bid Bankers Acceptance Obligation (b) the Company's failure (other than a failure attributable to a default by such Bank) to make a borrowing, conversion or refunding with respect to a LIBOR Loan or Bid Loan or to take down an Acceptance or Bid Bankers Acceptance Financing after making a request therefor, (c) a prepayment, conversion or refunding (whether mandatory or otherwise, but excluding a prepayment under Section 2.10) of a LIBOR Loan or Bid Loan before the expiration of the related Interest Period or the maturity date thereof, and (d) any default by the Company under this Agreement, any demand for payment of a LIBOR Loan or Bid Loan by the Administrative Agent permitted hereunder before the expiration of the related Interest Period; provided, however, that the Company shall not be obligated to pay any such amounts or amount which are attributable to periods exceeding 180 days prior to the date of receipt by the Company of the certificate referred to in the next sentence. A certificate as to any such loss, cost or expense (including calculations, in reasonable detail, showing how such Bank computed such loss, cost or expense) shall be submitted by such Bank to the Company together with such Bank's request for indemnification (which request shall set forth the basis for requesting such amounts) and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

          7.4 Adjustments of Revolving Commitments. Upon at least five Business Days' irrevocable prior written notice to the Administrative Agent (which shall advise each Bank thereof as soon as practicable thereafter), the Company may permanently reduce the Aggregate Revolving Commitment, in whole at any time or in part from time to time, without premium or penalty, provided, that (i) each partial reduction of the Aggregate Revolving Commitments shall be in an aggregate amount equal to at least $15,000,000, or in integral multiples of $5,000,000 in excess thereof, (ii) each reduction shall be accompanied by payment of (a) the Facility Fee accrued on the amount of the Aggregate Revolving Commitments so reduced through the date of such reduction, and (b) the amount, if any, by which the aggregate unpaid principal amount of all Committed Loans outstanding exceeds the amount of the Aggregate Revolving Commitments as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment, (iii) any prepayment under clause (ii) above shall be subject to any required payments pursuant to Section 7.3, (iv) such reduction shall not cause the Aggregate Outstandings of all Banks to exceed the Aggregate Revolving Commitment. Reductions of the Aggregate Revolving Commitment and any accompanying prepayments of the Committed Loans shall be apportioned among the Banks according to their Pro Rata Share.

          7.5 Determinations of Rates. The Administrative Agent will, with reasonable promptness, notify the Company and the Banks of each determination of interest rates and other rates and fee levels applicable hereunder; provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the interest rate on a Loan or an Acceptance or in the Facility Fees payable hereunder resulting from a change in the Company's senior unsecured long-term debt ratings or the Debt to Cashflow Ratio shall become effective as of the opening of business on the day on which such change in debt ratings becomes effective or change in Debt to Cashflow Ratio is reported to the Administrative Agent as provided hereunder. The Administrative Agent will with reasonable promptness notify the Company and the Banks of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent.

          7.6 Mandatory Prepayments.  If at any time Aggregate
Outstandings owed all of the Banks exceed the Aggregate
Revolving Commitment, the Company shall promptly make a prepayment of amounts outstanding hereunder in an amount equal to such excess which amounts shall be applied by the Administrative Agent in a manner to minimize the payments required to be made pursuant to Section 7.3.

          7.7 Mandatory Prepayments With Respect to Outstanding Acceptances and Bid Bankers Acceptances. Whenever, by the application of the provisions of Sections 7.4, 7.6 or 13.1, Aggregate Outstandings which include outstanding Acceptances or Bid Bankers Acceptances shall have become due and payable, the Company shall pay to the Administrative Agent immediately available funds equal to the aggregate face amount of all such outstanding Acceptances and Bid Bankers Acceptances, and the Administrative Agent shall hold such funds as collateral for all outstanding unmatured Acceptances, all outstanding Acceptance Obligations, all unmatured Bid Bankers Acceptances and all Bid Bankers Acceptance Obligations. Thereupon such Acceptances and Bid Bankers Acceptances for the purposes of this Agreement shall be deemed to be no longer outstanding and any amounts payable by the Company hereunder with respect thereto shall be deemed to have been paid. The Administrative Agent shall apply the funds so paid to such Acceptances and Bid Bankers Acceptances as they mature. After the maturity of the last of such Acceptances or Bid Bankers Acceptances, the Administrative Agent shall promptly remit to the Company an amount determined by multiplying (x) the face amount of each of such Acceptances and Bid Bankers Acceptances by (y) a fraction, the numerator of which is the actual number of days between the date of payment of such funds by the Company and the last maturity date of such Acceptances or Bid Bankers Acceptances and the denominator of which is 360 by
(z) a per annum rate equal to the rate per annum which the Administrative Agent would offer to pay on its certificates of deposit issued in the United States at approximately 10:00 a.m. (Minneapolis time) on the Business Day preceding the payment of such funds to the Administrative Agent in a dollar amount comparable to the funds so paid and having a maturity equal to the weighted average remaining term of such Acceptances and Bid Bankers Acceptances.

          7.8 Capital Adequacy. In the event that compliance by any Bank with any present or future applicable law or governmental rule, requirement, regulation, guideline or order (whether or not having the force of law but, if not having the force of law, with respect to which similarly situated banks generally comply) regarding capital adequacy has the effect of reducing the rate of return on such Bank's capital as a consequence of its commitment to make, or the making or maintaining of, any Credit Extensions hereunder to a level below that which such Bank would have achieved but for such compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided, however, that the Company shall not be obligated to pay any such amount or amounts (i) unless such Bank shall have first notified the Company in writing that it intends to seek compensation from the Company pursuant to this sentence, and (ii) which are attributable to periods exceeding 90 days prior to the date of receipt by the Company of such notice. A certificate as to the amount of any such reduction (including calculations in reasonable detail showing how such Bank computed such reduction and a statement that such Bank has not allocated to its Commitments or outstanding Credit Extensions a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected similarly by such compliance by such Bank, whether or not such Bank allocates any portion of such reduction to such other commitments or credit extensions) shall be furnished promptly by such Bank to the Company. Any such certificate setting forth the basis for determining such reduction or amounts necessary to compensate such Bank shall be conclusive and binding upon the Company, absent manifest error.

          7.9 Charges: Legal Restrictions. If any present or future applicable law, rule or regulation or any change therein or in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank with any request or directive of any such authority, central bank or comparable agency, whether or not having the force of law but, if not having the force of law, with respect to which similarly situated banks generally comply:

              (a) subject to the proviso to Section 7.l(b)(i), shall subject any Bank to any tax, duty or other charge with respect to its obligation to make Credit Extensions or shall change the basis of taxation of payments to such Bank of the principal of or the interest with respect to its Credit Extensions, fees or any other amounts due under this Agreement in respect of its obligation to make Credit Extensions (except for taxes based upon or measured by the net income, net worth or shareholder's capital of any Bank, those charges which are in substitution for, or relieve any Bank from, any tax based upon or measured by net income, net worth or shareholder's capital of such Bank, and changes in the rate of tax on the overall net income, net worth or shareholder's capital of such Bank); or

              (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, compulsory loan or similar requirements in connection with any of the Loans, Acceptances, Bid Bankers Acceptances, Acceptance Obligations or Bid Bankers Acceptance Obligations against assets of, or deposits or other liabilities with, of or for the account of, or advances or loans by, or credit extended by, or any acquisition of funds by or for the account of any office of such Bank or shall impose on such Bank any other condition affecting its obligations to make Credit Extensions; and the result of any of the foregoing would in the reasonable judgment of such Bank increase the cost to such Bank of making, renewing or maintaining its Credit Extensions, or reduce the amount of any sum receivable by such Bank under this Agreement;

then, upon demand by such Bank, the Company agrees to pay to such Bank such additional amount or amounts as would compensate such Bank for such increased cost or reduction but only with respect to the 90-day period immediately preceding the making of each such demand; provided that there shall be no duplication of amounts paid to any Bank pursuant to this Section 7.9 and pursuant to any other provision of this Agreement. A certificate of such Bank setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank shall be conclusive and binding upon the Company, absent manifest error.

          Without limiting the effect of the foregoing, upon any Bank's written request delivered to the Company, the Company shall pay to such Bank on the last day of each Interest Period so long as such Bank is required to maintain reserves against "Eurocurrency liabilities" as defined in Regulation D (as at any time amended) of the Board of Governors of the Federal Reserve System, as additional interest on the unpaid principal amount of each LIBOR Loan and Money Market Loan by such Bank outstanding during such Interest Period, an additional amount (determined by such Bank and notified to the Company) as would, together with payments of interest on such LIBOR Loan or Money Market Loan for such Interest Period, result in the receipt by such Bank of total interest on such LIBOR Loan or Money Market Loan as though such Bank had funded 100% of its LIBOR Loan or Money Market Loan in the offshore Dollar market for such Interest Period at a rate determined by such Bank to be equal to the rate determined in accordance with the following formula:

LIBO Rate divided by one minus the rate (expressed as a decimal) of such reserves then required by such Regulation D in respect of Eurocurrency liabilities for such Bank, plus, in the case of LIBOR Loans, the Applicable Margin or, in the case of Money Market
Loans, plus or minus the Money Market Margin.

          7.10 Replacement Banks. In the event that any Bank shall have given notice that it is entitled to claim compensation pursuant to Sections 7.8 or 7.9, or shall have given notice of illegality pursuant to Section 2.10, the Company, with the prior written consent of the Administrative Agent (which consent will not unreasonably be withheld), may designate a replacement bank to assume the Commitments and the other obligations of such Bank hereunder and under any outstanding Acceptance Participation held by such Bank and to purchase the outstanding Committed Loan Note and Bid Loan Note and any outstanding Acceptance Participation and Bid Bankers Acceptance Obligation payable to such Bank and such Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Bank for a purchase price equal to the sum of (a) the aggregate outstanding unpaid principal amount of such Committed Loan Note and Bid Loan Note and any outstanding Acceptance Obligation and Bid Bankers Acceptance Obligation payable to such Bank, together with all interest accrued and unpaid thereon, (b) any unpaid Facility Fee payable to such Bank for the period prior to such purchase, (c) the amount that would have been payable to such Bank pursuant to
Section 7.3 had such purchase of said Committed Loan Note and Bid Loan Note constituted a prepayment thereof contemplated by clause (c) of the first sentence of Section 7.3, (d) the portion of the Acceptance Commission payable to such Bank upon payment of the related Acceptance Obligation (prorated in the proportion that the number of days in the period from and including the date of creation of the related Acceptance to but excluding the date of the purchase of such Acceptance Participation bears to the number of days in the period from and including the date of creation of the related Acceptance to but excluding the date of the maturity of the related Acceptance), (e) the face amount of any outstanding Bid Bankers Acceptance created and discounted by such Bank less unearned discount thereon (as reasonably determined by such Bank), and (f) the amount that would have been payable to such Bank pursuant to Section 7.3 had such purchase of said Bid Bankers Acceptance constituted a prepayment thereof contemplated by clause (c) of the first sentence of
Section 7.3. Upon such assumption and purchase by the replacement bank, such replacement bank shall be deemed to be a "Bank" for purposes of this Agreement and such replaced Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 18.10) or rights hereunder (except as provided in Sections 7.3, 7.8, 7.9 and 19).

          7.11 Funding. Each Bank may elect to fund all or any portion of its Loans in any manner it may determine in its reasonable discretion, including, without limitation, in the Grand Cayman interbank market, the London inter-bank market, the Bahamas inter-bank market and within the United States; provided that in any case in such event the obligations of the Company to repay such Loan shall nevertheless be to such Bank.

          7.12     Fees.

              (a) The Company agrees to pay to the Banks a facility fee (the "Facility Fee") during the Revolving Credit Availability Period (computed in each case on the basis of a 365 or 366 day year, as applicable, for actual days elapsed) on the entire amount of the Aggregate Revolving Commitment (whether utilized or unutilized), equal to (i) 0.085% per annum if Level I Status exists, (ii) 0.090% per annum if Level II Status exists, (iii) 0.125% per annum if Level III Status exists, (iv) 0.175% per annum if Level IV Status exists, and (v) 0.200% per annum if Level V Status exists. The Facility Fee shall be payable quarterly in arrears on the first Business Day of February, May, August and November of each year, commencing on the first Business Day of February, 1996, and ending on the Maturity Date. Payment of the Facility Fee shall be made to the Administrative Agent and, upon receipt thereof, the Administrative Agent shall promptly remit to each Bank its Pro Rata Share thereof.

              (b) The Company agrees to pay directly to the Arranger for the sole use and benefit of the Arranger, on the Effective Date, an arrangement fee in an amount set forth in and subject to a letter agreement dated November 15, 1995 among the Arranger, Bank of America and the Company.

              (c)  The Company agrees to pay to the
Administrative Agent a fee (for its sole use and benefit) in an amount set forth in a letter agreement dated December 18, 1995 between the Administrative Agent and the Company.

          7.13     Increase in Facilities.

              (a) The Company may, at any time and from time to time, (i) request any Bank or Banks to increase their respective Revolving Commitments, or (ii) invite any other bank to become a party to this Agreement and to provide a revolving commitment, which revolving commitment shall be at least $10,000,000, to the Company. Such request may not be made later than 60 days prior to the then current Maturity Date. The Aggregate Revolving Commitment shall be increased by the amount of any such increases in the existing Revolving Commitments and the amount of any new revolving commitments; provided, however, that at no time will the Aggregate Revolving Commitment under this Agreement exceed $600,000,000 without the prior written consent of all of the Banks.

              (b) Each Bank which receives a request from the Company pursuant to Section 7.13(a) shall notify the Company and the Administrative Agent of such Bank's acceptance or rejection of such request, and the Administrative Agent shall promptly thereafter notify each other Bank of each such acceptance. The Company shall notify the Administrative Agent (which shall promptly notify each Bank) of each other bank which has accepted the Company's invitation to become a party to this Agreement. The Company, the Administrative Agent and each such bank or Bank shall execute and deliver to the Administrative Agent (for the account of the Administrative Agent, the Company and such bank or Bank) supplemental signature pages, in the form of Exhibit R hereto if such bank is a Bank already party to this Agreement, and in the form of Exhibit S hereto if such bank is not already a party to this Agreement (each, a "Supplemental Signature Page"). Upon the execution and delivery of each such Supplemental Signature Page, (i) each such bank (if not already a Bank) shall become a party to this Agreement, (ii) the Company shall deliver a Committed Loan Note or a replacement Committed Loan Note to each such bank or Bank, in the principal amount of the Revolving Commitment of such bank or Bank, and a Bid Loan Note or a replacement Bid Loan Note to each such bank or Bank, substantially in the form of Exhibit P hereto with appropriate insertions therein, (iii) each such bank or Bank shall simultaneously make Reference Loans to the Company in an amount equal to its Pro Rata Share of the then outstanding Reference Loans, if any, the proceeds of such new Reference Loans to be paid simultaneously to the Administrative Agent for distribution to the Banks as a prepayment of such outstanding Reference Loans in accordance with Section 2.4 (all notices required by such Section 2.4 being deemed given and the requirement as to the minimum amount of such prepayment being deemed waived), and (iv) each such bank or Bank shall thereafter be obligated to make Committed Loans to the Company up to and including the amount of such Bank's Revolving Commitment or increased Revolving Commitment, as the case may be, on the terms and conditions contained herein.

              (c) Upon any increase in the Aggregate Revolving Commitment pursuant to Section 7.13(b), the Administrative Agent shall amend Exhibit A hereto to reflect the increased Revolving Commitment of any Bank and/or the Revolving Commitment of any bank which has become a party to this Agreement, as the case may be, and shall deliver a copy of such amended Exhibit A to the Company and each Bank. Such amended Exhibit A shall supersede the previous Exhibit A and shall be conclusive and binding, absent manifest error.

              (d)  If LIBOR Loans are requested after an
increase in the Aggregate Revolving Commitment pursuant to
Section 7.13(b) but before all LIBOR Loans outstanding (the "Pre-Existing LIBOR Loans") on the date of such increase have been repaid, no such Borrowing Request shall specify an Interest Period longer than the longest remaining term of the Interest Periods for the Pre-Existing LIBOR Loans.

              (e)  If Acceptances are requested after an
increase in the Aggregate Revolving Commitment pursuant to
Section 7.13(b) but before all Acceptances outstanding (the "Pre-Existing Acceptances") on the date of such increase have matured, no Notice of Drawing shall specify a maturity date that extends beyond the longest remaining term of the PreExisting Acceptances.

     8. REPRESENTATIONS AND WARRANTIES. In order to induce the Administrative Agent and the Banks to enter into this Agreement and to make the Credit Extensions, the Company hereby makes the following representations and warranties to the Administrative Agent and to each Bank:

          8.1 Subsidiaries. As of the Effective Date, the Company has only the Subsidiaries set forth in Exhibit Q hereto. As of the Effective Date, except as set forth in Exhibit Q, all of the shares of all classes of the stock of each Subsidiary are owned by the Company free and clear of any Liens and are validly issued, fully paid for and nonassessable, and there are no outstanding rights, options, warrants or shareholder agreements, complete copies of which have not been furnished to the Banks. As of the Effective Date, no more than 15% of Total Debt is held by Subsidiaries of the Company.

          8.2 Existence and Power. The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the character of the Property owned and leased by it therein or the transaction of its business makes such qualification necessary except for such jurisdictions where the failure to be in such standing and so authorized will not materially adversely affect the financial condition, business or operations of the Company and its Consolidated Subsidiaries, taken as a whole, or prevent the enforcement of contracts entered into.

          8.3 Authority. The Company has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement, to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Credit Documents and to incur the obligations provided for herein and therein, and the execution, delivery and performance of this Agreement and the Credit Documents have been duly authorized by all necessary corporate action of the Company. No consent or approval of, or exemption by, any Governmental Body is required to authorize, or is required in connection with the execution and delivery of, and performance by the Company of its obligations under, this Agreement or the Credit Documents or is required as a condition to the validity or enforceability of this Agreement or the Credit Documents (except for such consents, approvals or exemptions, if any, which may be required to be obtained or made subsequent to the Effective Date, all of which, if then required, will have been duly obtained or made on or before each date on which the foregoing representation and warranty shall be made or effective or reaffirmed, as the case may be, will be sufficient for all purposes thereof and will be in full force and effect on each such date).

          8.4 Binding Agreement. This Agreement constitutes, and the Credit Documents when issued and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          8.5 Litigation. As of the Effective Date, there are no actions, suits or arbitration proceedings (whether or not purportedly on behalf of the Company or any Subsidiary) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or maintained by the Company or any Subsidiary, in law or in equity before any Governmental Body which individually or in the aggregate are likely (to the extent not covered by insurance) to result in a material adverse change in the consolidated financial condition of the Company and its Consolidated Subsidiaries, except as set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994 or its quarterly reports on Form 10-Q for the thirteen weeks ended April 1, 1995, July 1, 1995 and September 30, 1995, respectively, filed with the Securities and Exchange Commission, and except as disclosed in writing to the Banks prior to the Effective Date. As of the Effective Date, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which call into question the validity or enforceability of this Agreement or the Credit Documents or any document delivered in connection herewith or therewith, or any action to be taken in connection with the transactions contemplated hereby or thereby.

          8.6 No Conflicting Agreements. Neither the Company nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a material adverse effect on the business or operations of the Company and its Consolidated Subsidiaries taken as a whole, except as disclosed in writing to the Banks. No provision of (i) the articles of incorporation, charter, bylaws, preferred stock or any shareholder agreement of the Company or any Subsidiary, (ii) subject to the Company's compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness, any existing mortgage or indenture or loan or credit agreement, (iii) any other contract or agreement (which is, individually or in the aggregate, material to the consolidated financial condition, business or operations of the Company and its Consolidated Subsidiaries), (iv) any statute (including, without limitation, any applicable usury or similar law), rule or regulation, and (v) any judgment, decree or order (which is, individually or in the aggregate, material to the consolidated financial condition, business or operations of the Company and its Consolidated Subsidiaries), in either case binding on the Company or any Subsidiary or affecting the property of the Company or any Subsidiary; conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or carrying out of the terms of, this Agreement or the Credit Documents, and the taking of any such action will not constitute a default under (subject as aforesaid), or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Company or any Subsidiary pursuant to the terms of any such mortgage, indenture, loan or credit agreement or other contract (other than any right to setoff or banker's lien or attachment that any Bank or other holder of Credit Documents may have under applicable law).

          8.7 Taxes. The Company and each Consolidated Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, and no tax liens have been filed and no claims are being asserted with respect to such taxes which are required by Generally Accepted Accounting principles to be reflected in the Financial Statements and are not so reflected therein. The charges, accruals and reserves on the books of the Company and each Consolidated Subsidiary with respect to all federal, state, local and other taxes are considered by the management of the Company to be adequate, and the Company knows of no unpaid assessment which is due and payable against the Company or any Consolidated Subsidiary, except (a) those not yet delinquent,
(b) those not substantial in aggregate amount, (c) such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, or (d) those involving foreign taxes and assessments which are involved in a good faith dispute with respect to tax or other matters (subject, in the case of clause (c) or (d), to appropriate reserves).

          8.8 Financial Statements. The Company has heretofore delivered to each Bank copies of the consolidated balance sheets of the Company as of December 31, 1994, and the related consolidated statements of operations, shareholder's equity and changes in cash flows for the year then ended (such statements being sometimes referred to herein as the "Financial Statements"). The Financial Statements were audited and reported on by the Accountants. The Financial Statements fairly present the consolidated financial condition and the consolidated results of operations of the Company as of the date and for the period indicated therein, and the Financial Statements have been prepared in conformity with Generally Accepted Accounting Principles (except as disclosed in the notes thereto). As of the Effective Date, except (i) as reflected in the Financial Statements or in the footnotes thereto, or (ii) as otherwise disclosed in writing to the Banks prior to the date hereof, neither the Company nor any Subsidiary has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which is material to the Company and the Consolidated Subsidiaries on a consolidated basis and which, in accordance with Generally Accepted Accounting Principles consistently applied, should have been recorded or disclosed in such Financial Statements and were not, other than those incurred in the ordinary course of their respective businesses since the date of such Financial Statements. Since December 31, 1994 to the Effective Date (i) the Company and each Subsidiary has conducted its business only in the ordinary course, and (ii) there has been no adverse change in the financial condition of the Company and its Subsidiaries taken as a whole which is material to the Company and its Consolidated Subsidiaries on a consolidated basis, except in each case as set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994 or its quarterly reports on Form 10-Q for the thirteen weeks ended April 1, 1994, July 1, 1995 and September 30, 1995, respectively, filed with the Securities and Exchange Commission, and except in each case as disclosed in writing to the Banks prior to the Effective Date; and, since the Effective Date, there has been no material adverse change in their consolidated financial condition from the most recent consolidated financial statements of the Company and its Consolidated Subsidiaries which have been furnished to the Banks pursuant to this Agreement, except as disclosed in writing to the Banks.

          8.9 Compliance with Applicable Laws; Environmental
Matters.

              (a) Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body which default would have a material adverse effect on the financial condition, operations or Property of the Company and its Consolidated Subsidiaries on a consolidated basis except as disclosed in writing to the Banks. The Company and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including without limitation ERISA and applicable occupational, safety and health and other labor laws, of all Governmental Bodies, a violation of which could reasonably be expected to have a material adverse effect on the financial condition, operations or Property of the Company and its Subsidiaries on a consolidated basis, except as otherwise disclosed in writing to the Banks.

              (b) The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 2, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operations or Property of the Company and its Subsidiaries on a consolidated basis.

          8.10 Property. The Company and each Subsidiary has good and valid title to, or good and valid leasehold interests in, all of its Property which is material to the Company and its Consolidated Subsidiaries taken as a whole, subject to no Liens, except such thereof as are not prohibited by the terms of this Agreement.

          8.11 Federal Reserve Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Federal Reserve Board, as amended. No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Body, including, without limitation, the provisions of Regulations G, T, U, or X of said Board, as amended.

          8.12 No Misrepresentation. No representation or warranty contained herein or in any document to be executed and delivered in connection herewith and no certificate or report furnished or to be furnished by the Company or any Subsidiary in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained (taken as a whole) not misleading in the light of the circumstances under which made.

          8.13     Employee Benefit Plans.

              (a) Each Employee Benefit Plan of the Company is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Employee Benefit Plan of the Company which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification.

              (b)  There are no pending or, to the best
knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Body, with respect to any Employee Benefit Plan which has resulted or could reasonably be expected to result in liability which is material to the consolidated financial condition of the Company and its Consolidated Subsidiaries. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan of the Company which has resulted or could reasonably be expected to result in liability which is material to the consolidated financial condition of the Company and its Consolidated Subsidiaries.

              (c) Neither the Company nor any Related Person to the Company or any Subsidiary maintains or contributes to any Plan. To the best of the Company's knowledge, neither the Company nor any Related Person to the Company or any Subsidiary has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

          8.14 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment
Company Act of 1940, as amended.

          8.15 Public Utility Holding Company Act. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     9.   CONDITIONS OF LENDING -- INITIAL CREDIT EXTENSIONS.

          In addition to the requirements set forth in Section
10, the obligation of each Bank to make its initial Credit
Extension hereunder shall be subject to the fulfillment of the following conditions precedent:

          9.1 Evidence of Execution and Corporate Action.

              (a) The Administrative Agent shall have received written or facsimile notice that counterparts of this Agreement have been executed by each of the parties hereto and the Company shall have executed and delivered to the Administrative Agent for the account of each Bank the Committed Loan Notes and the Bid Loan Notes (appropriately completed).

              (b)  State certificates as to the Company:

                   (i)   The Administrative Agent shall have
received (with a photocopy for each Bank) a copy of the Composite Certificate of Incorporation of the Company and each amendment, if any, thereto, certified by the Secretary of State of the State of Delaware (as of a date reasonably near the date of the initial Credit
Extension hereunder) as being true and correct copies of such documents on file in his office.

                   (ii)  The Administrative Agent shall have
received (with a photocopy for each Bank) certificates of good standing for the Company from each of (a) the Secretary of State of Delaware and the Secretaries of State of the States where the Company conducts its principal operations, certifying that the Company is in good standing in such States and (b) if available, the appropriate tax authorities of each State listed in (a) above, certifying that the Company is in good standing and has no known unpaid tax liability, such certificates to be dated reasonably near the date of the initial Credit Extension hereunder.

              (c) The Administrative Agent shall have received (with a signed copy for each Bank) the signed certificate of the President or a Vice President and the Secretary of the Company, dated the date of the initial Credit Extension hereunder, certifying as to (i) a true and correct copy of resolutions adopted by the Board of Directors (or the duly empowered Executive Committee of the Board of Directors) of the Company authorizing the execution, delivery and performance by the Company of this Agreement and the Credit Documents and authorizing the issuance by the Company of the Credit Documents in the manner and for the purpose contemplated by this Agreement, (ii) a true and correct copy of the by-laws of the Company as in effect on such date, and (iii) the incumbency and specimen signatures of officers or employees of the Company executing the Agreement, the Credit Documents and any other documents delivered to the Administrative Agent in connection with this Section 9.

          9.2 Opinion of Company Counsel. The Administrative Agent shall have received (with a signed copy for each Bank) the signed opinion of Lonnie O. Grigsby, Esq., General Counsel of the Company, hereby given upon the express instructions of the Company, dated the date of the initial Credit Extension hereunder, in the form of Exhibit I hereto, with such changes (if any) therein as shall be acceptable to the Administrative Agent, and as to such other matters as the Administrative Agent may reasonably request.

          9.3 Other Instruments and Documents.  The
Administrative Agent shall have received (with a photocopy for each Bank) such other instruments and documents as the Administrative Agent may have reasonably requested on or before the Effective Date.

          9.4 Other Agreement.  Evidence that the Credit
Agreement dated as of August 25, 1994 among the Company, certain of the Banks (and other banks), the Co-Agent and the Administrative Agent has been paid off in full and cancelled.

          9.5 Fees. The Company shall have paid to the Co-Agent and the Administrative Agent such fees as are required to be paid pursuant to the Fee Letters.

     10.  CONDITIONS OF LENDING -- ALL CREDIT EXTENSIONS.

          10.1 All Credit Extensions. The obligations of the Banks to make any Credit Extension are subject to the fulfillment of the following conditions precedent:

              (a) On each Borrowing Date, Drawing Date and Bid Bankers Acceptance Creation Date, and after giving effect to the Credit Extensions to be made on each such date (except, in the case where the sum of (i) the aggregate principal amount of the Committed Loans and (ii) the aggregate face amount of Bankers Acceptances being made or created on such date equals or is less than the sum of (x) the aggregate principal amount of the Committed Loans and (y) the aggregate face amount of Bankers Acceptances, in each case to be repaid on such date), (A) there shall exist no Default or Event of Default, (B) the representations and warranties contained in this Agreement shall be true, correct and complete in all material respects on and as of such date to the extent as though made on and as of such date, except with respect to any representation or warranty which specifically refers to an earlier date, and (C) both before and after giving effect to such Credit Extension, the Company shall be in compliance with the requirements of any applicable covenants pertaining to its incurrence of unsecured indebtedness. Each Borrowing Request, Bid Loan Tender Request Notice, Notice of Drawing and Bid Bankers Acceptance Tender Request Notice submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such request or notice and as of the date of the applicable Credit Extension that the conditions in this Section 10.1(a) are satisfied.

              (b) All documents required by the provisions of this Agreement to be executed or delivered to the Administrative Agent on or before the applicable Borrowing Date, Drawing Date and Bid Bankers Acceptance Creation Date shall have been executed and shall have been delivered to the Administrative Agent at its office indicated pursuant to Section 15, or at such other place designated by the Administrative Agent from time to time, on or before such date.

          10.2 Committed Loans. The obligations of the Banks to make Committed Loans are subject to the Administrative Agent having received a Borrowing Request, except in the case of a conversion pursuant to the last sentence of Section 2.6.

          10.3 Bid Loans. The obligation of each Bank which is to make a Bid Loan as part of a Bid Loan Borrowing (including the initial Bid Loan Borrowing) to make such Bid Loan is subject to the Administrative Agent having received the Bid Loan Tender Request Notice with respect thereto in accordance with Section 4.2.

          10.4     Acceptances.  The obligations of the
Administrative Agent to accept Drafts and of the Acceptance
Participants to accept from the Administrative Agent Acceptance
Participations with respect thereto are subject to the Administrative Agent having received a Notice of Drawing requesting acceptance of such Drafts in accordance with Section
3.2.

          10.5 Bid Bankers Acceptances. The obligation of each Bank which is to create and discount a Bid Bankers
Acceptance under the Bid Bankers Acceptance Facility is subject to the Administrative Agent having received the Bid Bankers
Acceptance Tender Request Notice with respect thereto in accordance with Section 6.2.

     11. AFFIRMATIVE COVENANTS. The Company covenants and agrees that, on and after the Effective Date, unless otherwise expressly provided in this Section 11, and until the later of the termination of all Commitments and the payment in full of all principal of and interest on all Loans, all commitment fees, all outstanding Acceptances and Acceptance Obligations, and all Bid Bankers Acceptances and Bid Bankers Acceptance Obligations, and subject to the conditions stated herein, the Company will:

          11.1 Preservation of Corporate Existence, Etc. Subject to Section 12.9, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that the loss thereof will not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole.

          11.2 Taxes. Pay, or provide adequate reserves or obtain adequate indemnity for the payment of, and will cause each Consolidated Subsidiary to pay or provide adequate reserves or obtain adequate indemnity for the payment of, all taxes and assessments payable by it which become due, other than (a) those not yet delinquent, (b) those not substantial in aggregate amount, (c) those being contested in good faith or (d) those involving foreign taxes and assessments which are involved in a good faith dispute with respect to tax or other matters.

          11.3 Insurance. (i) To the extent insurance is available on a commercially reasonable basis, maintain, and cause each Subsidiary to maintain, insurance with reputable insurance carriers including, without limitation, Affiliates of the Company on such of its Property, against such risks, and in such amounts as is customarily maintained by similar businesses of similar size with respect to Properties of similar character; or (ii) in lieu thereof, in the case of itself or of any one or more Subsidiaries, maintain or cause to be maintained a system or systems of self-insurance which will accord with the practices of companies owning or operating Properties of a similar character.

          11.4 Maintenance of Properties. Cause all Properties used or useful in the conduct of its business or the business of a Consolidated Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 11.4 shall prevent the Company from discontinuing the operation or maintenance, or both the operation and maintenance, of any of such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Consolidated Subsidiary and would not result in a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole.

          11.5 Compliance with Laws Etc. Not violate any laws, rules, regulations, or governmental orders to which it is subject, which violation could reasonably be expected to have a material and adverse effect on the business, properties, assets, operations, condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole; and not permit any Subsidiary to violate any laws, rules, regulations, or governmental orders which violation could reasonably be expected to have a material and adverse effect on the consolidated financial condition of the Company and its Consolidated Subsidiaries.

          11.6     Financial Statements and Other Information.
Furnish to each Bank:

              (a) Interim Reports. Within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, its Form 10-Q for said period, certified, subject to changes resulting from year-end audit adjustments, by a financial officer of the Company;

              (b) Annual Reports. Within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year, and the related consolidated statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the consolidated figures set forth by the Company for comparative purposes in its Form 10-K for such year, accompanied by the opinion (which is not qualified as a result of a limitation on the scope of the audit or nonconformity with Generally Accepted Accounting Principles) thereon of the Accountants, which opinion shall be prepared in accordance with United States generally accepted auditing standards relating to reporting and shall be based upon an examination by such Accountants of the relevant accounts;

              (c) Officer's Certificates. Together with each delivery of financial statements pursuant to Sections 11.6(a) and (b) above, an Officer's Certificate stating that the signer has reviewed the relevant terms of this Agreement and of the Credit Documents and has made, or caused to be made under such officer's supervision, a review of the transactions and condition of the Company and its Consolidated Subsidiaries covered by such financial statements during the accounting period in question, and that such review has not disclosed the existence during such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of a Default or an Event of Default, or, if any such Default or Event of Default exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto;

              (d) Compliance Certificates. Together with each delivery of financial statements pursuant to Sections 11.6(a) and (b) above, a compliance certificate demonstrating in reasonable detail compliance during such accounting period with Sections 12.3, 12.4 and 12.6;

              (e) Accountants' Certificates. Together with each delivery of financial statements pursuant to Section 11.6(b) above, a certificate signed by the Accountants reporting thereon (i) briefly setting forth the scope of their examination (which shall include a review of the Credit Documents, of this Section 11.6 and of Sections 12.3, 12.4 and 12.6), (ii) stating whether or not their examination has disclosed the existence, during the fiscal year covered by such financial statements, of any Default or Event of Default and, if their examination has disclosed such a Default or Event of Default, specifying the nature and period of existence thereof, and (iii) stating that they have examined the Officer's Certificate delivered therewith pursuant to Section 11.6(c) above;

              (f) Reports to SEC and to Stockholders. Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its stockholders, and of all reports filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions;

              (g)  Notice of Default.  Forthwith upon any
principal officer of the Company obtaining knowledge of the occurrence of a Default or an Event of Default, an Officer's Certificate specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto;

              (h) Debt to Cashflow Ratio. Within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company and within 90 days after the end of each fiscal year of the Company, an Officer's Certificate reporting the Company's Debt to Cashflow Ratio as of the last day of such fiscal period and demonstrating in reasonable detail the manner in which such ratio was calculated. For purposes of this Section 11.6(h), (i) "Debt to Cashflow Ratio" shall mean the ratio of (A) Debt to (B) Cashflow; (ii) "Debt" shall mean, for any period and calculated based upon any one of the four fiscal quarters immediately preceding the date of calculation, at the option of the Company, Total Debt less all amounts included in Total Debt as of the date of any calculation pursuant to clause (c) of the definition of Indebtedness for which the Company is directly liable; and (iii) "Cashflow" shall mean, for any period and calculated based upon the eight fiscal quarters immediately preceding the date of calculation, an amount equal to (x) the sum of (i) net income after taxes from continuing operations (exclusive of extraordinary gains or losses), (ii) depreciation and amortization, (iii) deferred income taxes and (iv) other non-cash charges divided by (y) two. Any failure of the Company to report the Debt to Cashflow Ratio shall not constitute a Default or Event of Default under this Agreement (but subject to the proviso in the definition of Level V Status);

              (i)  ERISA Notices.  Notice within 30 days of:

                   (i)   the adoption of or commencement of
contributions to any Plan by the Company or any Related
Person to the Company or any Subsidiary; or

                   (ii)  the commencement of contributions by
the Company or any Related Person Subsidiary to the Company to any multiemployer plan within the meaning of
Section 4001(c)(3) of ERISA; or

                   (iii) the occurrence of a Reportable
Event, the commencement of proceedings to terminate a Plan or the full or partial withdrawal from any multiemployer plan within the meaning of Section
4001(a)(3) of ERISA by the Company or any Related
Person to the Company or any Subsidiary; and

              (j)  Other Information.  With reasonable
promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Bank.

          11.7 Inspections: Discussions. Permit any authorized representatives designated by the Administrative Agent (on behalf of the Majority Banks) or any Bank, at the Banks' or such Bank's expense, to make reasonable inspections of any of the Properties of the Company or any of its Subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers all at such reasonable times and as often as may be reasonably requested by such Bank; provided, that, if required by the Company, the Administrative Agent or any such Bank, as applicable, shall, as a condition to being permitted to make any such inspection, certify to the Company that the same is being made solely in order to assist the Administrative Agent or such Bank in evaluating its interest in the Notes or its obligations hereunder.

          11.8 Books and Records. Maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with Generally Accepted Accounting Principles applied on a consistent basis, and set aside, and cause each of its Subsidiaries to set aside, on its books all such proper reserves as shall be required by Generally Accepted Accounting Principles.

          11.9 Use of Proceeds of Loans. Use the proceeds of the Credit Extensions for general corporate purposes, not otherwise inconsistent with the provisions of this Agreement.

          11.10 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, the noncompliance with which could reasonably be expected to have a material adverse effect on the financial condition, operations or Property of the Company and its Subsidiaries on a consolidated basis.

     12. NEGATIVE COVENANTS. The Company covenants and agrees that, on and after the Effective Date, unless otherwise expressly provided in this Section 12, and until the later of the termination of all Commitments or the payment in full of all principal of and interest on all Loans, all fees, all outstanding Acceptances and Acceptance Obligations, and all Bid Bankers Acceptances and Bid Bankers Acceptance Obligations, and subject to the conditions stated herein, the Company will not:

          12.1     [Reserved].

          12.2     [Reserved].

          12.3 Minimum Debt Service Coverage. Permit, as of the last day of any fiscal quarter, the ratio of (a)
Consolidated Cash Flow to (b) Consolidated Debt Service to be less than 1.60 to 1.00.

          12.4     Maximum Total Fixed Asset Debt and Total
Senior Fixed Asset Debt to Consolidated Adjusted Net Worth
Ratios.

              (a) Issue, guarantee or assume or become liable in respect of any Funded Debt or Short-Term Borrowing, or permit any Consolidated Subsidiary so to do, if, after giving effect thereto, the ratio of Total Fixed Asset Debt to Consolidated Adjusted Net Worth will exceed the ratio of 0.90 to 1.00 as of the last day of any fiscal quarter.

              (b) Issue, guarantee or assume or become liable in respect of any Funded Debt or Short-Term Borrowing, or permit any Consolidated Subsidiary so to do, if, after giving effect thereto, the ratio of Total Senior Fixed Asset Debt to Consolidated Adjusted Net Worth will exceed the ratio of 0.75 to
1.00 as of the last day of any fiscal quarter.

          12.5     [Reserved]

          12.6 Debt in Subsidiaries. Permit Indebtedness of any Subsidiary, exclusive of intercompany loans, to exceed 30% of the Total Assets held by such Subsidiary; provided, however, that if the amount of Indebtedness held by any Subsidiary acquired after the date hereof would cause the Company to exceed such percentage, no violation of this Section 12.6 shall arise as a result thereof until 90 days after the date of such acquisition.

          12.7 Restricted Payments. Declare or make any Restricted Payment unless, at the time of and immediately after giving effect to payment of such Restricted Payment, no Default or Event of Default shall have occurred and be continuing.

          12.8 Liens; Sale of Accounts Receivable. (a) Except for Permitted Liens, create, incur, assume or suffer to exist any Lien against or in any of the Property now owned or hereafter acquired by the Company or any Consolidated Subsidiary, or permit any Consolidated Subsidiary so to do.

              (b) With respect to accounts receivable of the Company or any of its Consolidated Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with Generally Accepted Accounting Principles, at no time shall the aggregate amount of accounts receivable sold, assigned or transferred exceed fifty percent (50%) of the aggregate amount of Eligible Accounts Receivable of the Company and its Consolidated Subsidiaries in existence at the time of the first such sale, assignment or transfer. For purposes of this Section 12.8(b), "Eligible Accounts Receivable" shall have the meaning assigned to such term in any accounts receivable purchase/sale agreement entered into after the date of this Agreement which governs any such sale, assignment or transfer.

          12.9 Mergers, Consolidations or Asset Sales. Consolidate with or merge into any other corporation, or directly or indirectly sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) its Properties or assets substantially or as an entirety (the term "substantially" to mean, as used in this Section 12.9, at any point in time, an amount which exceeds 20% of the aggregate book value of the assets of the Company and its Consolidated Subsidiaries) to any Person or Consolidated Subsidiary, unless:

          (a) immediately after giving effect to such transaction, the Company is the surviving entity and continues, without interruption, to observe the due and punctual payment of all obligations of the Company under each Credit Document and performance of every covenant of this Agreement on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (c) such consolidation or merger shall have been approved by a majority of the board of directors of the Company.

          12.10 Obligations as Lessee. Enter into or suffer to exist any arrangement as lessee of Property (other than (i) any arrangement under which the Company or a Consolidated Subsidiary is lessor and (ii) capitalized leases) for a term in excess of one year (including any renewal terms at the option of the lessor), or permit any Consolidated Subsidiary so to do, if, after giving effect thereto, the aggregate of all such rental payments (excluding any lease permitting cancellation at the option of lessee within 60 days or less after giving notice of such cancellation, without payment by the lessee of any penalty or charge other than the actual costs of restoring the leased property to its former condition or returning the leased property to the lessor) payable by the Company and its Consolidated Subsidiaries for the next four fiscal quarters exceeds 5% of Consolidated Adjusted Net Worth.

          12.11 Short-Term Investments, Loans, Etc. Make any loan or advance to, or purchase a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person other than a Subsidiary (all of which are sometimes hereinafter referred to as "Investments") or permit any Subsidiary so to do other than with respect to the Company except:

              (a) Investment grade Short-Term Investments (or the indirect equivalent thereof). For purposes of this Section 12.11, "investment grade" shall mean Investments rated at least A2 or BBB- by S&P, and at least P2 or Baa3 by Moody's; and "Short-Term Investment" shall mean any Investment which under Generally Accepted Accounting Principles would be classified as a "short-term" Investment.

              (b)  Purchases of futures contracts for the
purpose of protection from commodity price, interest rate or currency conversion rate fluctuations posed by contract obligations of the Company; provided that the tenor and amount of any such futures contract shall be consistent with the obligations of the Company under any such contract obligations;

              (c) Investments in addition to those set forth in clause (a) and (b) above, in an aggregate amount not to exceed 5% of the Company's Consolidated Adjusted Net Worth at any one time outstanding; provided that with respect to any futures contract (other than a futures contract described in clause (b) above) purchased for the protection from commodity price fluctuations with respect to commodities either ordinarily used in the Company's business operations or the price of which generally approximates the price of commodities ordinarily used in the Company's business operations only the amount, if any, by which (x) the aggregate obligations of the Company under all such futures contacts outstanding at any one time exceeds (y) the aggregate fair market value of all such outstanding contracts (as determined by the closing price of each such contract on the appropriate commodities exchange or exchanges) shall be included for purposes of this Section 12.11(c); and

          (d) Non-investment grade Short-Term Investments (or the indirect equivalent thereof), the fair market value of which, on an aggregate basis, does not exceed $5,000,000 at any time.

          12.12 Transactions with Affiliates. Enter into any material transaction with any Affiliate on any terms more favorable to such Affiliate than those that would be obtained in an arm's length transaction.

          12.13 Nature of Business. Engage, or permit any of its Consolidated Subsidiaries to engage, in any business that would substantially change the general nature of the business conducted by the Company and its Consolidated Subsidiaries, taken on a consolidated basis, on the Effective Date; provided that, without limiting the generality of the foregoing, nothing in this Section 12.13 shall prevent the Company or any of its Consolidated Subsidiaries from engaging in any business which involves or is incidental to the production, purchase, processing or sale of any agricultural product.

     13.  DEFAULT.

          13.1 Events of Default. The following shall each constitute an "Event of Default" hereunder:

              (a) Default, and continuance thereof for three Business Days, in the payment when due of any amount owing by the Company: (i) under the Credit Documents in respect of the principal of, or interest on, any of the Credit Extensions; or
(ii) in respect of any Facility Fee when due and payable under this Agreement; provided, that any such default in respect to principal owing to any Bank which has failed or refused to fund a Credit Extension at the times prescribed herein, which default is a direct consequence of such failure or refusal by such Bank, shall not constitute an Event of Default if the Company has satisfied all applicable conditions of Sections 9 and 10 and such Bank is obligated to fund such Credit Extension under the terms of this Agreement (it being understood that this proviso does not affect or limit in any way the validity or enforceability of the obligation of the Company to pay such defaulted amount, the remedies otherwise available to the holder of the defaulted Credit Document or the remedies available to the Company against such defaulting Bank, the purpose of this proviso being only to preclude termination of the Commitments and/or acceleration of the Company's obligations hereunder upon such default in payment); or

              (b) Default shall be made in the due observance or performance of any covenant or agreement contained in Section 11.6(g), or Sections 12.3, 12.4, 12.6, 12.7, 12.8(b), 12.9,
12.12 or 12.13 (other than a Default which would not have occurred or would not be continuing if the calculations pursuant to the aforesaid Sections were made without giving effect to changes in Generally Accepted Accounting Principles which become effective after the Effective Date); or

              (c) Default shall be made in the due observance or performance by the Company of any other term, covenant, or agreement on its part to be performed or observed under this Agreement (and not constituting an Event of Default under any other clause of this Section 13.1) and such Default shall have continued unremedied for a period of 30 days after the Administrative Agent (upon instruction of the Majority Banks) notifies the Company in writing of such Default; or

              (d) Any representation or warranty made by the Company herein, or in any certificate, report, opinion, or notice delivered or to be delivered pursuant hereto shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made or deemed made; or

              (e) The Company or any Consolidated Subsidiary shall default (subject to applicable notice or grace periods) in the payment when due of any principal of or interest on any indebtedness for borrowed money whether such indebtedness now exists or shall hereafter be created, or any event of default (with respect to the Company or any Consolidated Subsidiary) as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of, or guaranteed by, the Company or any Consolidated Subsidiary shall occur and shall permit such indebtedness to be accelerated (other than in respect of any indebtedness (i) which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which the Company or any Consolidated Subsidiary is a participant, or is secured by a mortgage on the property or assets owned or held by such entity, without further recourse to or liability of the Company or any Consolidated Subsidiary, or (ii) if the principal of and interest on such indebtedness, when added to the principal of and interest on all other such indebtedness then in default (exclusive of indebtedness under clause (i) above), does not exceed $5,000,000); or

              (f)  The Company or any Material Subsidiary shall:
(i) suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or (iv) file a voluntary petition in bankruptcy, or (v) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief in any proceeding under any present or future statute, law or regulation of any jurisdiction (except the voluntary dissolution not under any bankruptcy or insolvency law, of a Material Subsidiary), or (vi) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, or (vii) have commenced against it any such proceeding which remains undismissed for a period of 60 days, or (viii) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or (ix) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or
(x) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Company; or

              (g) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction in the premises (i) adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under the United States bankruptcy laws or any other applicable federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Company or any Material Subsidiary and any such decree or order continues unstayed and in effect for a period of 60 days; or

              (h) Judgments or decrees against the Company or any Subsidiary in an aggregate amount in excess of $5,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

              (i)  A Reportable Event shall occur or the
commencement of proceedings to terminate a Plan has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Plan or PBGC in an aggregate amount which is material to the consolidated financial condition of the Company and its Consolidated Subsidiaries; or

              (j) With respect to any multiemployer Plan as to which the Company or any Related Person may have any liability, there shall occur a complete or partial withdrawal resulting in a liability of the Company that is material to the consolidated financial condition of the Company and its Consolidated Subsidiaries and either (y) such liability or any portion thereof is not paid within thirty days after it becomes due and payable or (z) payment of such liability according to its terms is likely to result in a material adverse effect on the business or operations of the Company and its Consolidated Subsidiaries.

          Upon the occurrence of an Event of Default described in Sections 13.1(f) or 13.1(g), the Commitments, the Bid Loan Facility and the Bid Bankers Acceptance Facility shall automatically terminate and the obligations of the Company under this Agreement and all of the Credit Documents shall become immediately and automatically due and payable without declaration or notice to the Company. During the existence of any other Event of Default, the Administrative Agent, at the direction of the Majority Banks, shall notify the Company that the Commitments have been terminated and/or that the obligations of the Company under this Agreement and all of the Credit Documents have been declared immediately due and payable in which event the Commitments, the Bid Loan Facility and the Bid Bankers Acceptance Facility shall be terminated and/or the obligations of the Company under this Agreement and all of the Credit Documents shall be immediately due and payable. Except for the notice provided for in the preceding sentence, the Company hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. The Company hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or the Credit Documents. Whenever the maturity of the Credit Documents shall have accelerated or been declared accelerated pursuant to the provisions of this
Section 13.1, the Company will promptly deposit with the Administrative Agent funds as required by Section 7.7.

          If the Commitments, the Bid Loan Facility and the Bid Bankers Acceptance Facility shall have been terminated or the obligations of the Company under this Agreement and all of the Credit Documents shall have been declared due and payable pursuant to the provisions of this Section 13.1, the Banks agree, by and among themselves, that any funds received after such termination from or on behalf of the Company in respect of this Agreement or any Credit Document by the Administrative Agent or any of the Banks (except funds received by any Bank as a result of a purchase pursuant to the provisions of Section 16) shall be remitted to the Administrative Agent if received by any Bank and applied by the Administrative Agent in the following manner and order:

                   (i)   first, to reimburse the Administrative
Agent and the Banks for any expenses due from the Company pursuant to the provisions of Section 19;

                   (ii)  second, to the payment (pro rata
according to the Revolving Commitments) of the Facility
Fee accrued pursuant to the provisions of Section 7.12;

                   (iii) third, to the payment of, without
duplication, the funds obligation as required by Section
7.7 and all outstanding Acceptance Obligations;

                   (iv)  fourth, to the payment to each Bank of
accrued and unpaid interest on the outstanding Loans and Bid Bankers Acceptance Obligations, ratably in the proportion which the aggregate accrued and unpaid interest on the outstanding Loans and Bid Bankers
Acceptance Obligations payable to such Bank bears to the then aggregate accrued and unpaid interest on all outstanding Loans and Bid Bankers Acceptance Obligations payable to any and all of the Banks;

                   (v)   fifth, to the payment to each Bank of
the outstanding unpaid principal balance of the Loans and, without duplication, the face amount of any outstanding Bid Bankers Acceptances and any outstanding unpaid principal balance of the Bid Bankers Acceptance
Obligations, ratably as provided in clause (b) of the definition of Excess Payment, in such order as the Administrative Agent in its sole discretion may determine; and

                   (vi)  sixth, to the payment to each Bank and
the Administrative Agent of any other amount owing under this Agreement or any of the Credit Documents.

          If the obligations of the Company under this Agreement or any of the Credit Documents shall have been declared due and payable pursuant to the provisions of this Section 13.1, the Administrative Agent may, and, upon (a) the direction of the Majority Banks and (b) the providing by all of the Banks to the Administrative Agent of an indemnity in form and substance satisfactory to the Administrative Agent against all expenses and liabilities, shall proceed to enforce the rights of the holders of the Credit Documents, the Acceptance Obligations and the Bid Bankers Acceptance Obligations by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in this Agreement or the Credit Documents. The Administrative Agent shall be justified in failing or refusing to take any action hereunder unless it shall be indemnified to its satisfaction by the Banks in their respective Pro Rata Share against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In the event that the Administrative Agent, having been so indemnified, or not being indemnified to its satisfaction, shall fail or refuse so to proceed, any Bank shall be entitled to take such action as it shall deem appropriate to enforce its rights hereunder and under the Credit Documents, Acceptance Participations and Bid Bankers Acceptance Obligations held by it.

          13.2 Waiver of Defaults. Except as otherwise specifically provided by the provisions hereof, the Administrative Agent shall (only if authorized by the Majority Banks, or in the event of a default in the payment of principal or interest if authorized by all of the Banks), by written notice to the Company on behalf of the Banks, at any time and from time to time, waive in whole or in part, and absolutely or conditionally, any Event of Default which shall have occurred hereunder or under the Credit Documents. Any such waiver shall be for such period and subject to such conditions or limitations as shall be specified in any such notice. In the case of any such waiver, the rights of the Company, the Banks and the Administrative Agent under this Agreement and the Credit Documents shall be otherwise unaffected, and any Event of Default so waived shall be deemed to be cured and not continuing to the but no such waiver shall extend to any subsequent or other Event of Default, or impair any right, remedy or power consequent thereupon. The Company may take any action prohibited, or omit to perform any act required to be performed, under this Agreement and the Credit Documents if it shall have obtained the written waiver with respect thereto signed by the Administrative Agent and containing a representation therein that such waiver has been authorized in accordance with the provisions of this Section 13.2 and Section 17.

     14. THE AGENTS. The Banks, the Administrative Agent and the CoAgent agree by and among themselves that:

          14.1 Appointment. First Bank National Association is hereby designated the Administrative Agent by each of the other Banks to perform such duties on behalf of the other Banks and itself, and to have such powers, as are set forth herein and as are reasonably incidental thereto.

          14.2     Delegation of Duties, Etc.  The
Administrative Agent may execute any of its duties and perform any of its powers hereunder by or through agents or employees, and shall be entitled to consult with legal counsel and any accountant selected by it. Any action taken or omitted to be taken or suffered in good faith by either Agent in accordance with the opinion of its counsel or accountant shall be full justification and protection to it. Under no circumstances whatsoever shall the Co-Agent have any right, power, obligation, liability, responsibility or duty hereunder other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on the Co-Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

          14.3 Indemnification. The Banks hereby indemnify and agree to reimburse both Agents in their capacities as such, to the extent not indemnified or reimbursed by the Company, according to their Pro Rata Shares, for, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable legal fees and the reasonable allocable cost of inside counsel) which may be imposed on, incurred by, or asserted against either Agent in any way relating to or arising out of this Agreement or the Credit Documents or any action taken or omitted to be taken or suffered in good faith by either Agent under or in connection with this Agreement or any Credit Document; provided that no Bank shall be liable for any portion of any of the foregoing items for either Agent resulting from the gross negligence or willful misconduct of such Agent.

          14.4 Exculpatory Provisions. Neither Agent nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted to be taken or suffered by it or them hereunder or in connection herewith, except that each Agent shall be liable for its own gross negligence or willful misconduct. Neither Agent shall be liable in any manner for the effectiveness, enforceability, collectibility, genuineness, validity or the due execution (other than its own due execution and delivery) of this Agreement or any Credit Document or for the due authorization, authenticity or accuracy of the representations and warranties of any other Person herein and therein or in any other certificate, report, notice, consent, opinion, statement, or other document furnished or to be furnished hereunder or thereunder, and either Agent shall be entitled to rely upon any of the foregoing reasonably believed by it to be genuine and correct and to have been signed and sent or made by the proper Person. Neither Agent shall be under any duty or responsibility to any Bank to ascertain or to inquire into the validity, genuineness, enforceability or due execution (other than its own due execution and delivery) of this Agreement or any Credit Document or the performance or observance by the Company or any Subsidiary of any of the provisions hereof or thereof. Each Bank expressly acknowledges that neither Agent, nor the Arranger, has made any representations or warranties to it and that no act taken by either Agent shall be deemed to constitute any representation or warranty by either Agent to any Bank. The Administrative Agent shall be fully protected in acting or refraining from acting upon the instructions of the Majority Banks (or all the Banks, if all Banks are specifically required to consent thereto pursuant to Section 17). Neither Agent shall be required to take any action that exposes it to personal liability or is contrary to this Agreement, any Credit Document, or applicable law. Each Bank acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of the Company and each Subsidiary, and each Bank acknowledges that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Company and each Subsidiary, and that, in entering into this Agreement, and in making its Credit Extensions, it has not relied and will not rely upon any information or representations furnished or given by either Agent, the Arranger or any Bank.

          14.5 Agents in Their Individual Capacity. With respect to all Credit Extensions made by them and any renewals, extensions or deferrals of the payment thereof and any Credit Document issued to or held by it, each Agent shall have the same rights and powers hereunder as any Bank, and may exercise the same as though it were not an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise requires, include each Agent in its individual capacity.

          14.6 Knowledge of Default. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists, unless the officers of the Administrative Agent immediately responsible for matters concerning this Agreement shall have actual knowledge of such occurrence or shall have been notified in writing by a Bank or the Company that such Bank or the Company considers that an Event of Default exists and specifying the nature thereof.

          14.7     Resignation and Removal of Administrative
Agent.

              (a) The Administrative Agent may, by written notice to the Banks and the Company, at any time resign its agency under this Agreement. No such resignation shall become effective unless and until a successor Administrative Agent under this Agreement is appointed, such successor to be appointed by the Majority Banks with prior written consent of the Company; provided, that if no successor Administrative Agent shall have been so appointed by the Majority Banks with prior written consent of the Company, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may appoint any Bank a successor Administrative Agent which successor Administrative Agent shall be deemed to be acceptable to the Majority Banks and the Company. The Co-Agent may, by written notice to the Banks and the Company, at any time resign as Co-Agent under this Agreement and such resignation shall become effective immediately.

              (b) The Majority Banks may, by 30 days' advance written notice to the Administrative Agent, the Banks and the Company, replace the Administrative Agent at any time. No such replacement shall become effective unless and until a successor Administrative Agent under this Agreement is appointed, such successor to be appointed by the Majority Banks with prior written consent of the Company.

              (c) Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent pursuant to Section 14.7(a) or Section 14.7(b), such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, under this Agreement. After the retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, or the retiring Co-Agent's resignation hereunder as Co-Agent, (i) each reference herein to a place for giving of notice or deliveries to the Administrative Agent shall be deemed to refer to the principal office of the successor Administrative Agent or such other office of the successor Administrative Agent as it may specify to each party hereto, and (ii) the provisions of this
Section 14 shall inure to the benefit of the retiring Administrative Agent or the retiring CoAgent as to any actions taken or omitted to be taken by such retiring Administrative Agent or the retiring Co-Agent while it was Administrative Agent or Co-Agent under this Agreement, as the case may be.

          14.8 Requests to the Administrative Agent. Except as otherwise expressly provided herein, whenever the Administrative Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks, the Administrative Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks.

          14.9 Other Dealings. Each Agent (as a Bank) and any Bank (and its affiliates), subject to the provisions of
Section 16 may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking or other business with the Company or any other Person.

          14.10 Calculations. The Administrative Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Credit Extensions, fees or any other amounts due to the Banks under this Agreement, absent gross negligence or willful misconduct. In the event an error in computing any amount payable to any Bank is made, the Administrative Agent, the Company and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error.

          14.11    Availability of Funds.  Unless the
Administrative Agent shall have been notified by a Bank prior to any proposed Credit Extension hereunder that such Bank does not intend to make available to the Administrative Agent such Bank's Pro Rata Share of any Committed Loan to be made on such date or any other sum required to be made available to the Administrative Agent by such Bank hereunder, the Administrative Agent may assume that such Bank has made such proceeds available to the Administrative Agent on such date and by the time specified herein, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, from the Company) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on (but excluding) the date the Administrative Agent recovers such amount at a rate per annum equal to (i) the Federal Funds Rate if such amount is paid within one Business Day of the date it was to be made available to the Administrative Agent, or (ii) if such amount is not so paid within one Business Day, the applicable interest rate in respect of such Credit Extension.
If any amount required to be made available by the Administrative Agent to any Bank is not in fact made available to such Bank by the Administrative Agent, such Bank shall be entitled to recover such amount on demand from the Administrative Agent, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Administrative Agent and ending on (but excluding) the date such Bank recovers such amount at a rate per annum equal to the Federal Funds Rate.

     15.  NOTICES.

          15.1 Notices, Etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and (except for financial statements and other documents to be provided pursuant to Section 11.6 (with the exception of notices of the occurrence of an Event of Default or a Default which is continuing), which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 15.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 15.1, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on Schedule 1 hereto, and in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on such Schedule.

          15.2     Notices by Administrative Agent or a Bank.
In the event that the Administrative Agent or any Bank takes any action or gives any consent or notice provided for by this Agreement, notice of such action, consent or notice shall be given forthwith to all the Banks by the Administrative Agent or the Bank taking such action or giving such consent or notice, provided, that the failure to give any such notice shall not invalidate any such action, consent or notice in respect of the Company.

          15.3 Telephonic Notices; Authority to Act. The Company acknowledges and agrees that the agreement of the Administrative Agent herein to receive certain notices by telephone is solely for the convenience of the Company. The Administrative Agent shall be entitled to rely on the authority of the person purporting to be the person authorized by the Company to give such notice, and the Administrative Agent shall have no liability to the Company on account of any action taken by the Administrative Agent in reliance upon such telephonic notice. The obligations of the Company to repay the Credit Extensions shall not be affected in any way or to any extent by any failure by the Administrative Agent to receive written confirmation of any telephonic notice or the receipt by the Administrative Agent of a confirmation which is at variance with the terms understood by the Administrative Agent to be contained in the telephonic notice.

     16. EXCESS PAYMENTS. If any Bank or other holder of an obligation of the Company hereunder shall at any time receive any Excess Payment, then such Bank or other holder of an obligation of the Company hereunder shall purchase, without recourse, for cash, from each of the other Banks or other holders of an obligation of the Company hereunder, such participation in the Notes, Acceptances, Acceptance Obligations, Bid Bankers Acceptances, Bid Bankers Acceptance Obligations and other indebtedness under this Agreement, as the case may be, held by such other Banks or other holders of an obligation of the Company hereunder as shall be necessary to cause such Excess Payment to be shared ratably such that no Bank or other holder of an obligation of the Company hereunder shall retain any Excess Payment. In the event that at any time any Bank or other holders of an obligation of the Company hereunder shall be required to refund any Excess Payment, then, upon notice from such Bank, or other holder of an obligation of the Company hereunder, each of the other Banks or other holders of an obligation of the Company hereunder shall purchase, without recourse, its portion for cash, to the extent of its ratable share thereof, of the Credit Extensions held by the Bank or other holder of an obligation of the Company hereunder required to make such refund.

     17. AMENDMENTS AND WAIVERS. With the written consent of the Majority Banks, the Administrative Agent and the Company may, subject to the provisions of this Section 17, from time to time enter into agreements amendatory or supplemental hereto for the purpose of changing any provisions of this Agreement or the Credit Documents, or changing in any manner the rights of the Banks, the Agents or the Company hereunder and thereunder, or waiving compliance with any provision hereof or thereof. No such amendatory or supplemental agreement or waiver shall, directly or indirectly, without the written consent of all of the Banks, (a) change the Aggregate Revolving Commitment or the Commitment of any Bank (except for pro-rata decreases in the Commitments provided for herein), (b) change the maturity of any Credit Extension, any Acceptance Obligation, any Bid Bankers Acceptance Obligation, this Agreement or any Credit Document or extend the Revolving Credit Termination Date, the Acceptance Availability Termination Date or the Maturity Date, or reduce the rate of interest on, change the time or manner of payment of, or the principal amount of, or any accrued interest on, any Credit Extension, any Acceptance Obligation, any Bid Bankers Acceptance Obligation, this Agreement or any Credit Document,
(c) change the amount of any fee or the time of payment thereof,
(d) change the definitions of "Majority Banks," or "Pro Rata Share" (e) modify the provisions of Sections 9 or 10, or (f) modify the provisions of this Section 17. Any such amendatory or supplemental agreement or waiver shall apply equally to each of the Banks or other holders of an obligation of the Company hereunder and shall be binding on the Company and all of the Banks and other holders of an obligation of the Company hereunder and the Administrative Agent and Co-Agent. No provision hereof relating to the Administrative Agent or the Co-Agent shall be amended, modified, or waived without the written consent of the Agent affected thereby. The Company shall be entitled to rely upon the provisions of any such amendatory or supplemental agreement or waiver if it shall have obtained any of the same in writing from the Administrative Agent who therein shall have represented that such agreement or waiver has been authorized in accordance with the provisions of this Section 17.

     18.  OTHER PROVISIONS.

          18.1 Sale of Participations; Assignments. Each Bank shall have the right at any time to (a) sell undivided participating interests in all or any part of its Commitments, the Credit Documents, any Acceptance Participation and any Bid Bankers Acceptance Obligation held by it or the obligations of the Company owing to such Bank under any of such Credit Documents to one or more commercial banks, merchant banks, savings and loan associations, mutual funds or any other financial institutions, (b) with the written consent of the Administrative Agent (whose consent shall not be unreasonably withheld) and the written consent of the Company (whose consent shall not be unreasonably withheld), transfer a portion or all of its Commitments or assign its interest in the Credit Documents, any Acceptance Participation and any Bid Bankers Acceptance Obligation held by it and the obligations of the Company owing to such Bank under any of such Credit Documents to another Bank or to one or more parties that are not parties to this Agreement and (c) pledge any of the foregoing interests for security purposes to a Federal Reserve Bank; provided, that (i) such Bank shall remain bound by Section 18.10 and such transferee or prospective transferee or assignee shall agree to be bound by said Section; (ii) any sale of a participating interest shall not relieve such Bank of any obligation or liability under this Agreement; (iii) such transfer or assignment will not result in any increased cost to the Administrative Agent (over and above the fee required in clause
(vii) of this Section 18.1) or the Company (unless, in the case of assignment, the Company and the Administrative Agent shall otherwise consent in writing); (iv) with respect to sales of participating interests, such Bank shall make and receive all payments for the account of its participants and shall retain exclusively, and shall continue to exercise exclusively, all rights of approval, administration, waiver and amendment available under this Agreement and with respect to such Bank's Credit Extensions made pursuant to this Agreement and such Bank's Credit Documents, even after giving effect to such sales, and such Bank shall not, except with respect only to those items set forth in clauses (a), (b) and (c) of Section 17, enter into any agreement with its participants that would require such Bank to obtain the consent or approval of any of its participants with respect to such rights, and such Bank shall make such arrangements with its participants as may be necessary to accomplish the foregoing; (v) no such disposition shall, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify any of the Credit Documents, the Acceptance Obligations, the Acceptance Participations or the Bid Bankers Acceptance Obligations under the blue sky law of any state; (vi) any party purchasing a participation shall not be entitled to receive any greater amount pursuant to Sections 7.1(b), 7.3, 7.8, 7.9 and 7.11 than the selling Bank in respect of the amount of such participation sold to such party had no such sale occurred; and (vii) each Bank effecting a transfer or assignment under clause (b) of this Section 18.1 shall pay to the Administrative Agent for its own account a transfer fee in the amount of $1,250 per assignment and the minimum aggregate principal amount of such such transfer or assignment shall be $7,500,000 (unless such Bank is transferring or assigning all of its remaining interest in its Commitments and the Credit Documents). Upon the effectiveness of any assignment (A) the assignee bank shall be deemed a "Bank" for all purposes of this Agreement, (B) the Commitments of the assignor Bank shall be reduced in whole or in part, as applicable, (C) the assignor Bank shall cease to be a "Bank" with respect to its Commitments so assigned for purposes of this Agreement, and (D) the assignor Bank shall no longer have any obligations hereunder with respect to its Commitments so assigned (except as provided in Section 18.10) or rights hereunder with respect to its Commitments so assigned (except as provided in Sections 7.3, 7.8, 7.9 and 19).

          18.2 No Waiver of Rights by the Banks. No failure on the part of the Administrative Agent or of any Bank to exercise, and no delay in exercising, any right or remedy hereunder or under the Credit Documents shall operate as a waiver thereof, except as provided in Section 17, nor shall any single or partial exercise by the Administrative Agent or any Bank of any right, remedy or power hereunder or thereunder preclude any other or future exercise thereof, or the exercise of any other right, remedy or power. The rights, remedies and powers provided herein and in the Credit Documents are cumulative and not exclusive of any other rights, remedies or powers which the Administrative Agent or the Banks or any holder of a Credit Document would otherwise have. Notice to or demand on the Company in any circumstance in which the terms of this Agreement or the Credit Documents do not require notice or demand to be given shall not entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Credit Document to take any other or further action in any circumstances without notice or demand.

          18.3 Headings; Plurals. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

          18.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Agreement or of any document required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart if signed by the party against whom the Agreement is being enforced.

          18.5 Severability. Every provision of this Agreement and the Credit Documents is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

          18.6 Integration. All exhibits to this Agreement shall be deemed to be a part of this Agreement. This Agreement, the exhibits hereto, the Credit Documents, the Fee Letters and the documents and instruments furnished in connection herewith and therewith from time to time embody the entire agreement and understanding between the Company, the Administrative Agent, the Co-Agent and the Banks with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the Company and the Administrative Agent, CoAgent and the Banks with respect to the subject matter hereof and thereof.

          18.7     Successors and Assigns; Survival of
Representations and Warranties. This Agreement shall be binding upon and inure to the benefit of the Banks, the Administrative Agent, Co-Agent and the Company and their respective successors and assigns, provided, however, that the Company may not assign or otherwise dispose of any of its rights or obligations hereunder except as provided in Section 12.9. The Administrative Agent may assign its agency to another institution wholly owned by or under common ownership with the Administrative Agent upon notice to all parties hereto. All covenants, agreements, warranties and representations made herein and in all certificates or other documents delivered in connection with this Agreement by or on behalf of the Company shall survive the execution and delivery hereof and thereof, and all such covenants, agreements, representations and warranties shall inure to the benefit of the respective successors and assigns of the Banks, Co-Agent and the Administrative Agent whether or not so expressed.

          18.8     APPLICABLE LAW; WAIVER OF TRIAL BY JURY.
THIS AGREEMENT AND THE CREDIT DOCUMENTS SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY, EACH BANK AND THE ADMINISTRATIVE AGENT EACH WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          18.9 Interest. At no time shall the interest rate payable on, or Discount Charge or Acceptance Commission with respect to, the Credit Documents, together with the Facility Fee to the extent the same is construed to constitute interest, exceed the maximum rate of interest permitted by law.

          18.10 Confidentiality. Each Bank shall maintain in confidence and not publish, disseminate or disclose in any manner or to any Person and shall not use (x) any material nonpublic information relating to the Company and its Subsidiaries or (y) any technical, nonfinancial information, data or know-how which is identified as confidential by the Company, in either case which may be furnished pursuant to this Agreement, including any such information which may be furnished pursuant to Section 11.7 (hereinafter collectively called "Confidential Information"), subject to each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process,
(b) right to disclose any such nontechnical or financial Confidential Information to bank examiners or any bank regulatory agency having jurisdiction over such Bank, its affiliates, auditors, counsel, other professional advisors and other Banks, (c) right to use any such Confidential Information in connection with the transactions set forth herein including, but not limited to, assignments or the sale of participations as provided in Section 18.1; provided, that any participant or assignee or prospective participant or assignee to whom Confidential Information shall be disclosed shall have agreed to be bound by the provisions of this Section 18.10 and (d) right to disclose any such Confidential Information in connection with the transactions set forth herein or in connection with any litigation or dispute involving the Banks and the Company or any of its Subsidiaries or any transfer or other disposition by such Bank of any of its Loans or other extensions of credit to the Company or any of its Subsidiaries; provided, however, that Confidential Information disclosed pursuant to clause (b) or (d) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof; and provided, further, that Confidential Information disclosed pursuant to applicable laws, regulations, subpoenas or other legal process shall be so disclosed subject to such confidentiality provisions, if any, as may be provided under applicable law. The Banks agree, to the extent permitted by applicable law, to use their best efforts promptly to notify the Company in writing of each order, subpoena or other legal process providing for the disclosure and/or production of Confidential Information and shall, to the extent permitted by applicable law, use their best efforts promptly to supply the Company with a copy of such order, subpoena or other legal process in order that the Company may intervene in the relevant administrative or legal proceeding or take other appropriate legal action to protect the confidentiality of such Confidential Information. Notwithstanding the foregoing provisions of this Section 18.10,
(i) the foregoing obligation of confidentiality shall not apply to any such Confidential Information that was known to such Bank or any of its affiliates, as evidenced by written records, prior to the time it received such Confidential Information from the Company or its Subsidiaries pursuant to this Agreement, other than as a result of the disclosure thereof by a Person who, to the knowledge or reasonable belief of such Bank, was prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law; and (ii) the foregoing obligation of confidentiality shall not apply to any such Confidential Information that becomes part of the public domain independently of any act of such Bank not permitted hereunder (through publication, the issuance of a patent disclosing such information or otherwise) or when identical or substantially similar information is received by such Bank without restriction as to its disclosure or use, from a Person who, to the knowledge or reasonable belief of such Bank, was not prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law.

          18.11    Banks' Representations.  Except as
contemplated by Section 18.1, each Bank represents to the Administrative Agent and the Company that, in acquiring its Credit Documents hereunder, it is acquiring same for its own account for the purpose of investment and not with a view to selling the same in connection with any distribution thereof (as such term is used in the Securities Act of 1933, as amended), provided that the disposition of each Bank's own property shall at all times be and remain within its control.

          18.12 Change in Accounting Principles. If any changes in accounting principles from those used in the preparation of the Financial Statements referred to in Section
8.8 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 11 and 12, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such changes had not been made.

          18.13 Reference Banks. Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby by 10:00 a.m. (Minneapolis time), on the day such quotations are required to be furnished hereunder. If any Reference Bank assigns or otherwise transfers its Credit Documents to an unaffiliated institution, the Administrative Agent shall, in consultation with the Company, and with the consent of the Majority Banks, appoint another Bank to act as a Reference Bank hereunder; provided, that at all times at least one Reference Bank shall be a Bank organized and existing under the laws of the United States or any state.

          18.14 Transfer of Credit Documents. In the event that the holder of any Credit Document (including any Bank) shall transfer such Credit Document pursuant to Section 18.1, it shall immediately advise the Administrative Agent and the Company of such transfer; provided, however, that the Company shall not be liable for any material increase in the amount which would have been payable by the Company under this Agreement and the Credit Documents in the absence of such transfer; and provided, further, that the Administrative Agent and the Company shall be entitled conclusively to assume that no transfer of any Credit Document has been made by any holder (including any Bank), unless and until the Administrative Agent and the Company shall have received written notice to the contrary. Subject to the provisions of Section 18.1, no Bank shall, by reason of the transfer of any Credit Document or otherwise, be relieved of any of its obligations hereunder.
Each transferee of any Credit Document shall take such Credit Document subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Administrative Agent and the Company of written notice of such transfer, by each previous holder of such Credit Document; and, except as expressly otherwise provided in such notice, the Administrative Agent and the Company shall be entitled conclusively to assume that the transferee named in such notice shall thereafter be vested with all rights and powers under this Agreement of the Bank named as the payee of the Credit Document which is the subject of such transfer.

          18.15 CONSENT TO JURISDICTION. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES (A) ANY OBJECTION THE COMPANY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY OF SUCH COURTS, AND (B) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY OF SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AGREES THAT SO LONG AS THE COMPANY SHALL BE OBLIGATED TO THE BANKS UNDER THIS AGREEMENT, THE COMPANY SHALL MAINTAIN DULY APPOINTED AGENTS REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT FOR THE SERVICE OF PROCESS IN ILLINOIS, AND SHALL KEEP THE ADMINISTRATIVE AGENT ADVISED IN WRITING OF THE IDENTITY AND LOCATION OF SUCH AGENTS. THE FAILURE OF SUCH AGENTS TO GIVE NOTICE TO THE COMPANY OF ANY SUCH SERVICE SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

          18.16 Waiver of Certain Provisions under Prior Agreements. Each Bank which is also a party to any of the Prior Agreements, including Bank of America National Trust and Savings Association and First Bank National Association, and the Company (i) hereby agree that on the Effective Date the commitments under the Prior Agreements shall be terminated, and the loans, if any, outstanding thereunder, and accrued interest thereon, and any accrued commitment fee, shall be prepaid by the Company, and (ii) hereby waive any provisions of such Prior Agreements which would require a longer notice period or a different type of notice.

     19.  COSTS.

              (a) Costs of Enforcement. The Company agrees to pay to the Administrative Agent, for the account of the Administrative Agent or the Banks upon receipt of an invoice therefor, whether or not any Credit Extension is made under this Agreement, the costs and other expenses (including, without limitation, reasonable legal fees (including the reasonable allocable cost of inside counsel) and disbursements) incurred by the Administrative Agent or any Bank (as a direct or indirect result of action taken or omitted to be taken by or on behalf of the Company) in enforcing or seeking to enforce against the Company any of the rights of the Administrative Agent, the Banks or any of them under this Agreement or any Credit Document.

              (b) Taxes. The Company agrees to pay all stamp, transfer and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement.
The Company shall pay all such taxes payable or determined to be payable in connection with the issuance of its Credit Documents and the making of any Credit Extension, and the Company agrees to save and hold the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

              (c) Defense of Proceedings. If any action, suit or proceeding arising under or in respect of this Agreement or any Credit Document is brought against the Administrative Agent, the Co-Agent, the Arranger, any Bank, or any other Person indemnified or intended to be indemnified pursuant to this
Section 19, the Company, to the extent and in the manner directed by the Person or Persons indemnified or intended to be indemnified, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Company (which counsel shall be acceptable to the Person or Persons indemnified or intended to be indemnified). If the Company shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Company contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Administrative Agent shall be repayable to it by the Company immediately upon the Administrative Agent's demand therefor, with interest at a rate per annum (computed on the basis of a year consisting of 365 or, when appropriate, 366 days and actual days elapsed) equal to the Reference Rate plus 1/4 of 1%.

              (d) Survival. The obligations of the Company under this Section 19 shall survive the repayment of the Credit
Extensions and the payment of all other sums due under this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                              IBP, inc.,
    a Delaware corporation

                              By:______________________________________

                              Name:____________________________________

                              Its:______________________________________

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, individually and
                              as Co-Agent

                              By:______________________________________

                              Name:____________________________________


                             Its:______________________________________

                              FIRST BANK NATIONAL ASSOCIATION,
                              in its capacity as Administrative Agent

                              By: ___________________________________


                              Name:___________________________________

                              Its:____________________________________

                              FIRST BANK NATIONAL ASSOCIATION,
                              individually

                              By: ____________________________________


                              Name:____________________________________

                              Its:____________________________________

                              THE BANK OF NEW YORK

                              By:_____________________________________


                              Name:____________________________________

                              Its: ____________________________________

                              THE BANK OF NOVA SCOTIA

                              By:  ____________________________________


                              Name:____________________________________

                              Its: ____________________________________

                              BANK OF TOKYO, LTD.,
                              CHICAGO BRANCH

                              By: ___________________________________


                              Name:____________________________________

                              Its:____________________________________



                              BANQUE NATIONALE DE PARIS,

                              By:____________________________________


                              Name:___________________________________

                              Its:___________________________________

                              CAISSE NATIONALE DE CREDIT AGRICOLE

                              By: ____________________________________

                              Name:____________________________________

                              Its:____________________________________

                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK B.A. "RABOBANK NEDERLAND",
                              NEW YORK BRANCH

                              By: ____________________________________


                              Name:____________________________________

                              Its:____________________________________

                              By: ____________________________________


                              Name:____________________________________

                              Its: ____________________________________

                                   THE DAI-ICHI KANGYO BANK,LTD.-
                                   LOS ANGELES AGENCY

                              By: ____________________________________


                             Name:____________________________________

                              Its:____________________________________

                              THE FUJI BANK, LIMITED - CHICAGO BRANCH

                              By: ____________________________________


                              Name:____________________________________

                              Its:____________________________________

                              THE INDUSTRIAL BANK OF JAPAN TRUST
                              COMPANY

                              By:____________________________________

                              Name:____________________________________

                              Its:____________________________________

                              ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO SpA

                              By: ____________________________________


                              Name:____________________________________

                              Its:____________________________________

                              MELLON BANK, N.A.

                              By: ____________________________________

                             Name:____________________________________

                              Its:____________________________________

                              THE MITSUI TRUST & BANKING CO.,LTD.,
                              NEW YORK BRANCH

                              By: ____________________________________


                             Name:____________________________________

                              Its:____________________________________



                              NATIONSBANK OF TEXAS, N.A.

                              By:____________________________________


                             Name:____________________________________

                              Its:____________________________________

                              THE SAKURA BANK, LIMITED

                              By: ____________________________________


                             Name:____________________________________

                              Its:____________________________________


                             THE SANWA BANK, LIMITED, CHICAGO
                             BRANCH

                              By: ____________________________________

                            Name:____________________________________

                             Its:____________________________________

                              THE TOKAI BANK, LIMITED,
                              CHICAGO BRANCH

                              By: ____________________________________


                            Name:____________________________________

                             Its:____________________________________

                              TORONTO DOMINION (TEXAS), INC.

                              By: ____________________________________


                            Name:____________________________________

                             Its:____________________________________

                              BOATMEN'S FIRST NATIONAL BANK OF
                              KANSAS CITY

                              By: ____________________________________


                            Name:____________________________________


                             Its:____________________________________



Exhibit 10.25

                      EMPLOYMENT AGREEMENT

                  PRODUCTION AND ADMINISTRATIVE

     This Agreement, effective the 1st day of March 1995 (the
"Effective Date"), by and between IBP, inc., a Delaware corporation (hereinafter referred to as "Employer"), and Richard
L. Bond (hereinafter referred to as "Employee").

                           WITNESSETH:     Employer hereby
agrees to employ, or agrees to continue to employ Employee, and Employee agrees to be employed upon the following terms and conditions.

     1. Duties. Employee shall perform the duties of President- Fresh Meats or shall serve in such other capacity and with such other duties for Employer as Employer shall hereafter from time to time prescribe.
     2.  Term of Employment.  The
term of employment shall be for a period of five (5) years, commencing on the Effective Date of this Agreement, unless terminated prior thereto in accordance with the provisions of this Agreement.
     3.  Compensation.  For the services to be
performed hereunder, Employee shall be compensated by Employer at the rate of not less than Three Hundred Thousand Dollars
($300,000.00) per year payable monthly, and in addition may receive awards under Employer's Cash Bonus Plan subject to the discretion of the senior management of Employer. Such compensation will be subject to review from time to time when salaries of other officers and managers of Employer are reviewed for consideration of increases therein.
     4. Participation in Benefit Programs. Employee shall be entitled to participate in any benefit programs generally applicable to officers of Employer adopted by Employer from time to time.
     5. Limitation on Outside Activities. Employee shall devote full employment energies, interest, abilities and time (except for personal investments) to the performance of obligations hereunder and shall not, without the written consent of the Chief Executive Officer of the Company, render to others any service of any kind or engage in any activity which conflicts or interferes with the performance of duties hereunder.
    6. Ownership of Employee's Inventions. All ideas, inventions, and other developments or improvements conceived by Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of Employer's business operations or that relate to any of Employer's work or projects, are the exclusive property of Employer. Employee agrees to assist Employer, at its expense, to obtain patents on any such patentable ideas, inventions, and other developments, and agrees to execute all documents necessary to obtain such patents in the name of Employer.
     7. Termination.
        (a)  Voluntary Termination.  Employee may
terminate this Agreement at any time by not less than one year's prior written notice to Employer. Employee shall not be entitled to any compensation from Employer for any period beyond
Employee's actual date of termination.
        (b) Resignation. In the event Employee shall resign from employment at the request of Employer, Employer shall compensate Employee at the rate and in the manner provided in Paragraph 3 above for a period after termination equivalent to the lesser of (i) one year, or (ii) the remainder of the term of this Agreement.
During the time Employee is being compensated in lieu of continued employment, the Employer shall have the right to require the Employee to perform consulting services from time to time on behalf of the Employer. Any out-of-pocket expenses associated with any such assignment shall be, upon proper documentation, reimbursed by Employer to Employee. In the event
Employer compensates Employee in lieu of continued employment, all remuneration or wages earned by Employee during such period, either as an employee, independent contractor or consultant to any person, firm, or corporation other than Employer, shall be a set-off to Employer's duty of compensation to Employee.
        (c) Company Termination. In the event Employer shall conclude, in its sole discretion, that it is no longer in the interest of the Company to continue the employment of Employee, the Employer may terminate this Agreement, and Employer shall have no further obligation to pay compensation to Employee after the effective date of termination.
        (d) Incapacity. If Employee is materially incapacitated from fully performing his or her duties pursuant to this Agreement by reason of illness or other incapacity or by reason of any statute, law, ordinance, regulation, order, judgment or decree, Employer may terminate this Agreement by 30 days written notice to Employee, but only in the event that such incapacity shall aggregate not less than one hundred twenty (120) days during any one year.
     8. Confidential Information, Trade Secrets, Limitation on
        Solicitation and Non-Compete Clause.
        (a) Employee shall receive, in addition to all regular compensation for services as described in Section 3 of this Employment Agreement,as additional consideration for signing this Employment
Agreement and for agreeing to abide and be bound by the terms, provisions and restrictions of this Section 8, the following:
          (i)  an award of such number of shares of Common
Stock of Employer under the terms and conditions of the Employer's new IBP Officer Long-Term Stock Plan as shall be equal to an aggregate value of $550,000 less amounts due to restrictions on promotional grants (see
Employee Award Letter;

          (ii) a grant of options to purchase an aggregate of Ten Thousand (10,000) shares of Common Stock of
Employer under the terms and conditions of the Employer's new IBP 1993 Stock Option Plan and each year on the annual grant date for stock options an Annual
Option Grant of options to purchase shares of Common
Stock of the Employer which is equal to three times
(3x) the Annual Option Level of the Employee's officer-position band option level, provided that the Employee has been on the payroll, whether as an officer or otherwise, at least six months prior to the annual grant date; and

          (iii) the right to receive Bonus Option Grants, under the terms and conditions of the new IBP 1993
Stock Option Agreement with Bonus Options shall be executed by the Employer and the Employee pursuant to the new IBP 1993 Stock Option Plan, upon the Employee's exercise of any options granted to the Employee which qualify as Incentive Stock Options (ISOs) under the Internal Revenue Code of 1990, as amended or superseded.

       (b) Employee recognizes that, as a result of his employment hereunder (and his employment, if any, with Employer for periods prior to the Effective Date), he has had and will continue to have access to confidential information, trade secrets, proprietary information, intellectual property, and other documents, data, and information concerning methods, processes, controls, techniques, formulae, production, distribution, purchasing, financial analysis, returns and reports which is the property of and integral to the operations and success of Employer, and therefore agrees to be bound by the provisions of this Section 8, which Employee agrees and acknowledges to be reasonable and to be necessary to protect legitimate and important business interests and concerns of Employer.
       (c) Employee agrees that he will not divulge to any person, nor use to the detriment of Employer or any of its subsidiaries, nor use in any business or process of manufacture competitive with or similar to any business or process of manufacture of Employer or any of its subsidiaries, at any time during the term of this Agreement or thereafter, any of the Employer's trade secrets, without first obtaining the express written permission of Employer. A trade secret shall include any formula, pattern, device or compilation of information used by Employer in its business. For purposes of this Section 8, the compilation of information shall include, without limitation, the identity of customers and suppliers and information reflecting their interests, preferences, credit-worthiness, likely receptivity to solicitation for participation in various transactions and related information obtained during the course of his employment with Employer.
     (d) Employee agrees that at the time of leaving the employ of Employer he will deliver to Employer, and not keep or deliver to anyone else, any and all notebooks, memoranda, documents and, in general, any and all materials relating to Employer's business, or constituting Employer's property. Employee further agrees that he will not, directly or indirectly, request or advise any customers or suppliers of Employer or any of its subsidiaries to withdraw, curtail or cancel its business with Employer or any of its subsidiaries.
     (e) During the term of Employee's employment with the Employer and for a period of one (1) year from the termination of Employee's employment for any reason whatsoever, Employee (i) will not directly or indirectly, in the United States, own, manage, operate, control, or participate in as a partner, director, holder of more than 5% of the outstanding voting shares, principal or officer, any business in direct competition with the business of the Employer and (ii) will not accept employment or be employed by any such firm or corporation in any position where he would perform services materially similar to those which he has provided for Employer during the term hereof.
     (f) Employee recognizes that he possesses confidential information and trade secrets about other employees of Employer and its subsidiaries relating to their education, experience, skills, abilities, salary and benefits, and interpersonal relationships with customers and suppliers of Employer and its subsidiaries.
Employee recognizes that the information he possesses about these other employees is not generally known, is of substantial value to Employer in securing and retaining customers and suppliers, and was acquired by Employee because of his business position with Employer. Employee agrees that during his employment hereunder, and for a period of three (3) years thereafter, Employee shall not, directly or indirectly, solicit or contact any employee or agent of Employer or any of its subsidiaries, with a view to inducing or encouraging such employee or agent to leave the employ of Employer or any of its subsidiaries, for the purpose of being hired by Employee, an employer affiliated with Employee, or any competitor of Employer or any of its subsidiaries. Employee agrees that he will not convey any such confidential information or trade secrets about other employees to anyone affiliated with Employee or to any competitor of Employer or any of its subsidiaries.
      (g) Employee acknowledges that the restrictions contained in this
Section 8 are reasonable and necessary to protect Employer's interest in this agreement and that any breach thereof will result in an irreparable injury to Employer for which Employer has no adequate remedy at law. Employee therefore agrees that, in the event that Employee breaches any of the provisions contained in this Section 8, Employer shall be authorized and entitled to seek from any court of competent jurisdiction (i) a temporary restraining order, (ii) preliminary and permanent injunctive relief, (iii) an equitable accounting of all profits or benefits arising out of such breach, and (iv) direct, incidental and consequential damages arising from such breach.
      (h) Employer and Employee have attempted to specify a reasonable period of time, a reasonable area and reasonable restrictions to which this Section 8 shall apply. Employer and Employee agree that if a court or administrative body should subsequently determine that the terms of this Section 8 are greater than reasonably necessary to protect Employer's interest, Employer agrees to waive those terms which are found by a court or administrative body to be greater than reasonably necessary to protect Employer's interest and to request that the court or administrative body reform this Agreement specifying a reasonable period of time and such other reasonable restrictions as the court or administrative body deems necessary.
       (i) Employee further agrees that this Section 8 is an integral part of this agreement, and that should a court fail or refuse to enforce the restrictions contained herein in such a manner as to effectively enjoin competitive activity, the Employer shall recover from Employee, and the court shall award as damages to the Employer, the consideration provided to and elected by Employee under the terms of Section 8(a) above (or the monetary equivalent thereof), its costs and its reasonable attorney's fees.
    9. Modification. This Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or bind either of the parties hereto, except for a confidentiality agreement between the parties dated February 1, 1980. This Agreement cannot be modified except by a writing signed by both parties.
   10. Assignment. This Agreement shall be binding upon Employee, his heirs, executors and assigns and upon Employer, its successors and assigns.
   11. Applicable Law. This agreement is made and entered into in the State of South Dakota. The validity, interpretation, performance and enforcement of this agreement shall be governed by the internal laws of said State of South Dakota, without giving effect to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                         IBP, inc.

                         By /s/ Robert L. Peterson
                            ----------------------

                            /s/ Richard L. Bond
                            ----------------------
                            (Employee)



Exhibit 10.26

                      EMPLOYMENT AGREEMENT

                  PRODUCTION AND ADMINISTRATIVE

     This Agreement, effective the 1st day of Mrach, 1995 (the
"Effective Date"), by and between IBP, inc., a Delaware corporation (hereinafter referred to as "Employer"), and Eugene
D. Leman (hereinafter referred to as "Employee").

                           WITNESSETH:

     Employer hereby agrees to employ, or agrees to continue to employ Employee, and Employee agrees to be employed upon the following terms and conditions.

     1. Duties. Employee shall perform the duties of President- Allied Products or shall serve in such other capacity and with such other duties for Employer as Employer shall hereafter from time to time prescribe.
     2. Term of Employment. The term of employment shall be for a period of five (5) years, commencing on the Effective Date of this Agreement, unless terminated prior thereto in accordance with the provisions of this Agreement.
     3. Compensation. For the services to be performed hereunder, Employee shall be compensated by Employer at the rate of not less than Two Hundred Twenty Thousand Dollars ($220,000.00) per year payable monthly, and in addition may receive awards under Employer's Cash Bonus
Plan subject to the discretion of the senior management of Employer. Such compensation will be subject to review from time to time when salaries of other officers and managers of Employer are reviewed for consideration of increases therein.
     4. Participation in Benefit Programs. Employee shall be entitled to participate in any benefit programs generally applicable to officers of Employer adopted by Employer from time to time.
     5. Limitation on Outside Activities. Employee shall devote full employment energies, interest, abilities and time (except for personal investments) to the performance of obligations hereunder and shall not, without the written consent of the Chief Executive Officer of the Company, render to others any service of any kind or engage in any activity which conflicts or interferes with the performance of duties hereunder.
     6. Ownership of Employee's Inventions. All ideas, inventions, and other developments or improvements conceived by Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of Employer's business operations or that relate to any of Employer's work or projects, are the exclusive property of Employer. Employee agrees to assist Employer, at its expense, to obtain patents on any such patentable ideas, inventions, and other developments, and agrees to execute all documents necessary to obtain such patents in the name of Employer.
     7.  Termination.
       (a)  Voluntary Termination.  Employee may
terminate this Agreement at any time by not less than one year's prior written notice to Employer. Employee shall not be entitled to any compensation from Employer for any period beyond
Employee's actual date of termination.
       (b) Resignation. In the event Employee shall resign from employment at the request of Employer, Employer shall compensate Employee at the rate and in the manner provided in Paragraph 3 above for a period after termination equivalent to the lesser of (i) one year, or (ii) the remainder of the term of this Agreement.
During the time Employee is being compensated in lieu of continued employment, the Employer shall have the right to require the Employee to perform consulting services from time to time on behalf of the Employer. Any out-of-pocket expenses associated with any such assignment shall be, upon proper documentation, reimbursed by Employer to Employee. In the event
Employer compensates Employee in lieu of continued employment, all remuneration or wages earned by Employee during such period, either as an employee, independent contractor or consultant to any person, firm, or corporation other than Employer, shall be a set-off to Employer's duty of compensation to Employee.
      (c) Company Termination. In the event Employer shall conclude, in its sole discretion, that it is no longer in the interest of the Company to continue the employment of Employee, the Employer may terminate this Agreement, and Employer shall have no further obligation to pay compensation to Employee after the effective date of termination.
      (d)  Incapacity.  If Employee is
materially incapacitated from fully performing his or her duties pursuant to this Agreement by reason of illness or other incapacity or by reason of any statute, law, ordinance, regulation, order, judgment or decree, Employer may terminate this Agreement by 30 days written notice to Employee, but only in the event that such incapacity shall aggregate not less than one hundred twenty (120) days during any one year.
    8. Confidential Information, Trade Secrets, Limitation on
       Solicitation and Non-Compete Clause.
      (a) Employee shall receive, in addition to all regular compensation for services as described in Section 3 of this Employment Agreement, as additional consideration for signing this Employment
Agreement and for agreeing to abide and be bound by the terms, provisions and restrictions of this Section 8, the following:
          (i)  an award of such number of shares of Common
Stock of Employer under the terms and conditions of the Employer's new IBP Officer Long-Term Stock Plan as shall be equal to an aggregate value of $500,000 less amounts due restrictions on promotional grants (see
Employee Aeard Letter);

          (ii) a grant of options to purchase an aggregate of Five Thousand (5,000) shares of Common Stock of
Employer under the terms and conditions of the Employer's new IBP 1993 Stock Option Plan and each year on the annual grant date for stock options an Annual
Option Grant of options to purchase shares of Common
Stock of the Employer which is equal to three times
(3x) the Annual Option Level of the Employee's officer-position band option level, provided that the Employee has been on the payroll, whether as an officer or otherwise, at least six months prior to the annual grant date; and

         (iii) the right to receive Bonus Option Grants, under the terms and conditions of the new IBP 1993
Stock Option Agreement with Bonus Options shall be executed by the Employer and the Employee pursuant to the new IBP 1993 Stock Option Plan, upon the Employee's exercise of any options granted to the Employee which qualify as Incentive Stock Options (ISOs) under the Internal Revenue Code of 1990, as amended or superseded.

     (b) Employee recognizes that, as a result of his employment hereunder (and his employment, if any, with Employer for periods prior to the Effective Date), he has had and will continue to have access to confidential information, trade secrets, proprietary information, intellectual property, and other documents, data, and information concerning methods, processes, controls, techniques, formulae, production, distribution, purchasing, financial analysis, returns and reports which is the property of and integral to the operations and success of Employer, and therefore agrees to be bound by the provisions of this Section 8, which Employee agrees and acknowledges to be reasonable and to be necessary to protect legitimate and important business interests and concerns of Employer.
      (c) Employee agrees that he will not divulge to any person, nor use to the detriment of Employer or any of its subsidiaries, nor use in any business or process of manufacture competitive with or similar to any business or process of manufacture of Employer or any of its subsidiaries, at any time during the term of this Agreement or thereafter, any of the Employer's trade secrets, without first obtaining the express written permission of Employer. A trade secret shall include any formula, pattern, device or compilation of information used by Employer in its business. For purposes of this Section 8, the compilation of information shall include, without limitation, the identity of customers and suppliers and information reflecting their interests, preferences, credit-worthiness, likely receptivity to solicitation for participation in various transactions and related information obtained during the course of his employment with Employer.
   (d) Employee agrees that at the time of leaving the employ of Employer he will deliver to Employer, and not keep or deliver to anyone else, any and all notebooks, memoranda, documents and, in general, any and all materials relating to Employer's business, or constituting Employer's property. Employee further agrees that he will not, directly or indirectly, request or advise any customers or suppliers of Employer or any of its subsidiaries to withdraw, curtail or cancel its business with Employer or any of its subsidiaries.
    (e) During the term of Employee's employment with the Employer and for a period of one (1) year from the termination of Employee's employment for any reason whatsoever, Employee (i) will not directly or indirectly, in the United States, own, manage, operate, control, or participate in as a partner, director, holder of more than 5% of the outstanding voting shares, principal or officer, any business in direct competition with the business of the Employer and (ii) will not accept employment or be employed by any such firm or corporation in any position where he would perform services materially similar to those which he has provided for Employer during the term hereof.
   (f) Employee recognizes that he possesses confidential information and trade secrets about other employees of Employer and its subsidiaries relating to their education, experience, skills, abilities, salary and benefits, and interpersonal relationships with customers and suppliers of Employer and its subsidiaries.
Employee recognizes that the information he possesses about these other employees is not generally known, is of substantial value to Employer in securing and retaining customers and suppliers, and was acquired by Employee because of his business position with Employer. Employee agrees that during his employment hereunder, and for a period of three (3) years thereafter, Employee shall not, directly or indirectly, solicit or contact any employee or agent of Employer or any of its subsidiaries, with a view to inducing or encouraging such employee or agent to leave the employ of Employer or any of its subsidiaries, for the purpose of being hired by Employee, an employer affiliated with Employee, or any competitor of Employer or any of its subsidiaries. Employee agrees that he will not convey any such confidential information or trade secrets about other employees to anyone affiliated with Employee or to any competitor of Employer or any of its subsidiaries.
    (g) Employee acknowledges that the restrictions contained in this
Section 8 are reasonable and necessary to protect Employer's interest in this agreement and that any breach thereof will result in an irreparable injury to Employer for which Employer has no adequate remedy at law. Employee therefore agrees that, in the event that Employee breaches any of the provisions contained in this Section 8, Employer shall be authorized and entitled to seek from any court of competent jurisdiction (i) a temporary restraining order, (ii) preliminary and permanent injunctive relief, (iii) an equitable accounting of all profits or benefits arising out of such breach, and (iv) direct, incidental and consequential damages arising from such breach.
    (h) Employer and Employee have attempted to specify a reasonable period of time, a reasonable area and reasonable restrictions to which this Section 8 shall apply. Employer and Employee agree that if a court or administrative body should subsequently determine that the terms of this Section 8 are greater than reasonably necessary to protect Employer's interest, Employer agrees to waive those terms which are found by a court or administrative body to be greater than reasonably necessary to protect Employer's interest and to request that the court or administrative body reform this Agreement specifying a reasonable period of time and such other reasonable restrictions as the court or administrative body deems necessary.
    (i) Employee further agrees that this Section 8 is an integral part of this agreement, and that should a court fail or refuse to enforce the restrictions contained herein in such a manner as to effectively enjoin competitive activity, the Employer shall recover from Employee, and the court shall award as damages to the Employer, the consideration provided to and elected by Employee under the terms of Section 8(a) above (or the monetary equivalent thereof), its costs and its reasonable attorney's fees.
   9. Modification. This Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or bind either of the parties hereto, except for a confidentiality agreement between the parties dated October 29, 1981. This Agreement cannot be modified except by a writing signed by both parties.
   10. Assignment. This Agreement shall be binding upon Employee, his heirs, executors and assigns and upon Employer, its successors and assigns.
   11. Applicable Law. This agreement is made and entered into in the State of South Dakota. The validity, interpretation, performance and enforcement of this agreement shall be governed by the internal laws of said State of South Dakota, without giving effect to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                         IBP, inc.

                         By /s/ Robert L. Peterson
                            ----------------------

                            /s/ Eugene D. Leman
                            ----------------------
                                 (Employee)


Exhibit 10.27


                      EMPLOYMENT AGREEMENT

                  PRODUCTION AND ADMINISTRATIVE

     This Agreement, effective the 1st day of March, 1995 (the
"Effective Date"), by and between IBP, inc., a Delaware corporation (hereinafter referred to as "Employer"), and David
C. Layhee (hereinafter referred to as "Employee").

                           WITNESSETH:
    Employer hereby agrees to employ, or agrees to continue to employ Employee, and Employee agrees to be employed upon the following terms and conditions.

     1. Duties. Employee shall perform the duties of President- Consumer Products or shall serve in such other capacity and with such other duties for Employer as Employer shall hereafter from time to time prescribe.
    2. Term of Employment. The term of employment shall be for a period of five (5) years, commencing on the Effective Date of this Agreement, unless terminated prior thereto in accordance with the provisions of this Agreement.
    3. Compensation. For the services to be performed hereunder, Employee shall be compensated by Employer at the rate of not less than Two Hundred Thousand Dollars ($200,000,000) per year payable monthly, and in addition may receive awards under Employer's Cash Bonus Plan subject to the discretion of the senior management of Employer.
Such compensation will be subject to review from time to time when salaries of other officers and managers of Employer are reviewed for consideration of increases therein.
    4. Participation in Benefit Programs. Employee shall be entitled to participate in any benefit programs generally applicable to officers of Employer adopted by Employer from time to time.
    5. Limitation on Outside Activities. Employee shall devote full employment energies, interest, abilities and time (except for personal investments) to the performance of obligations hereunder and shall not, without the written consent of the Chief Executive Officer of the Company, render to others any service of any kind or engage in any activity which conflicts or interferes with the performance of duties hereunder.
    6. Ownership of Employee's Inventions. All ideas, inventions, and other developments or improvements conceived by Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of Employer's business operations or that relate to any of Employer's work or projects, are the exclusive property of Employer. Employee agrees to assist Employer, at its expense, to obtain patents on any such patentable ideas, inventions, and other developments, and agrees to execute all documents necessary to obtain such patents in the name of Employer.
    7.  Termination.
      (a)  Voluntary Termination.  Employee may
terminate this Agreement at any time by not less than one year's prior written notice to Employer. Employee shall not be entitled to any compensation from Employer for any period beyond
Employee's actual date of termination.
      (b) Resignation. In the event Employee shall resign from employment at the request of Employer, Employer shall compensate Employee at the rate and in the manner provided in Paragraph 3 above for a period after termination equivalent to the lesser of (i) one year, or (ii) the remainder of the term of this Agreement.
During the time Employee is being compensated in lieu of continued employment, the Employer shall have the right to require the Employee to perform consulting services from time to time on behalf of the Employer. Any out-of-pocket expenses associated with any such assignment shall be, upon proper documentation, reimbursed by Employer to Employee. In the event
Employer compensates Employee in lieu of continued employment, all remuneration or wages earned by Employee during such period, either as an employee, independent contractor or consultant to any person, firm, or corporation other than Employer, shall be a set-off to Employer's duty of compensation to Employee.
      (c) Company Termination. In the event Employer shall conclude, in its sole discretion, that it is no longer in the interest of the Company to continue the employment of Employee, the Employer may terminate this Agreement, and Employer shall have no further obligation to pay compensation to Employee after the effective date of termination.
      (d)  Incapacity.  If Employee is
materially incapacitated from fully performing his or her duties pursuant to this Agreement by reason of illness or other incapacity or by reason of any statute, law, ordinance, regulation, order, judgment or decree, Employer may terminate this Agreement by 30 days written notice to Employee, but only in the event that such incapacity shall aggregate not less than one hundred twenty (120) days during any one year.
    8. Confidential Information, Trade Secrets, Limitation on
       Solicitation and Non-Compete Clause.
      (a) Employee shall receive, in addition to all regular compensation for services as described in Section 3 of this Employment Agreement, as additional consideration for signing this Employment
Agreement and for agreeing to abide and be bound by the terms, provisions and restrictions of this Section 8, the following:
         (i)  an award of such number of shares of Common
Stock of Employer under the terms and conditions of the Employer's new IBP Officer Long-Term Stock Plan as shall be equal to an aggregate value of $500,000 less amounts due to restrictions on promotional grants (see
Employee Award Letter);

         (ii) a grant of options to purchase an aggregate of Five Thousand (5,000) shares of Common Stock of
Employer under the terms and conditions of the Employer's new IBP 1993 Stock Option Plan and each year on the annual grant date for stock options an Annual
Option Grant of options to purchase shares of Common
Stock of the Employer which is equal to three times
(3x) the Annual Option Level of the Employee's officer-position band option level, provided that the Employee has been on the payroll, whether as an officer or otherwise, at least six months prior to the annual grant date; and

         (iii) the right to receive Bonus Option Grants, under the terms and conditions of the new IBP 1993
Stock Option Agreement with Bonus Options shall be executed by the Employer and the Employee pursuant to the new IBP 1993 Stock Option Plan, upon the Employee's exercise of any options granted to the Employee which qualify as Incentive Stock Options (ISOs) under the Internal Revenue Code of 1990, as amended or superseded.

     (b) Employee recognizes that, as a result of his employment hereunder (and his employment, if any, with Employer for periods prior to the Effective Date), he has had and will continue to have access to confidential information, trade secrets, proprietary information, intellectual property, and other documents, data, and information concerning methods, processes, controls, techniques, formulae, production, distribution, purchasing, financial analysis, returns and reports which is the property of and integral to the operations and success of Employer, and therefore agrees to be bound by the provisions of this Section 8, which Employee agrees and acknowledges to be reasonable and to be necessary to protect legitimate and important business interests and concerns of Employer.
      (c) Employee agrees that he will not divulge to any person, nor use to the detriment of Employer or any of its subsidiaries, nor use in any business or process of manufacture competitive with or similar to any business or process of manufacture of Employer or any of its subsidiaries, at any time during the term of this Agreement or thereafter, any of the Employer's trade secrets, without first obtaining the express written permission of Employer. A trade secret shall include any formula, pattern, device or compilation of information used by Employer in its business. For purposes of this Section 8, the compilation of information shall include, without limitation, the identity of customers and suppliers and information reflecting their interests, preferences, credit-worthiness, likely receptivity to solicitation for participation in various transactions and related information obtained during the course of his employment with Employer.
     (d) Employee agrees that at the time of leaving the employ of Employer he will deliver to Employer, and not keep or deliver to anyone else, any and all notebooks, memoranda, documents and, in general, any and all materials relating to Employer's business, or constituting Employer's property. Employee further agrees that he will not, directly or indirectly, request or advise any customers or suppliers of Employer or any of its subsidiaries to withdraw, curtail or cancel its business with Employer or any of its subsidiaries.
     (e) During the term of Employee's employment with the Employer and for a period of one (1) year from the termination of Employee's employment for any reason whatsoever, Employee (i) will not directly or indirectly, in the United States, own, manage, operate, control, or participate in as a partner, director, holder of more than 5% of the outstanding voting shares, principal or officer, any business in direct competition with the business of the Employer and (ii) will not accept employment or be employed by any such firm or corporation in any position where he would perform services materially similar to those which he has provided for Employer during the term hereof.
     (f) Employee recognizes that he possesses confidential information and trade secrets about other employees of Employer and its subsidiaries relating to their education, experience, skills, abilities, salary and benefits, and interpersonal relationships with customers and suppliers of Employer and its subsidiaries.
Employee recognizes that the information he possesses about these other employees is not generally known, is of substantial value to Employer in securing and retaining customers and suppliers, and was acquired by Employee because of his business position with Employer. Employee agrees that during his employment hereunder, and for a period of three (3) years thereafter, Employee shall not, directly or indirectly, solicit or contact any employee or agent of Employer or any of its subsidiaries, with a view to inducing or encouraging such employee or agent to leave the employ of Employer or any of its subsidiaries, for the purpose of being hired by Employee, an employer affiliated with Employee, or any competitor of Employer or any of its subsidiaries. Employee agrees that he will not convey any such confidential information or trade secrets about other employees to anyone affiliated with Employee or to any competitor of Employer or any of its subsidiaries.
       (g) Employee acknowledges that the restrictions contained in this
Section 8 are reasonable and necessary to protect Employer's interest in this agreement and that any breach thereof will result in an irreparable injury to Employer for which Employer has no adequate remedy at law. Employee therefore agrees that, in the event that Employee breaches any of the provisions contained in this Section 8, Employer shall be authorized and entitled to seek from any court of competent jurisdiction (i) a temporary restraining order, (ii) preliminary and permanent injunctive relief, (iii) an equitable accounting of all profits or benefits arising out of such breach, and (iv) direct, incidental and consequential damages arising from such breach.
      (h) Employer and Employee have attempted to specify a reasonable period of time, a reasonable area and reasonable restrictions to which this Section 8 shall apply. Employer and Employee agree that if a court or administrative body should subsequently determine that the terms of this Section 8 are greater than reasonably necessary to protect Employer's interest, Employer agrees to waive those terms which are found by a court or administrative body to be greater than reasonably necessary to protect Employer's interest and to request that the court or administrative body reform this Agreement specifying a reasonable period of time and such other reasonable restrictions as the court or administrative body deems necessary.
     (i) Employee further agrees that this Section 8 is an integral part of this agreement, and that should a court fail or refuse to enforce the restrictions contained herein in such a manner as to effectively enjoin competitive activity, the Employer shall recover from Employee, and the court shall award as damages to the Employer, the consideration provided to and elected by Employee under the terms of Section 8(a) above (or the monetary equivalent thereof), its costs and its reasonable attorney's fees.
   9. Modification. This Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or bind either of the parties hereto, except for a confidentiality agreement between the parties dated February 9, 1978. This Agreement cannot be modified except by a writing signed by both parties.
   10. Assignment. This Agreement shall be binding upon Employee, his heirs, executors and assigns and upon Employer, its successors and assigns.
   11. Applicable Law. This agreement is made and entered into in the State of South Dakota. The validity, interpretation, performance and enforcement of this agreement shall be governed by the internal laws of said State of South Dakota, without giving effect to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                         IBP, inc.

                         By /s/ Robert L. Peterson
                            ----------------------

                            /s/ Dave Layhee
                            ----------------------
                                (Employee)